UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Hillenbrand, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HILLENBRAND, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held February 26, 2014

The Annual Meeting of the shareholders of Hillenbrand, Inc. (the “Company”) will be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, on Wednesday, February 26, 2014, at 10:00 a.m. Eastern Standard Time, for the following purposes:

(1)                                 to elect five members to the Board of Directors;

(2)                                 to approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers;

(3)                                 to approve the amendment and restatement of the Hillenbrand, Inc. Stock Incentive Plan;

(4)                                 to approve the amendment and restatement of the Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives;

(5)                                 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

(6)                                 to transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors,

John R. Zerkle
Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting of shareholders to be held on February 26, 2014.  This proxy statement and our 2013 Annual Report to Shareholders are available on the Internet at www.hillenbrand.com.

January 8, 2014

HILLENBRAND, INC.

PROXY STATEMENT

This proxy statement relates to the solicitation by the Board of Directors of Hillenbrand, Inc. (the “Company” or “Hillenbrand”) of proxies for use at the Annual Meeting of the Company’s shareholders to be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 934-7500, on Wednesday, February 26, 2014, at 10:00 a.m. Eastern Standard Time, and at any postponements or adjournments of the meeting.  This proxy statement was first mailed to shareholders on or about January 8, 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers will explain the purpose of this proxy statement and what you need to know in order to vote your shares.  Throughout these questions and answers and the proxy statement, we sometimes refer to Hillenbrand and the Company in terms of “we,” “us,” or “our.”

Q:                                  What is the purpose of this proxy statement?

A:                                   The Board of Directors of Hillenbrand (the “Board”) is soliciting your proxy to vote at the 2014 Annual Meeting of the shareholders of Hillenbrand because you were a shareholder at the close of business on December 20, 2013, the record date for the 2014 Annual Meeting, and are entitled to vote at the Annual Meeting.  The record date for the 2014 Annual Meeting was established by the Board in accordance with our Amended and Restated Code of By-laws (the “By-laws”) and Indiana law.

This proxy statement contains the matters that must be set out in a proxy statement according to the rules of the U.S. Securities and Exchange Commission (the “SEC”) and provides the information you need to know to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.

Q:                                  What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

A:                                   If your shares are registered directly in your name with Hillenbrand’s transfer agent, Computershare Investor Services, you are the “shareholder of record” with respect to those shares, and you tell us directly how your shares are to be voted.

If your shares are held in a stock brokerage account or by a bank or other nominee, then your nominee is the shareholder of record for your shares and you are considered the “beneficial owner” of shares held in street name.  As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares.

Q:                                  What am I being asked to vote on?

A:	•	Election of five directors: Joy M. Greenway, W August Hillenbrand, Thomas H. Johnson, Neil S. Novich, and Joe A. Raver;

•                              Approval, by a non-binding advisory vote, of the compensation paid to the Company’s Named Executive Officers,(1) as disclosed pursuant to SEC compensation disclosure rules in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement and in any related material herein (the “Say on Pay Vote”);

•                              Approval of the amendment and restatement of the Hillenbrand, Inc. Stock Incentive Plan;

•                              Approval of the amendment and restatement of the Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives; and

•                              Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.

The Board recommends a vote FOR each of the director nominees; FOR approval of the compensation paid to the Named Executive Officers of the Company pursuant to the Say on Pay Vote; FOR approval of the amendment and restatement of the Hillenbrand, Inc. Stock Incentive Plan; FOR approval of the amendment and restatement of the Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2014.

Q:                                  What are the voting requirements to elect the directors and to approve the other proposals being voted on?

A:                                   Under Indiana law, corporate directors are elected by a “plurality” of the votes cast for the election of directors.  A plurality means, in this case, that the five nominees receiving the most votes in their favor at the Annual Meeting will be elected to the Board.

While directors are elected by a plurality under Indiana law, the Company’s Board of Directors has adopted Corporate Governance Standards providing that, notwithstanding the minimum requirements of Indiana Law, any individual elected as a director with less than a majority of the votes cast in an uncontested election must immediately resign from the Board.

The adoption of each of the proposals to approve the compensation paid to the Named Executive Officers, to approve the amendment and restatement of the Hillenbrand, Inc. Stock Incentive Plan and Short-Term Incentive Compensation Plan for Key Executives, and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast for or against approval.

If you are present or represented by proxy at the Annual Meeting and you affirmatively elect to abstain, your abstention, as well as any broker non-votes, will not be counted as votes cast on any matter to which they relate.  See “How will my shares be voted?” below for more information about broker non-votes.

(1)   Our Named Executive Officers are those officers specified by Item 402(a)(3) of the SEC’s Regulation S-K.  See the discussion under the heading “Introduction” in the “Compensation Discussion and Analysis” section of this proxy statement for more information regarding Named Executive Officers.

Q:                                  How many votes do I have?

A:                                   You are entitled to one vote for each share of Hillenbrand common stock that you held as of the record date.

Q:                                  How do I vote?

A:                                   The different ways that you (if you are a shareholder of record) or your nominee (if you are a beneficial owner) can tell us how to vote your shares depend on how you received your proxy statement this year.

For shareholders of record, many of you were not mailed a paper copy of proxy materials, including this proxy statement, a proxy card, and our 2013 Annual Report to Shareholders.  Instead, commencing on or about January 8, 2014, we sent you a Notice of Internet Availability of Proxy Materials (“Notice”) telling you that proxy materials are available at the web site indicated in that Notice, www.proxyvote.com, and giving you instructions for voting your shares at that web site.  We also told you in that Notice (and on the web site) how you could request us to mail proxy materials to you.  If you subsequently do receive proxy materials by mail, you can vote in any of the ways described below.  If not, you must vote via the Internet (and we encourage you to do so) at www.proxyvote.com or in person at the Annual Meeting as explained below.

With respect to shareholders of record who received proxy materials by mail, we commenced mailing on or about January 8, 2014.  You can vote using any of the following methods:

•                  Proxy card or voting instruction card.  Be sure to complete, sign, and date the card and return it in the prepaid envelope.

•                  By telephone or the Internet.  The telephone and Internet voting procedures established by Hillenbrand for shareholders of record are explained in detail on your proxy card and in the Notice many shareholders receive.  These procedures are designed to authenticate your identity, to allow you to give your voting instructions, and to confirm that these instructions have been properly recorded.

•                  In person at the Annual Meeting.  You may vote in person at the Annual Meeting.  You may also be represented by another person at the meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares and want to attend the meeting and vote in person, you must obtain a legal proxy from your broker, bank, or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

With respect to the beneficial owners of shares held by nominees, the methods by which you can access proxy materials and give voting instructions to your nominee may vary, depending on the nominee.  Accordingly, if you are a beneficial owner, you should follow the instructions provided by your nominee.

Q:                                  I share an address with another shareholder and we received only one Notice of Internet Availability of Proxy Materials or one paper copy of the proxy materials, as applicable.  How may I obtain an additional copy?

A:                                   The Company has adopted a procedure called “householding,” which the SEC has approved.  Under this procedure, the Company is delivering a single copy of either the Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials, as applicable, to multiple shareholders who share the same address, unless the Company has received contrary instructions from one or more of the shareholders.  This procedure reduces the Company’s printing costs, mailing costs, and fees.  Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials, as applicable, will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy.  To receive a separate copy, or a separate copy of future materials, shareholders may write or call the Company’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana, 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.  Shareholders who hold shares in street name may contact their broker, bank, or other nominee to request information about householding.

Q:                                  How will my shares be voted?

A:                                   For shareholders of record, all shares represented by the proxies mailed to shareholders will be voted at the Annual Meeting in accordance with instructions given by the shareholders.  Where proxies are returned without instructions, the shares will be voted:  (1) FOR the election of each of the five nominees named above as directors of the Company; (2) FOR the approval of the compensation paid to the Named Executive Officers pursuant to the Say on Pay Vote; (3) FOR the approval of the amendment and restatement of the Hillenbrand, Inc. Stock Incentive Plan; (4) FOR the approval of the amendment and restatement of the Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives; (5) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company; and (6) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting.  Where a proxy is not returned, the shares will not be voted.

For beneficial owners, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed.  If the broker, bank, or nominee has not received instructions from the beneficial owner, the broker, bank, or nominee generally has discretionary voting power only with respect to matters that are considered routine matters.  Under applicable New York Stock Exchange rules, Proposal No. 1 relating to the election of directors, Proposal No. 2 relating to an advisory vote to approve named executive officer compensation, Proposal No. 3 relating to approval of the amendment and restatement of the Hillenbrand, Inc. Stock Incentive Plan, and Proposal No. 4 relating to approval of the amendment and restatement of the Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives are deemed to be non-routine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owners of the shares.  Proposal No. 5 relating to the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company is a matter on which brokers holding stock for the accounts of their clients who have not been given specific voting instructions are allowed to vote client shares.  In order to avoid a broker non-vote of your shares on the election of directors or Proposals No. 2, No. 3, and No. 4, you must send voting instructions to your bank, broker, or nominee or obtain a legal proxy and vote your shares in person at the Annual Meeting.

Q:                                  What can I do if I change my mind after I vote my shares prior to the Annual Meeting?

A:                                   If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•                  sending written notice of revocation to the Secretary of Hillenbrand at One Batesville Boulevard, Batesville, Indiana 47006;

•                  submitting a revised proxy by telephone, Internet, or paper ballot after the date of the revoked proxy; or

•                  attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described under “How do I vote?” above.

Q:                                  Who will count the votes?

A:                                   Representatives of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of election.

Q:                                  What constitutes a quorum at the Annual Meeting?

A:                                   As of the record date, 62,896,047 shares of Hillenbrand common stock were outstanding.  A majority of the outstanding shares must be present or represented by proxy at the Annual Meeting in order to constitute a quorum for the purpose of conducting business at the Annual Meeting.  If you submit a properly executed proxy or attend the Annual Meeting, then your shares will be considered part of the quorum.

Q:                                  Who can attend the Annual Meeting in person?

A:                                   All shareholders as of the record date may attend the Annual Meeting in person, but must have an admission ticket.  If you are a shareholder of record, the ticket attached to the proxy card or a copy of your Notice (whichever you receive) will admit you and one guest.  If you are a beneficial owner, you may request a ticket by writing to the Secretary of Hillenbrand at One Batesville Boulevard, Batesville, Indiana 47006, or by faxing your request to (812) 931-5185 or emailing it to investors@hillenbrand.com.  You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank, or nominee.  We encourage you or your broker to fax or email your ticket request and proof of ownership in order to avoid any mail delays.

Q:                                  When are shareholder proposals due for the 2015 Annual Meeting?

A:                                   For a shareholder proposal to be presented at the Company’s 2015 Annual Meeting of shareholders and to be considered for possible inclusion in the Company’s proxy statement and form of proxy relating to that meeting, such proposal must be submitted to and received by the Secretary of Hillenbrand at its principal offices at One Batesville Boulevard, Batesville, Indiana 47006, not later than September 10, 2014.  Our By-laws describe certain information required to be submitted with such a proposal.

In addition, without regard to whether a proposal is or is not submitted in time for possible inclusion in our proxy statement for the 2015 Annual Meeting, our By-laws provide that for business to be brought before the Annual Meeting by a shareholder, or for director nominations to be made by a shareholder for consideration at the Annual Meeting, written notice thereof must be received by the Secretary of Hillenbrand at its principal offices not later than 100 days prior to the anniversary of the immediately preceding Annual Meeting, or not later than November 18, 2014, for the 2015 Annual Meeting of shareholders.  This notice must also provide certain information as set forth in our By-laws.  See the section of this proxy statement entitled “Committees of the Board of Directors” under “The Board of Directors and Committees” for additional details regarding shareholder nominees for director.

Q:                                  What happens if a nominee for director is unable to serve as a director?

A:                                   If any of the nominees becomes unavailable for election, which we do not expect to happen, votes will be cast for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors.

Q:                                  Can I view the shareholder list?  If so, how?

A:                                   A complete list of the shareholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting.  The list will also be available to view at the Company’s principal offices during regular business hours during the five business days preceding the Annual Meeting.

Q:                                  Who pays for the proxy solicitation related to the Annual Meeting?

A:                                   The Company pays for the proxy solicitation related to the Annual Meeting.  In addition to sending you these materials, some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email, or in person.  You may also be solicited by means of press releases issued by Hillenbrand and postings on our web site, www.hillenbrand.com.  None of our officers or employees will receive any additional compensation for soliciting your proxy.  We have retained Broadridge to assist us with proxy solicitation and related services for an estimated fee of $37,000, plus reasonable out of pocket expenses.  Broadridge will ask brokers, banks, and other custodians and nominees whether they hold shares for which other persons are beneficial owners.  If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners.  We will also reimburse banks, nominees, fiduciaries, brokers, and other custodians for their costs of sending proxy materials to the beneficial owners of Hillenbrand common stock.

Q:                                  How can I obtain a copy of the Annual Report on Form 10-K?

A:                                   A copy of Hillenbrand’s 2013 Annual Report on Form 10-K may be obtained free of charge by writing or calling the Investor Relations Department of Hillenbrand at its principal offices at One Batesville Boulevard, Batesville, Indiana, 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.  The 2013 Annual Report on Form 10-K, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are also available at Hillenbrand’s web site, www.hillenbrand.com.

Q:                                  How can I obtain the Company’s corporate governance information?

A:                                   The documents listed below are available on the Internet at the Company’s web site, www.hillenbrand.com.  You may also go directly to www.hillenbrand.com/CorpGov_overview.htm for those documents.  The documents are also available in print to any shareholder who requests copies through our Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.  The available documents are:

•                  Hillenbrand, Inc. Corporate Governance Standards

•                  Hillenbrand, Inc. Committee Charters — Audit Committee, Nominating/Corporate Governance Committee, Compensation and Management Development Committee, and Mergers and Acquisitions Committee

•                  Position Descriptions for Chairperson of the Board, Members of the Board of Directors, and Committee Chairpersons

•                  Hillenbrand, Inc. Code of Ethical Business Conduct

•                  Hillenbrand, Inc. Global Anti-Corruption Policy

•                  Restated and Amended Articles of Incorporation of Hillenbrand, Inc.

•                  Amended and Restated Code of By-laws of Hillenbrand, Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

This section of the proxy statement introduces the current members of our Board of Directors, including the four directors in Class III who have been nominated to serve additional three-year terms and the one director in Class II who has been nominated to serve an additional two-year term.

The Restated and Amended Articles of Incorporation and the Amended and Restated Code of By-laws of Hillenbrand provide that members of the Board of Directors are classified with respect to the terms that they serve by dividing them into three equal (or near-equal) classes.  Directors in each class are elected to serve three-year terms or until their successors have been duly elected and qualified.

The Board of Directors currently consists of eleven members, with four directors in Class I and Class III, and three directors in Class II.  The terms of the directors expire as follows:

Class	Term Expires at

Class III	2014 Annual Meeting
Class I	2015 Annual Meeting
Class II	2016 Annual Meeting

Four directors in Class III are nominated for election to the Board at the 2014 Annual Meeting.  Three of these directors are nominated to serve a three-year term ending at the 2017 Annual Meeting, each of whom has agreed to serve as a director if elected.  These three are Thomas H. Johnson, Neil S. Novich, and Joe A. Raver.  Joe A. Raver was elected by the Board as a director effective September 6, 2013, to serve for an interim term ending at the 2014 Annual Meeting and to fill the Class III vacancy created upon the retirement of Kenneth A. Camp from the Board.

The fourth Class III director, W August Hillenbrand, has been nominated for a three-year term as required by our By-laws, but he has informed the Board that he will serve only two years and will retire from the Board effective at the Annual Meeting of shareholders in 2016.  Accordingly, Mr. Hillenbrand will serve a two-year term if elected.

Additionally, one director in Class II, Joy M. Greenway, was elected by the Board as a director effective February 27, 2013, to serve for an interim term ending at the 2014 Annual Meeting and to fill the Class II vacancy created upon the retirement of Ray J. Hillenbrand from the Board.  Ms. Greenway has been nominated to serve a two-year term ending at the 2016 Annual Meeting.  Ms. Greenway has agreed to serve for the additional term if elected.

The Board of Directors recommends that the shareholders vote FOR Proposal No. 1 to elect to the Board of Directors each of the five nominees.

Under Indiana law, corporate directors are elected by a plurality of the votes cast for the election of directors.  Notwithstanding the above, the Company’s Corporate Governance Standards provide that a director must immediately resign from the Board if he or she does not receive at least a majority of votes cast in an uncontested election.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.

Set forth below is information about all of our current directors, including the five nominees for election at the 2014 Annual Meeting of shareholders.  The biographical information provided for each person includes all directorships held by such person at any time during the past five years.

Class III   (Nominated for election this year; will serve only two years until 2016)

Name, Age, and Year First Elected as a Director	Other Information

W August Hillenbrand Age — 73 Director since 2008

W August Hillenbrand has served as a director of the Company since February 8, 2008. Mr. Hillenbrand also is a director of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc.), the former parent corporation of the Company, having served on that Board since 1972. He served as that company’s Chief Executive Officer from 1989 until 2000 and as President from 1981 until 1999. Prior to his retirement in December 2000, Hillenbrand Industries, Inc. had employed Mr. Hillenbrand throughout his business career. Mr. Hillenbrand is a member of the Board of the Ocean Reef Medical Center, the Ocean Reef Medical Center Foundation, and the Ocean Reef Cultural Center. He previously served on the Boards of DPL, Inc. (1992-2008) and Pella Corporation (2001-2008). Mr. Hillenbrand is the Chief Executive Officer of Hillenbrand Capital Partners, an unaffiliated family investment partnership.

The Company’s Board of Directors concluded that Mr. Hillenbrand should serve as a director based on his valuable insight into and experience in the death care industry. Mr. Hillenbrand is one of three directors remaining on the Board who has deep experience in the death care industry (the others being Mr. Johnson and Mr. Raver). The Board also believes his years of experience as the CEO of Hillenbrand Industries, Inc. and service on the Board of Hillenbrand Industries provide invaluable insight into the history of the Company and, in particular, Batesville Casket Company.

Class III   (Nominated for election this year with terms expiring in 2017)

Name, Age, and Year First Elected as a Director	Other Information

Thomas H. Johnson Age — 63 Director since 2008

Thomas H. Johnson has served as a director of the Company since March 31, 2008.  Mr. Johnson founded Johnson Consulting Group, a consulting firm focused on the death care industry.  Prior to founding Johnson Consulting, he founded and served as President and Chief Executive Officer of Prime Succession.  Before Prime Succession, he served in a variety of other capacities in the death care profession, including as an executive of Batesville.  Mr. Johnson is the sole owner of Johnson Investment Group, LLC, which owns and operates two funeral homes in the Phoenix, Arizona vicinity.  Mr. Johnson is also a 25 percent owner, and the managing member, of Fire and Stone Group, LLC, which owns and operates a funeral home in Batesville, Indiana.  Mr. Johnson currently serves on the Board of Great Western Life Insurance.  He previously served on the Board of the Funeral Service Foundation (2004-2010).

The Company’s Board of Directors concluded that Mr. Johnson should serve as a director based on his long service in the death care industry and resultant expertise in funeral services, including his prior service on the Board of the Funeral Service Foundation.  He is one of the three directors on the Board who has deep experience in the death care industry (the others being Mr. Hillenbrand and Mr. Raver).

Neil S. Novich Age — 59 Director since 2010

Neil S. Novich has served as a director of the Company since February 24, 2010.  He is the former Chairman and President and Chief Executive Officer of Ryerson, Inc., a global metals distributor and fabricator.  Mr. Novich joined Ryerson in 1994 as Chief Operating Officer and was named President and CEO in 1995.  He served on the Board of Ryerson from 1994 until 2007, adding Chairman to his title in 1999.  He remained Chairman and CEO until 2007, when the company was sold.  Prior to his time at Ryerson, Mr. Novich spent 13 years with Bain & Company, an international management consulting firm, where he spent several years as a partner.  He serves on the Boards of Analog Devices, Inc., Beacon Roofing Supply, and W.W. Grainger, Inc., and he chairs the Compensation Committee of Analog Devices, Inc., is chair of the Audit Committee at Beacon Roofing Supply, and is a member of the Compensation Committee of W.W. Grainger, Inc.  Mr. Novich is also a trustee of both the Field Museum of National History and of Children’s Home & Aid in Chicago and is a member of the Visiting Committee to the Physical Sciences Division of the University of Chicago.

The Company’s Board of Directors concluded that Mr. Novich should serve as a director based on his service as President and CEO of a major public corporation and his several years of experience as a partner with a major consulting firm, together with his continuing service on the boards of several public companies and non-profit organizations.

Joe A. Raver Age — 47 Director since 2013

Joe A. Raver has served as a director and as President and Chief Executive Officer of the Company since September 6, 2013.  He also has served as President of the Company’s Process Equipment Group since April 4, 2011.  Prior to that, he had been President of Batesville Casket Company since June 2008.  He also previously served as Vice President and General Manager of the respiratory care division of Hill-Rom Holdings, a leading global provider of medical equipment and services.  He joined Hill-Rom in 2004 as Vice President of Strategy and Shared Services.  Prior to taking that position, Mr. Raver spent ten years in a variety of leadership positions at Batesville Casket Company and Hill-Rom Holdings.

The Company’s Board of Directors concluded that Mr. Raver should serve as a director based on his years of experience as an executive of the Company’s Process Equipment Group, Batesville, Hill-Rom and Hillenbrand, Inc. and his in-depth knowledge of the death care and process equipment industries.

Class II   (Nominated for election this year for a two-year term expiring in 2016)

Name, Age, and Year First Elected as a Director	Other Information

Joy M. Greenway Age — 53 Director since 2013

Joy M. Greenway has served as a director of the Company since February 27, 2013. She previously served as Senior Vice President of Visteon Corporation, a Tier 1 automotive systems supplier (2000-2013).  Prior to joining Visteon, Ms. Greenway was employed as the Director, Manufacturing for United Technologies Corporation (1995-2000).  Before United Technologies Corporation, Ms. Greenway was employed by GE Industrial Power Systems as a Materials Manager (1994-1995) and served in various management positions at GE Aerospace/Martin Marietta (1982-1994).

The Company’s Board of Directors concluded that Ms. Greenway should serve as a director based on her deep operations and global leadership experience, particularly in the manufacturing industry, and her tenure as a senior executive of a Fortune 500 public company.

Class I  (Terms expire in 2015)

Name, Age, and Year First Elected as a Director	Other Information

Edward B. Cloues, II Age — 66 Director since 2010

Edward B. Cloues, II has served as a director of the Company since April 2, 2010.  He also is a director and non-executive Chairman of the Board of each of AMREP Corporation, Penn Virginia Corporation, and PVR GP, LLC, which is the general partner of PVR Partners, L.P.  He previously served as Chairman of the Board of Directors and Chief Executive Officer of K-Tron International, Inc. (“K-Tron”) from January 5, 1998, until the Company acquired K-Tron on April 1, 2010.  Prior to joining K-Tron, Mr. Cloues was a senior partner of Morgan, Lewis & Bockius LLP (1973-1997), which is one of the world’s largest law firms.  He has been a member of and chaired audit, compensation, and nominating committees and has substantial experience with corporate governance issues.  He also serves on the Board of Trustees of Virtua Health, Inc., a non-profit hospital and healthcare system.

The Company’s Board of Directors concluded that Mr. Cloues should serve as a director based on his past extensive legal experience as a law firm partner specializing in business law matters, particularly in the area of mergers and acquisitions, and his experience as CEO of K-Tron International, Inc. prior to its acquisition by the Company in 2010.

Helen W. Cornell Age — 55 Director since 2011

Helen W. Cornell has served as a director of the Company since August 10, 2011.  In November 2010, Ms. Cornell retired as Executive Vice President and Chief Financial Officer of Gardner Denver, Inc., a leading global manufacturer of compressors, blowers, pumps, loading arms, and fuel systems for various industrial, medical, environmental, transportation, and process applications.  During her 22-year tenure with Gardner Denver, Inc., Ms. Cornell served in various operating and financial roles, including Vice President and General Manager of the Fluid Transfer Division and Vice President of Strategic Planning.  Ms. Cornell chairs the Audit Committee for Alamo Group Inc., where she is also a member of the Compensation Committee; is on the Board of the privately-owned Owensboro Grain Company, where she is Chairman of the Audit Committee and a member of the Executive Committee; and is on the Board of the privately-owned Dot Foods, Inc., where she is a member of the Nominating Committee and Compensation Committee.  Ms. Cornell also serves on the boards of several not-for-profit organizations and is a Certified Public Accountant.

The Company’s Board of Directors concluded that Ms. Cornell should serve as a director based on her long tenure in operations and finance, most recently as Chief Financial Officer of another major public company, and her experience as a member of the board of both a public and private company.

Eduardo R. Menascé Age — 68 Director since 2008

Eduardo R. Menascé has served as a director of the Company since February 8, 2008.  Mr. Menascé also is a director of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc.), the former parent corporation of the Company, having served on that Board since 2004.  He is a member of the New York Chapter of the NACD (National Association of Corporate Directors).  He is the retired President of the Enterprise Solutions Group for Verizon Communications, Inc., New York City, New York.  Prior to the merger of Bell Atlantic and GTE Corporation, which created Verizon Communications, he was the Chairman and President and Chief Executive Officer of CTI MOVIL S.A. (Argentina), a business unit of GTE Corporation (1996-2000).  Mr. Menascé has also held senior positions at CANTV in Venezuela (1994-1996) and Wagner Lockheed and Alcatel in Brazil (1992-1994), and served as Chairman of the Board and Chief Executive Officer of GTE Lighting in France (1981-1992).  He earned a bachelor’s degree in Industrial Engineering from Universidad Pontificia Catolica de Rio de Janeiro and a master’s degree in Business Administration from Columbia University.  Mr. Menascé currently serves on the Board of Directors of Pitney Bowes Inc., a global provider of integrated mail and document management solutions, and John Wiley & Sons, Inc., a developer, publisher, and seller of products in print and electronic media for educational, professional, scientific, technical, medical, and consumer markets.

The Company’s Board of Directors concluded that Mr. Menascé should serve as a director based on his prior service as a director of Hillenbrand Industries, Inc. and his broad experience as a corporate executive of a major public corporation and experience as a member of several boards of directors, including service on the audit committees of several of those boards.

Stuart A. Taylor, II Age — 53 Director since 2008

Stuart A. Taylor, II has served as a director of the Company since September 26, 2008.  Mr. Taylor is the Chief Executive Officer of The Taylor Group LLC in Chicago, a private equity firm focused on creating and acquiring businesses.  He has previously held positions as Senior Managing Director at Bear, Stearns & Co. Inc. (1999-2001) and Managing Director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group (1996-1999).  He also served as Managing Director of the Automotive Industry Group at Bankers Trust (1993-1996) following a ten-year position in corporate finance at Morgan Stanley & Co. Incorporated.  Mr. Taylor has been a member of the Board of Directors of Ball Corporation since 1999, where he currently serves as Chairman of the Human Resources Committee.  He has also been a member of the Board of Directors of United Stationers Inc. since 2011, where he currently serves as Chairman of the Finance Committee.

The Company’s Board of Directors concluded that Mr. Taylor should serve as a director based on his experience with several leading investment firms, his ongoing experience as a member of another public company board, and his broad merger and acquisition experience.

Class II  (Terms expire in 2016)

Name, Age, and Year First Elected as a Director	Other Information

Mark C. DeLuzio Age — 57 Director since 2008

Mark C. DeLuzio has served as a director of the Company since March 31, 2008.  He is President and Chief Executive Officer of Lean Horizons Consulting, LLC, a global management consulting business which he founded in 2001.  Prior to founding Lean Horizons, he served as Vice President, Danaher Business Systems for Danaher Corporation (1988-2001).  Mr. DeLuzio also serves as a member of the Advisory Board for Central Connecticut State University’s School of Business.

The Company’s Board of Directors concluded that Mr. DeLuzio should serve as a director based on his years of service as Vice President, Danaher Business Systems for Danaher Corporation and his leadership of Lean Horizons Consulting, LLC, where he continues to provide expertise in lean business concepts.

F. Joseph Loughrey Age — 64 Director since 2009

F. Joseph Loughrey has served as a director of the Company since February 11, 2009, and has been Chairperson of the Board since February 27, 2013.  On April 1, 2009, he retired from Cummins Inc. after serving in a variety of roles for 35 years, most recently as Vice Chairman of the Board of Directors and as the company’s President and Chief Operating Officer.  Mr. Loughrey served on the Board of Directors of Cummins from July 2005 until May 2009.  He has also served as a director of Sauer-Danfoss, Inc. (2000-2010).  Mr. Loughrey currently serves on a number of boards, including as Chairman of the Board of Oxfam America and as a member of the Boards of AB SKF, Hyster-Yale Materials Handlings, Inc., Vanguard Group, Lumina Foundation for Education, and the V Foundation for Cancer Research.  He is past chairman and a current member of the Advisory Council to the College of Arts & Letters at The University of Notre Dame, where he also serves on the Advisory Board to the Kellogg Institute for International Studies.  Recently, Mr. Loughrey was appointed by the Governor of Indiana to the newly-created Indiana Career Council.

The Company’s Board of Directors concluded that Mr. Loughrey should serve as a director based on his service as President and Chief Operating Officer of a major public corporation and his continuing service on several public company and educational boards of directors.

THE BOARD OF DIRECTORS AND COMMITTEES

The Company’s business is managed under the direction of its Board of Directors.  In this section of the proxy statement we describe the general and certain specific responsibilities of the Board of Directors and its committees.  These pages provide detailed information about the role of the Board and its committees, our corporate governance, and how you can communicate with the Board or with individual directors.

Board’s Responsibilities

The Board of Directors is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders.  The Board acts as an advisor and counselor to senior management and oversees and monitors management’s performance.  The Board also oversees the Company’s management of risk involved or potentially involved in the Company’s business.

Board Leadership Structure and Role in Risk Oversight

The Corporate Governance Standards for our Board of Directors provide that the Company’s Chief Executive Officer (CEO) shall not also be the Chairperson of the Board.  At all times since the Company’s formation, the positions of CEO and Chairperson of the Board have been held by separate individuals.  Our Board believes that the separation of these two positions is the most appropriate leadership structure for the Company because it enables us to benefit from the expertise, experience, and strengths of both of the individuals holding those key leadership positions in the Company.  Our CEO, Joe A. Raver, has served as a director and as President and CEO of the Company since September 6, 2013, and as President of the Company’s Process Equipment Group since April 4, 2011.  Prior to that, he had been President of Batesville Casket Company for several years and also held a variety of leadership positions at the Company’s former parent company.  The Chairperson of the Board, F. Joseph Loughrey, has extensive executive management and board of director experience, as further described in his biographical information set forth under the heading “Proposal No. 1” above.

The Board of Directors as a whole has direct responsibility for overseeing the Company’s exposures to risk and also performs its risk oversight responsibilities through the work of the Compensation and Management Development Committee (the “Compensation Committee”) and the Audit Committee of the Board.  As a part of its responsibility, the Board ensures that the risk management processes implemented by management are adapted to the Company’s strategy and are functioning as directed, and that a culture of risk-adjusted decision making exists throughout the organization in an appropriate manner.  At each meeting of the Board of Directors, the Board discusses with management and evaluates any new material risks to the Company.  No less than once each year, management makes a formal presentation to the entire Board of Directors that describes all significant risks of the Company to ensure that the Board is apprised of the overall risk profile of the Company and that the risks are being properly mitigated and managed.

In addition, the Compensation Committee analyzes and manages risks related to our compensation policies and practices, and the Audit Committee has oversight responsibility for all financial-related risks facing the Company.  The Compensation Committee’s risk management efforts are discussed under Part V of the “Executive Compensation” section of this proxy statement.  The Audit Committee, in accordance with its Charter, performs its risk management oversight by discussing with senior management “the Company’s guidelines and policies that govern the process by which the

Company assesses and manages the Company’s exposure to risks… and the steps management has taken to monitor and control such exposure.”

Meetings of the Board and Committees

A proposed agenda for each regularly scheduled Board meeting is developed by the Chairperson of the Board and the Company’s CEO, together with the other member or members of management that the Chairperson or CEO may select.  The proposed agenda is circulated to each member of the Board for review and comment before it is finalized.  Proposed agenda items that fall within the scope of responsibilities of a Board committee are initially developed by the chairperson of that committee with management assistance.  Each committee’s chairperson also develops, with the assistance of management, a proposed agenda for each regularly scheduled meeting of that committee.  Board and committee materials related to agenda items are provided to Board and committee members sufficiently in advance of meetings (typically approximately one week) to allow the directors to prepare for discussion of the items at the meetings.

At the invitation of the Board and its committees, members of senior management attend Board and committee meetings or portions thereof for the purpose of reporting to the Board and participating in discussions.  Generally, discussions of matters to be considered by the Board and its committees are facilitated by the manager responsible for that function or area of the Company’s operations.  In addition, Board members have free access to all other members of management and employees of the Company.  As necessary and appropriate in their discretion, the Board and its committees consult with independent legal, financial, human resource, compensation, and accounting advisors to assist in their duties to the Company and its shareholders.

The chairpersons of the committees of the Board preside over the portions of Board meetings in which the principal items to be considered are within the scope of the authority of their respective committees.

Executive sessions, which are meetings of non-employee directors without management present, are held after each Board meeting, and after each committee meeting as scheduled by the chairpersons of the committees.  The Chairperson of the Board generally presides at executive sessions of the Board, while the chairpersons of the committees of the Board preside at executive sessions of their committees or at Board executive sessions in which the principal items to be considered are within the scope of the authority of their respective committees.

Other Corporate Governance Matters

Both the Board of Directors and management of the Company firmly embrace good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage.  The composition of our Board was formed with an emphasis on independence and the mix of characteristics, experiences, and diverse perspectives and skills most appropriate for the Company.  The Board has established position specifications, including performance criteria, for its members, the Chairperson of the Board, and the chairpersons of the standing Board committees discussed below.  These position specifications are available on the Company’s web site at www.hillenbrand.com.

The Board of Directors has also taken other measures to ensure continued high standards for corporate governance.  Specifically, the Board has adopted Corporate Governance Standards for the Board of Directors, the current version of which can be found on the Company’s web site at

www.hillenbrand.com.  The Board has also adopted a Code of Ethical Business Conduct that is applicable to all employees of the Company and its subsidiaries, including the Company’s Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer.  No waivers of the requirements of our Code of Ethical Business Conduct were granted during fiscal year 2013.

The Board regularly discusses and reviews the Corporate Governance Standards and also general principles of corporate governance to evaluate whether it can improve upon the practices and procedures of the Company.  In 2013, following such a review, and in connection with certain other initiatives launched pursuant to shareholder outreach efforts described more fully in the “Compensation Discussion and Analysis” section below, the Board decided to take certain actions that it believed would make the Board and the Company more aligned with “best practices” in governance matters.  These changes included, but were not limited to, the following:

•                  Amended the Corporate Governance Standards to provide that if a director receives less than a majority of the votes cast in an uncontested election, he or she must immediately resign from the Board;

•                  Amended the Corporate Governance Standards to increase the required percentage of independent directors from 51 percent to 70 percent;

•                  Amended the Corporate Governance Standards to require each non-employee director to hold shares of the Company’s common stock in an amount equal to five times the director’s annual cash compensation by the fifth anniversary of his or her election to the Board; and

•                  Adopted a new Insider Trading and Disclosure Policy for all employees and directors, which now includes, among other provisions, an anti-hedging provision with respect to the Company’s stock.

Consistent with the Company’s commitment to sound corporate governance, the Board and management believe that the policies and procedures described in this section of the proxy statement, and other steps that have been taken, place the Company in compliance with listing and corporate governance requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related rules of the SEC.  The Company’s Corporate Governance Standards and Code of Ethical Business Conduct are available on the Company’s web site at www.hillenbrand.com or in print to any shareholder who requests copies through the Company’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.

Determinations with Respect to Independence of Directors

The Corporate Governance Standards adopted by the Board of Directors, in accordance with New York Stock Exchange listing standards, require the Board to make an annual determination regarding the independence of each of the Company’s directors and provide standards for making those determinations.  The Board made those determinations for each member of the Board on December 4, 2013, based on an annual evaluation performed by and recommendations made by the Nominating/Corporate Governance Committee.

To assist in the Board’s determinations, each director completed materials designed to identify any relationships that could affect the director’s independence.  On the basis of these materials and the standards described above, the Board determined that each of Helen W. Cornell, Mark C. DeLuzio,

Joy M. Greenway, Thomas H. Johnson, F. Joseph Loughrey, Eduardo R. Menascé, Neil S. Novich, and Stuart A. Taylor, II is independent.

On the basis of the standards described above and the materials submitted by the directors, the Board determined that W August Hillenbrand does not meet the standards for director independence because of an agreement we have with him to provide him with certain benefits.  We assumed that agreement from our former corporate parent in connection with our spin-off in 2008.  Details concerning the agreement are described below under the heading “Certain Relationships and Related Person Transactions” and in the “Compensation of Directors” section of this proxy statement.  In addition, the Board determined that Joe A. Raver does not meet the director independence standards because of his current service as President and CEO of the Company.  The Board also determined that Edward B. Cloues, II does not meet the director independence standards because of his prior service as Chief Executive Officer of K-Tron International, Inc. before it was acquired by the Company.  Accordingly, none of these non-independent directors currently serves on the Audit, Compensation, or Nominating/Corporate Governance Committees of the Board of Directors.

Committees of the Board of Directors

It is the general policy of the Company that significant decisions be considered by the Board as a whole.  As a consequence, the standing (or permanent) committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly held company.  Currently those committees are the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, and Mergers and Acquisitions Committee, each of which has a written charter adopted by the Board of Directors.  The Nominating/Corporate Governance Committee recommends the members and chairpersons of those committees to the Board.  The Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee are made up of only independent directors.  The current charter for each of the Board’s standing committees is available on the Company’s web site at www.hillenbrand.com and is available in print to any shareholder who requests it through the Company’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.

In furtherance of its policy of having significant decisions made by the Board as a whole, the Company has an orientation and continuing education process for Board members that includes the furnishing of extensive materials, meetings with key management, visits to Company facilities, and attendance at Company and industry events.  Moreover, the directors’ education includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations and Audit Committee-sponsored financial literacy and legal and regulatory compliance training.  Throughout their terms, directors are expected to continue to deepen their experience in the industries and markets served by the Company and to remain generally apprised of trends and developments in corporate governance.

Audit Committee.  The Audit Committee has general oversight responsibilities with respect to the Company’s financial reporting and financial controls, as well as all financial-related risks facing the Company.  The Audit Committee annually reviews the Company’s financial reporting process, its system of internal controls regarding accounting, legal, and regulatory compliance and ethics that management or the Board has established, and the internal and external audit processes of the Company.  During fiscal year 2013, the Audit Committee consisted of Eduardo R. Menascé (Chairperson), Thomas H. Johnson, Stuart A. Taylor, II, Helen W. Cornell (until February 27, 2013), and Joy M. Greenway (effective February 27, 2013).  Each current member of the Audit Committee is independent under SEC Rule 10A-3 and New York Stock Exchange listing standards and meets the financial literacy guidelines established by the Board in the Audit Committee Charter.  The Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business.  The Board of Directors has determined that each current member of the Audit Committee is an “audit committee financial expert” as that term is defined in Item 407(d) of SEC Regulation S-K.

Compensation and Management Development Committee.  The Compensation and Management Development Committee (the “Compensation Committee”) assists the Board in ensuring that the officers and key management of the Company are effectively compensated in terms of salaries, incentive compensation, and other benefits that are internally equitable and externally competitive.  As described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee is guided by its compensation philosophy — that executives should be fairly compensated for creating appropriate long-term returns for shareholders.  As noted above, the Compensation Committee also analyzes and determines the risks, if any, created by our compensation policies and practices.  In addition, the Compensation Committee is responsible for reviewing and assessing the talent development and succession management actions concerning the officers and key employees of the Company.  During fiscal year 2013, the Compensation Committee consisted of James A. Henderson (Chairperson and member until his retirement on February 27, 2013), Neil S. Novich (Chairperson effective February 27, 2013), Helen W. Cornell (effective February 27, 2013), Mark C. DeLuzio, Ray J. Hillenbrand (until his retirement on February 27, 2013), and F. Joseph Loughrey.  Each current member of the Compensation Committee is independent as defined by New York Stock Exchange listing standards and SEC rules.

Nominating/Corporate Governance Committee.  The Charter for the Nominating/Corporate Governance Committee provides that the primary function of this Committee is to assist the Board of Directors in (i) ensuring that the Company is operated in accordance with prudent and practical corporate governance standards; (ii) ensuring that the Board consists of an appropriate number of independent directors, sufficient to satisfy the 70 percent threshold established by the Company’s Corporate Governance Standards and the majority threshold established by New York Stock Exchange standards and other regulations; and (iii) identifying candidates for the Board.

During fiscal year 2013, the Nominating/Corporate Governance Committee consisted of F. Joseph Loughrey (Chairperson), James A. Henderson (Vice Chairperson and member until his retirement on February 27, 2013), Helen W. Cornell, Mark C. DeLuzio, Joy M. Greenway (effective February 27, 2013), Ray J. Hillenbrand (until his retirement on February 27, 2013), Thomas H. Johnson, Eduardo R. Menascé, Neil S. Novich, and Stuart A. Taylor, II.  Each current member of the Nominating/Corporate Governance Committee is independent as defined by New York Stock Exchange listing standards and SEC rules.

The Board has adopted position specifications applicable to members of the Board, and nominees for the Board recommended by the Nominating/Corporate Governance Committee must meet the qualifications set forth in those position specifications.  The specifications provide that a candidate for director should not ever have (i) been the subject of an SEC enforcement action in which he or she consented to the entry of injunctive relief, a cease and desist order, or a suspension or other limitation on the ability to serve as a corporate officer or supervisor; (ii) had any license suspended or revoked due to misconduct of any type; or (iii) violated any fiduciary duty to the Company or any provision of its Code of Ethical Business Conduct.  Additionally, each candidate for director should exhibit the following characteristics:

•                  Have a reputation for industry, integrity, honesty, candor, fairness, and discretion;

•                  Be an acknowledged expert in his or her chosen field of endeavor, which area of expertise should have some relevance to the Company’s businesses or operations;

•                  Be knowledgeable, or willing and able to quickly become knowledgeable, in the critical aspects of the Company’s businesses and operations; and

•                  Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a substantial publicly held corporation.

The Nominating/Corporate Governance Committee reviews incumbent directors against the position specifications applicable to members of the Board of Directors and independence standards set forth in New York Stock Exchange listing standards and SEC rules.  The Nominating/Corporate Governance Committee oversees a formal evaluation of the whole Board and its various committees on an annual basis, and it assesses the effectiveness of the individual directors at such intervals as it deems appropriate.

The Board typically engages and pays a fee to a third-party consultant to assist in performing the annual Board evaluation and also in identifying and evaluating potential director nominees.

While the Company does not have a formal policy regarding diversity among our directors, the Board believes that diversity in the broadest sense is good business, and it seeks talented people with diverse backgrounds, skills, and perspectives who can work together to lead the Company to long-term success.

The Nominating/Corporate Governance Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates.  Any such recommendations should be communicated to the Chairperson of the Nominating/Corporate Governance Committee in the manner described below under the heading “How You Can Communicate with Directors” and should be accompanied by the information required under the Company’s By-laws for shareholder nominees.

The Company’s By-laws provide that nominations of persons for election to the Board of Directors may be made for any meeting of shareholders at which directors are to be elected by or at the direction of the Board or by any shareholder entitled to vote for the election of members of the Board at the meeting.  For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and any nominee must satisfy the qualifications established by the Board from time to time as contained in the Company’s proxy statement for the immediately preceding Annual Meeting of shareholders or posted on the Company’s web site at www.hillenbrand.com.

To be timely, a shareholder’s nomination must be delivered to or mailed and received by the Secretary at the Company’s principal offices not later than (i) in the case of the Annual Meeting, 100 days prior to the anniversary of the date of the immediately preceding Annual Meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming Annual Meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of (a) 100 days prior to the forthcoming meeting date, or (b) the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date); and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date.  The notice given by a shareholder must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (v) the consent in writing of each nominee to serve as a director of the Company if so elected; and (vi) a description of the qualifications of such nominee to serve as a director of the Company.

Mergers and Acquisitions Committee.  The Mergers and Acquisitions Committee (the “M&A Committee”) assists the Board in reviewing and assessing potential acquisitions, strategic investments, joint ventures, and divestitures.  The M&A Committee also provides guidance to management with respect to the Company’s transaction strategies and the identification and evaluation of strategic transactions.  The authority to actually approve significant transactions, however, rests with the full Board.  During fiscal year 2013, the M&A Committee consisted of Stuart A. Taylor, II (Chairperson), Edward B. Cloues, II, Helen W. Cornell, Mark C. DeLuzio, Thomas H. Johnson, and Neil S. Novich.

Certain Relationships and Related Person Transactions

The Corporate Governance Standards for the Board require that all new proposed related party transactions involving executive officers or directors must be reviewed and approved by the Nominating/Corporate Governance Committee in advance.  The Corporate Governance Standards do not specify the standards to be applied by the Nominating/Corporate Governance Committee in reviewing transactions with related persons.  However, we expect that in general the Nominating/Corporate Governance Committee will consider all of the relevant facts and circumstances, including, if applicable, but not limited to:  the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available for similar transactions with unrelated third parties.

In 2003, our subsidiary Batesville Casket Company entered into a contract with Nambé Mills, Inc., pursuant to which Batesville purchases urn products from Nambé Mills.  Purchases during fiscal year 2013 were approximately $262,000, and purchases during fiscal 2014 are projected to remain consistent with prior years.  John A. Hillenbrand, II, a director of Hillenbrand Industries, Inc. until February 8, 2008, serves as Chairman Emeritus of Nambé Mills.  Mr. Hillenbrand’s children own substantially all of the equity of Nambé Mills.  John A. Hillenbrand, II is the brother of our retired Board Chairperson, Ray J. Hillenbrand.  We believe these purchases were made, and will continue to be made, on terms similar to those Batesville could obtain from an unrelated third party for these products.

Thomas H. Johnson, a director of the Company, through various companies owned by him or in which he owns an interest, owns (i) 100 percent of the Menke Funeral Home in Sun City, Arizona, and the Whitney & Murphy Funeral Home in Scottsdale, Arizona, and (ii) a 25 percent interest in the Weigel Funeral Home in Batesville, Indiana.  Those funeral homes purchase products from the Company’s Batesville subsidiary at market prices.  In fiscal year 2013, the total amount of purchases made from

Batesville by those three funeral homes was $557,058, and purchases during fiscal 2014 are projected to remain consistent with prior years.  Mr. Johnson has been nominated for re-election to the Board of Directors at the upcoming Annual Meeting.  See his biographical information provided under the heading “Proposal No. 1” above for details regarding his contributions to the Board, including his long service in the death care industry and the fact that he is one of the three directors remaining on the Board who has deep experience in the funeral services industry, following the retirement of Kenneth A. Camp.

In connection with the spin-off of our Company in April of 2008, we were required to assume a binding contract between our former parent corporation, Hillenbrand Industries, Inc., and W August Hillenbrand, who had served as CEO of that corporation from 1989 until 2000.  Pursuant to that contract, which is not subject to modification without the consent of both parties, Mr. Hillenbrand is contractually entitled to receive the following:  lifetime annual supplemental pension fund payments directly related to his time as an executive of Hillenbrand Industries, which totaled $411,171 in fiscal year 2013; reimbursement for premium payments over a ten-year period for a life insurance policy, including tax gross-ups, which totaled $318,290 in fiscal 2013 (which was the final year of this ten-year period); and certain other benefits and expenses, all related to his service as CEO of Hillenbrand Industries, consisting of provision of a personal assistant and reimbursement of medical expenses not covered by insurance and certain other miscellaneous expenses, totaling $98,929 in fiscal 2013.  During fiscal year 2013, the aggregate value of these items totaled $828,390.  Additionally, during fiscal year 2013 the Company paid $193 for term life insurance for Mr. Hillenbrand because of his service as a director of the Company — the same as it does for all of its directors.  Mr. Hillenbrand has been nominated for re-election to the Board of Directors at the upcoming Annual Meeting.  He has informed the Board that he will serve only two years and will retire from the Board effective at the Annual Meeting of shareholders in 2016.  See his biographical information provided under the heading “Proposal No. 1” above for details regarding his contributions to the Board.  Of particular importance is his insight into and experience in the death care industry.  Mr. Hillenbrand is one of three directors on the Board who has deep experience in the death care industry, a key factor in the Board’s desire to nominate him for another term on the Board.

In December 2012, the Company completed its acquisition of Coperion Capital GmbH (“Coperion”).  At the time of the acquisition, Thomas Kehl, currently an executive officer of Hillenbrand, was a minority stockholder in Coperion and a member of its management team.  The Company purchased 100 percent of the outstanding capital stock of Coperion for approximately $530 million in aggregate consideration.  As a result of Mr. Kehl’s ownership interest in Coperion, he was entitled to receive approximately $3,820,000 in cash as consideration for his stock, approximately $3,705,000 of which he received at closing and approximately $115,000 of which he may receive in the future, pending the result of any indemnification claims that may be made against the sellers.  Mr. Kehl’s stock was purchased on the same terms as that of the other stockholders of Coperion.

How You Can Communicate with Directors

Shareholders of the Company and other interested persons may communicate with the Chairperson of the Board, the chairpersons of the Board’s committees, or the non-management directors of the Company as a group, by sending an email to our Investor Relations Department at investors@hillenbrand.com.  The email should specify which of the foregoing is the intended recipient so that it can be forwarded accordingly.

Attendance at Meetings

The upcoming Annual Meeting will be the sixth Annual Meeting of the Company’s shareholders.  It is anticipated that all Company directors will be in attendance at the Annual Meetings of the shareholders.  The Chairperson of the Board generally presides at the Annual Meetings of shareholders, and the Board holds one of its regular meetings in conjunction with each such Annual Meeting.  All of the directors attended the Company’s 2013 Annual Meeting of shareholders.

The Board held a total of nine meetings during the fiscal year ended September 30, 2013.  During that fiscal year, the Compensation Committee held seven meetings, the Nominating/Corporate Governance Committee held four meetings, and the Audit Committee met ten times.  No member of the Board of Directors attended fewer than 75 percent of the aggregate of the number of meetings of the full Board of Directors and the number of meetings of the committees on which he or she served during the 2013 fiscal year.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee had no interlocks or insider participation during fiscal year 2013.  Specifically in that regard, during all or some portion of fiscal 2013, Messrs. DeLuzio, Henderson, Loughrey, Novich, and Ray J. Hillenbrand, and Ms. Cornell were the directors who served on the Compensation Committee of the Company.  None of such directors:

•                  Is or has at any time been an officer or employee of the Company or any of its subsidiaries; or

•                  Has or has had at any time any direct or indirect interest in an existing or proposed transaction involving more than $120,000 in which the Company is, was, or was proposed to be a participant, or that is otherwise required to be disclosed by us under the proxy disclosure rules.

Also in that regard, during fiscal year 2013 none of our executive officers served as a member of the board of directors or on the compensation committee of another company, which other company had an executive officer who served on our Board of Directors or our Compensation Committee.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

We believe it is important for our directors and executive officers to own stock in the Company.  In that regard, each non-employee director is required, within five years after becoming a director, to own and maintain ownership of a minimum number of shares of our common stock equal in value to five times his or her annual cash compensation.  Such ownership includes shares of restricted stock and restricted stock units but not shares that underlie unexercised stock options.  In addition, non-employee directors are required to hold any vested shares of stock awarded as part of their annual equity compensation until the occurrence of one of the following:  a change in control of the Company, the director’s death or permanent and total disability, or the six-month anniversary of the date the director ceases to be a director of the Company.  Ownership requirements for our Named Executive Officers and other executive officers are detailed in the “Compensation Discussion and Analysis” section of this proxy statement.

The table below shows shares beneficially owned by all directors and executive officers as of December 20, 2013.

Security Ownership of Directors:

Name	Shares (1) Beneficially Owned As Of December 20, 2013		Percent Of Total Shares Outstanding

F. Joseph Loughrey - Chairperson	43,786	(2)	*

Edward B. Cloues, II	15,217	(3)	*

Helen W. Cornell	10,444	(4)	*

Mark C. DeLuzio	41,769	(5)	*

Joy M. Greenway	2,032	(6)	*

W August Hillenbrand	1,106,154	(7)	1.8%

Thomas H. Johnson	29,852	(8)	*

Eduardo R. Menascé	32,889	(9)	*

Neil S. Novich	18,783	(10)	*

Joe A. Raver	234,133	(11)	*

Stuart A. Taylor, II	33,827	(12)	*

Security Ownership of Named Executive Officers:

Name	Shares (1) Beneficially Owned As Of December 20, 2013		Percent Of Total Shares Outstanding

Kenneth A. Camp (13)	927,250	(14)	1.5%

Kimberly K. Ryan	116,025	(15)	*

Cynthia L. Lucchese	55,724	(16)	*

Scott P. George	51,811	(17)	*

John R. Zerkle	186,313	(18)	*

All directors and executive officers of the Company as a group, consisting of 22 persons	3,270,438		5.1%

*	Ownership is less than one percent of the total shares outstanding.

(1)

The Company’s only class of equity securities outstanding is common stock without par value. Except as otherwise indicated in these footnotes, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of the shares beneficially owned by directors or executive officers is pledged as security. Information regarding shares beneficially owned by Mr. Raver, our President and CEO, is included in the “Security Ownership of Directors” table above.

(2)	Includes 23,786 restricted stock units held on the books and records of the Company.

(3)	Includes 15,217 restricted stock units held on the books and records of the Company.

(4)	Includes 1,500 shares held by trust of which Ms. Cornell is trustee, and 8,944 restricted stock units held on the books and records of the Company.

(5)

Includes 24,852 restricted stock units held on the books and records of the Company and 16,917 shares acquired with deferred director fees and held on the books and records of the Company under the Board deferred compensation plan.

(6)	Includes 2,032 restricted stock units held on the books and records of the Company.

(7)

Includes (i) 34,758 restricted stock units held on the books and records of the Company; (ii) 9,704 shares acquired with deferred director fees and held on the books and records of the Company under the Board deferred compensation plan; (iii) 95,808 shares owned beneficially by W August Hillenbrand’s wife, Nancy K. Hillenbrand; (iv) 74,613 shares owned by grantor retained annuity trusts; and (v) 643,187 shares owned of record, or which may be acquired within 60 days, by trusts of which W August Hillenbrand is trustee or co-trustee. Mr. Hillenbrand disclaims beneficial ownership of the 643,187 shares owned by trusts of which he is a trustee.

(8)	Includes 24,852 restricted stock units held on the books and records of the Company.

(9)	Includes 32,889 restricted stock units held on the books and records of the Company.

(10)

Includes 16,008 restricted stock units held on the books and records of the Company and 2,775 shares acquired with deferred director fees and held on the books and records of the Company under the Board deferred compensation plan.

(11)	Includes 173,909 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 20, 2013.

(12)

Includes 23,751 restricted stock units held on the books and records of the Company and 10,076 shares acquired with deferred director fees and held on the books and records of the Company under the Board deferred compensation plan.

(13)	Mr. Camp retired from his position as President and CEO and a director of the Company effective as of September 6, 2013. He remained an employee of the Company through the end of December 2013.

(14)	Includes 680,056 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 20, 2013.

(15)

Includes 78,306 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 20, 2013, and 21,180 restricted stock units held on the books and records of the Company.

(16)	Includes 6,305 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 20, 2013.

(17)

Includes 38,357 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 20, 2013, and 13,454 restricted stock units, all held on the books and records of the Company.

(18)	Includes 132,715 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 20, 2013.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF MORE THAN 5 PERCENT OF THE COMPANY’S COMMON STOCK

The following table provides information regarding all persons or entities known to us that, as of the date indicated, were beneficial owners of more than 5 percent of the Company’s common stock.

Name	Shares Beneficially Owned As Of December 20, 2013		Percent Of Total Shares Outstanding

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	4,811,655	(1)	7.7%

Vanguard Group, Inc. P.O. Box 2600, V26 Valley Forge, PA 19482	3,595,861	(2)	5.7%

BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105	3,159,918	(3)	5.0%

(1)

This information is based on a Form 13F-HR filed by Franklin Resources, Inc. with the Securities and Exchange Commission on November 14, 2013; reflects shared investment discretion with respect to all shares; reflects sole voting power with respect to 4,652,155 shares, and no voting power with respect to 159,500 shares.

(2)

This information is based on a Form 13F filed by Vanguard Group, Inc. with the Securities and Exchange Commission on November 7, 2013; reflects sole investment discretion with respect to 3,519,525 shares, and shared investment discretion with respect to 76,336 shares; reflects sole voting power with respect to 79,936 shares, and no voting power with respect to 3,515,925 shares.

(3)

This information in based on a Form 13F filed by BlackRock Fund Advisors with the Securities and Exchange Commission on November 12, 2013; reflects sole investment discretion and voting power with respect to all shares.

EXECUTIVE COMPENSATION

Letter from the Chairperson of the Compensation and Management Development Committee:

In 2013 Hillenbrand, Inc. accelerated the course of growth that has marked our journey since the Company’s formation nearly six years ago.  Guided by our strategy, the Company took another major step in its evolution as a global diversified industrial company by completing the acquisition of Coperion — our largest acquisition to date.  The evolution in our businesses was accompanied this year by an evolution in leadership, with the retirement of CEO Kenneth A. Camp and the appointment of new CEO Joe A. Raver.  These transitions in business and leadership, coupled with a major shareholder outreach initiative undertaken during the year, provided the Board of Directors and its Compensation Committee the opportunity to make a variety of changes described in more detail in this letter and throughout this proxy statement.

Our Strategy.  Over six years as a public company, Hillenbrand has been guided by our strategy of leveraging our strong financial foundation and core competencies to deliver sustainable growth and long-term value.  Our goals have been — and continue to be — to grow organically and through acquisition and to maintain a strong balance sheet and superior cash generation.  In executing our strategy, we have evolved from a North America-centric death care products company with $650 million in revenue and 3,000 associates in 2008, to today’s global diversified industrial company with multiple brands and approximately $1.6 billion in revenue and 6,000 associates in over 25 countries.  And we look forward to continuing on this path.

Our Compensation Philosophy.  The Compensation Committee plays an important role in driving the Company’s success by aligning executive compensation with our strategy.  The Committee seeks to ensure that management is focused and motivated by implementing compensation practices that follow our adopted compensation philosophy — that executives be fairly compensated for creating appropriate long-term returns for shareholders.  Our philosophy strongly emphasizes compensation that is performance-based.  It also recognizes that creating shareholder value takes time.  Therefore, while a portion of our executives’ performance-based compensation is driven by annual performance, a greater portion is based on longer measurement periods.  We believe our compensation philosophy is best executed through a commitment to long-term incentive compensation, particularly in light of the Company’s increased exposure to cyclicality, which necessarily accompanies our diversification into higher growth industries.

Fiscal Year Highlights.  The Company’s commitment to our strategy was demonstrated as clearly in 2013 as in any other year in our history.  The closing of the Coperion acquisition significantly advanced our growth and diversification — both geographically and by industry.  This year represented the first fiscal year in which a majority of our consolidated revenue came from our process equipment business, rather than from death care.  Also for the first time this year, more than 40 percent of our consolidated revenue was generated outside of the United States.

This year was also highlighted by transition in our leadership.  In February, F. Joseph (Joe) Loughrey became the Chairperson of the Board of Directors, upon the retirement of former Chair Ray J. Hillenbrand.  And effective September 6, 2013, the Company transitioned the role of President and CEO from Mr. Camp to Mr. Raver, following Mr. Camp’s retirement after more than five years in that role and over thirty years of dedicated service to the Company and its predecessors.  We are forever grateful to Mr. Hillenbrand and Mr. Camp for their bold leadership and immeasurable contributions to the Company’s success, and we look forward to the bright future ahead.

Shareholder Outreach.  Our 2013 fiscal year was also marked by a robust shareholder outreach initiative.  At the Company’s 2013 Annual Meeting, our shareholders approved the Company’s annual “Say on Pay Vote” with a clear majority, but with a lower rate of support than in previous years.  This vote followed a report issued by one of the prominent proxy advisory firms that raised concerns with elements of our executive compensation program.  Consequently, the Compensation Committee and full Board launched a campaign to solicit feedback from major shareholders and their proxy advisors regarding the Company’s compensation practices and other matters.

We have been extremely pleased with the response to this outreach campaign.  Coupled with advice from the Committee’s independent compensation consultant, these efforts ultimately led us to implement changes to our compensation program described in more detail in this letter and in the “Compensation Discussion and Analysis” section, or “CD&A,” that follows.  Similarly, the Board of Directors and its Nominating/Corporate Governance Committee also took action this year in connection with these outreach efforts, launching certain corporate governance changes described elsewhere in this proxy statement that are intended to more closely align the Company with current “best practices.”  We believe efforts like these demonstrate our commitment to listening and responding to the interests of our shareholders — a commitment that will continue to guide our compensation practices and decisions.

Introduction to CD&A.  The Compensation Discussion and Analysis that follows highlights the Committee’s efforts to align executive compensation with Company strategy and with the interests of shareholders.  The section begins by introducing the Company’s executive officers and its Executive Compensation Philosophy, which is driven by a strong commitment to performance-based compensation.  The CD&A also focuses on the process and factors considered in determining our executives’ compensation.  Among other items considered, the Committee reviewed the compensation practices of our selected peer group of companies, a group we changed significantly this year to reflect the Company’s evolution.

The CD&A provides detailed descriptions of the components of our compensation, including our performance-based short-term and long-term incentive compensation plans.  With advice and leadership from the Committee, this year Company management and the Board of Directors developed amended and restated versions of each of these plans, which will be presented to the shareholders for approval at the Annual Meeting as described in this proxy statement.  We believe that the ability to offer the equity and other incentive awards contemplated by these plans is necessary to attract, retain, and motivate executives upon whom the continued growth of the Company largely depends.

Finally, the CD&A provides a summary of the employment-related agreements we have with our executives, as well as certain of the Company’s compensation-related policies.  Among other items, you will read about the initiative led by the Committee this year to eliminate single-trigger vesting of benefits and excise tax gross-ups for our President and CEO in the event of a change in control transaction.

Conclusion.  We believe that decisions and actions implemented by Company management in successfully executing our strategy, and by the Committee in driving an effective compensation program, have begun to bear fruit and will continue to do so.  In the words of retired CEO Mr. Camp, we are pleased with the Company’s progress over the past year, but not satisfied.  Actions taken this year support an evolution that has been calculated and intentional, as we continue to drive shareholder value by aligning management interests with those of our shareholders.

In conclusion, all of us at Hillenbrand wish to express our gratitude to you, our shareholders, for your investment and continued support.  Together we will continue to make decisions that we believe will sustain the creation of long-term shareholder value.

Respectfully,

Neil S. Novich
Chairperson, Compensation and
Management Development Committee

PART I:  COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Part I of this “Executive Compensation” section presents a thorough discussion of our executive compensation philosophy, policies, actions, decisions (and the basis for such decisions), and procedures as they relate to our executive officers who are included in the compensation disclosures in this proxy statement pursuant to SEC rules — persons who are identified as our “Named Executive Officers.”  The discussion in this section is organized as follows:

•                  Our Executive Compensation Philosophy

•                  Process for Determining Compensation

•                  Changes Made in Response to Feedback from Shareholder Outreach

•                  Compensation of Our Named Executive Officers for Fiscal Year 2013

•                  Retirement and Savings Plans

•                  Employment Agreements and Termination Benefits

•                  Other Personal Benefits

•                  Compensation-Related Policies

Part II of this “Executive Compensation” section is a report from the Compensation and Management Development Committee of our Board of Directors (the “Compensation Committee”).  Following that report, in Part III, we present numerous tables that report in detail the compensation of, and the potential amounts payable by the Company under certain contractual agreements with, the Named Executive Officers.  Part IV provides information regarding the engagement of Ernst & Young LLP, the independent compensation consultant engaged by the Compensation Committee.  Part V provides information relating to the compensation-related risk assessment and management strategies employed by the Company.

We have attempted to assist you in your understanding of the information presented by the use of tables and charts as much as possible.  We encourage you to keep two basic thoughts in mind as you read:

•                  First, the compensation of our Named Executive Officers is set by our Compensation Committee, which is a committee of independent directors.

•                  Second, a significant portion of each Named Executive Officer’s compensation is variable based on individual performance and the performance of the Company.  This design aligns compensation with the interests of the shareholders of the Company.

Our Named Executive Officers.  SEC rules identify our “Named Executive Officers” as those persons who served as (i) our principal executive officer during the year ended September 30, 2013, (ii) our principal financial officer during the year ended September 30, 2013, and (iii) our other three most highly compensated executive officers for the year ended September 30, 2013.   Effective September 6, 2013, Kenneth A. Camp retired from his position as President and CEO of the Company and, at such time, Joe A. Raver was appointed to succeed him.(2)  Accordingly, as a result of Mr. Camp and Mr. Raver each having served as our principal executive officer during the year, each is a Named Executive Officer and the Company will report and discuss the compensation information required in this proxy statement for the following six Named Executive Officers:

(2)   Mr. Camp remained an employee of the Company through December 2013.

Joe A. Raver	President and Chief Executive Officer (effective September 6, 2013) and President of Process Equipment Group
Kenneth A. Camp	Former President and Chief Executive Officer (retired effective September 6, 2013)
Kimberly K. Ryan	Senior Vice President and President of Batesville
Cynthia L. Lucchese	Senior Vice President and Chief Financial Officer
Scott P. George	Senior Vice President, Corporate Development
John R. Zerkle	Senior Vice President, General Counsel and Secretary

Our Executive Compensation Philosophy

Our Compensation Committee has adopted the following Executive Compensation Philosophy, which describes the objectives and principles of our executive compensation program and which is used as the guide to our program design and compensation decisions:

Hillenbrand’s executives should be fairly compensated for creating appropriate long-term returns for shareholders.

The executive compensation program is designed to ensure officers and key management personnel are effectively compensated in terms of base salary, incentive compensation, and other benefits that advance the long-term interest of Hillenbrand’s shareholders.

The compensation program is based on the following principles:

•                  Reinforcing the absolute requirement for ethical behavior in all practices;

•                  Aligning management’s interests with those of shareholders;

•                  Motivating management to achieve superior results by paying for sustainable performance;

•                  Ensuring competitive compensation in order to attract and retain superior talent;

•                  Maintaining a significant portion of at-risk compensation (superior performance is rewarded with commensurate incentives, while little to no incentive is paid for underperformance);

•                  Delineating clear accountabilities; and

•                  Providing clarity and transparency in compensation structure.

Key Point: Focus on Performance-Based Compensation.  It is important to note that a key element of the compensation philosophy of Hillenbrand and our Compensation Committee is that a significant portion of each Named Executive Officer’s compensation will be “performance-based” and, therefore, at risk.  This theme is highlighted in the table below, which summarizes the components of our executive compensation program.  A more detailed discussion of these components and the plans under which they are provided appears later in this “Compensation Discussion and Analysis” section.

Component	Description and Purpose
Base Salary	Fixed compensation intended to provide a base level of income and aid in the attraction and retention of talent in a competitive market.

Short-Term Incentive Compensation (“STIC”)

Variable annual cash bonus designed to motivate and reward individuals based on achieving both company (Hillenbrand or its business units, as applicable) and individual performance goals for a given fiscal year. Also aids in the attraction and retention of talent in a competitive market.

Long-Term Incentive Compensation (“LTIC”)

Variable annual equity grant with three-year vesting period designed to reward executives for creating long-term shareholder value and for their individual contributions to the Company’s performance, as well as to motivate future contributions and decisions aimed at increasing shareholder value. Also aids in the attraction and retention of talent in a competitive market. Our Named Executive Officers, as well as certain other officers, are required to retain a certain amount of Company common stock or equivalents as described below under the heading “Compensation-Related Policies.”

Retirement and Other Benefits	Fixed component of compensation intended to protect against catastrophic expenses (healthcare, disability, and life insurance) and provide opportunity to save for retirement (pension and 401(k)).

Post-Termination Compensation (Severance and Change in Control)	Severance program designed to allow executives to focus on acting in the best interests of shareholders regardless of the impact on their own employment.

The first three compensation components shown in the above table (base salary, STIC, and LTIC) make up what is generally referred to as an employee’s “core compensation.”  While the core compensation of our Named Executive Officers consists of both fixed and variable components, a significant portion is variable, or performance-based.  Stated another way, each of the Named Executive Officers receives a base salary regardless of the performance of the Company in any individual year.  Any particular officer’s salary can be and is modified from year to year based on such officer’s individual performance and changes in responsibilities, as determined by the CEO or our Compensation Committee, as applicable.  Beyond base salary, each of our Named Executive Officers is eligible to receive STIC and LTIC, but those components of compensation are variable and at risk, dependent upon the performance of the Company and the individual performance of the officer.  STIC payouts vary based on the annual performance of the Company or its applicable business unit and the individual officer, while LTIC payouts vary based on the performance of the Company or business unit over a three-year measurement period.  Detailed explanations of our performance-based STIC and LTIC programs are provided in the pages that follow.

Our commitment to performance-based compensation is illustrated by the following chart, which shows the fixed (base salary) and variable (STIC and LTIC) core compensation at target levels for our President and CEO for fiscal year 2013:(3)

This chart shows that over 75 percent of the target core compensation of the Company’s President and CEO for the year was performance-based, and at-risk, while less than 25 percent was fixed.  The Compensation Committee believes that this approach to compensating our President and CEO, and the similar approach taken with the other Named Executive Officers, aligns executive compensation appropriately with the interests of shareholders of the Company and creates incentives for executives to act in the best interests of the shareholders.

Target Core Compensation Mix.  The Compensation Committee’s approach to creating annual target STIC and LTIC awards for Named Executive Officers, and the principles driving that approach, are discussed in more detail below.  This approach generally produces a core compensation mix of approximately 24 percent base salary, 22 percent STIC, and 54 percent LTIC for our President and CEO (as reflected in the chart above), and a mix of approximately 30 percent base salary, 20 percent STIC, and 50 percent LTIC for the other Named Executive Officers.

Process for Determining Compensation

In December of each year, the Compensation Committee takes the following actions:

•                  It sets the base salaries of the Named Executive Officers for the coming calendar year.

•                  It adjusts, if deemed appropriate, the STIC target award formula for each Named Executive Officer and establishes the performance objectives that are to be used in the award formula for the new fiscal year.  See the discussion below under the heading “Annual Cash Incentive Awards” for more details regarding performance objectives and the STIC award formula.

(3)   The figures in this chart relate to the compensation of our former President and CEO, Mr. Camp, who retired from that position effective September 6, 2013.  These figures would be similar but not identical for fiscal year 2013 for the compensation of our new President and CEO, Mr. Raver, since he spent a large portion of the year in another role (for which he was compensated accordingly) prior to his promotion.  However, the figures in the chart accurately reflect Mr. Raver’s core fixed and variable compensation at target levels for fiscal year 2014 in his role as President and CEO.

•                  It certifies performance and confirms the computation of the actual STIC awards to be paid to the Named Executive Officers with respect to the fiscal year ended on the preceding September 30.

•                  It makes LTIC grants to the Named Executive Officers and determines the performance period and performance objectives that are to be used in the award formula.  See the discussion below under the heading “Long-Term Incentive Compensation (LTIC)” for more details regarding performance periods and objectives and the LTIC award formula.

•                  It certifies performance and confirms the computation of the actual award amounts to be paid to the Named Executive Officers with respect to performance-based LTIC awards whose three-year performance measurement period ended on the preceding September 30.

Factors Considered in Setting Compensation

General.  In establishing and adjusting the elements of our executive compensation program and the compensation packages for the Named Executive Officers, the Compensation Committee considers and analyzes a number of factors.  No single factor determines the outcome of the Committee’s work.  The Compensation Committee strives to establish compensation packages for the Named Executive Officers that enable the Company to attract, motivate, and retain the executive talent needed to operate the Company in a manner that is in the best interests of the shareholders.

Factors the Compensation Committee considers are discussed below.  They are not discussed in any order of priority, and no one factor standing alone is necessarily more important than the others.

Peer Group Data.  The Compensation Committee compares the components and levels of our compensation program to those of a selected peer group of companies.  Our Compensation Committee believes that we have to remain competitive in order to attract, retain, and motivate our executive talent and believes that when the Company exceeds expected performance targets, our Named Executive Officers should be rewarded accordingly.

Our Compensation Committee benchmarks the target compensation of our Named Executive Officers to the 50th percentile of the compensation paid by our peer group, although actual compensation paid in any given year may be above or below the benchmark, as a result of the performance-based nature of our executive compensation program and a variety of other factors that the Committee considers in setting compensation.

The Compensation Committee regularly reviews the composition of the Company’s peer group and, as appropriate, updates the group to reflect changes among peer companies, industry consolidation, and the Company’s own evolution as a global diversified industrial company.  In developing our peer group, our Compensation Committee, aided by its independent compensation consultant, reviews various business attributes and financial metrics to assess whether additions or deletions to the current peer group are appropriate.  Qualitative factors considered in developing the peer group include the complexity of a company’s product line, extent of its global operations, cyclicality of its business, application of a continuous improvement model across its entire business, and whether it maintains an internal distribution method and supply chain management focus.  Quantitative factors include free cash flow, operating income, and return on invested capital, among others.  In addition, various members of management provide input to the Committee relative to understanding the Company’s key financial metrics, key competitors for talent, key competitors in the markets we serve, the Company’s business plan, and other factors.  Notwithstanding the above, decisions regarding the composition of the peer group ultimately rest with the Compensation Committee.

During fiscal year 2013, the Compensation Committee spent significant time evaluating the peer group and made changes to the Company’s peer group to more closely align the group with the Company’s growing scope and revenues and changing portfolio, particularly in light of the Company’s acquisition of Coperion.  The peer group now consists of the following 16 companies:

Acuity Brands, Inc.	Itron, Inc.
Bruker Corporation	John Bean Technologies Corporation
CLARCOR, Inc.	Matthews International Corporation
EnPro Industries, Inc.	Rexnord Corporation
Graco Inc.	Steelcase Inc.
Herman Miller, Inc.	Tempur Sealy International Inc.
HNI Corporation	The Middleby Corporation
IDEX Corporation	Waters Corporation

Independent Compensation Consultant Expertise.  The Compensation Committee engages an independent compensation consultant to provide various items of relevant information and to perform various services for the Committee in connection with the establishment of the elements of our executive compensation program.  Ernst & Young LLP (“EY”) has been the Committee’s independent compensation consultant since 2008.  The Compensation Committee seeks and considers the expert advice and recommendations of the independent compensation consultant in connection with the administration of our compensation program and the establishment of appropriate compensation components and levels with respect to our Named Executive Officers.

The independent compensation consultant advises the Compensation Committee on an ongoing basis with regard to the general competitive landscape and trends in compensation matters, including (i) incentive plan design, (ii) peer group selection and competitive market analyses, (iii) compensation risk management, and (iv) developments in emerging trends and practices.  The consultant attends meetings of the Compensation Committee and at the request of the Chairperson participates in the Committee’s executive sessions.

See “Compensation Consultant Matters” in Part IV below for additional information regarding the Compensation Committee’s engagement of EY as its compensation consultant, as well as amounts paid to EY and its affiliates during fiscal year 2013 for executive compensation consulting and other services.

Survey Data.  In addition to peer group data, the Compensation Committee considers published compensation survey data provided by its independent compensation consultant, focusing on compensation data for companies in the manufacturing industry with revenues within a comparable range of the Company’s revenue.  The survey data provides additional compensation data targeted to the specific job responsibilities of our Named Executive Officers.

External Market Conditions.  The Compensation Committee also takes into account external market conditions when establishing the total compensation of each Named Executive Officer.  Our headquarters is located in a relatively small rural community between Indianapolis, Indiana, and Columbus, Indiana, and Cincinnati, Ohio, all of which are home to other public companies, and we must compete with companies in those metropolitan areas for our executive talent.

Individual Factors.  Individual factors are also considered by the Compensation Committee in establishing the compensation packages of our Named Executive Officers.  These factors include the level and breadth of experience and responsibility of the officer, the complexity of the position, individual performance and growth potential, and the difficulty of replacement.  Individual performance of our Named Executive Officers is evaluated in large part based upon the achievement of group and personal goals that are established by management and approved by the Compensation Committee each year.  These goals for 2013 are described below.  The Company’s Chief Executive Officer discusses with the Compensation Committee his review and analysis of the performance of the other Named Executive Officers and makes recommendations to the Committee regarding their compensation packages.

2013 Individual Performance Goals.  Management identified and the Compensation Committee approved five common objectives for all of our Named Executive Officers for fiscal year 2013.  They were as follows:

•                  Strengthen our corporate capabilities by ensuring that resources, processes, procedures, and controls necessary to be a successful, compliant, efficient, and well-controlled public company are in place.  This will be accomplished through the application of the principles of Lean Business across the enterprise.

•                  Support the operating companies by providing necessary and sufficient resources to continue to generate profitable organic and acquisition growth that generates strong, predictable cash flows.  This will be accomplished through a transparent resource allocation process and a commitment to a lean organization and leadership talent development, both at the corporate and operating company levels.

•                  Actively pursue acquisitions by pursuing prudent opportunities that provide revenue and earnings per share growth, meet our strategic criteria, and leverage our core competencies.  This will be accomplished through an active and effective screening process that engages the senior-most leadership in the identification of targets and the broader organization in evaluation.

•                  Ensure acquisition success by planning and preparing for due diligence and integration with a specific focus on our areas of competency, including Lean Business, Strategic Planning, and Talent Development.  This will be accomplished through creating an environment so compelling that individuals, who can compete for the best opportunities anywhere, choose us.

•                  Actively engage and shape the environment in which we compete by ensuring that the Company’s voice on national, state, and local issues is heard.  This will be accomplished through dialogue between senior management and members of local, state, and national legislative and executive branches of government, civic engagement in our communities, and active participation in business and industry associations.

The following unique personal objectives were identified for each of the Named Executive Officers for fiscal year 2013:

•                  For Mr. Camp, executing the Company’s strategy and business plan; leading the Company’s growth initiatives; overseeing the Company’s acquisition activities; overseeing efforts designed to strengthen the talent pool, capabilities, and competencies of the Company; ensuring that the Company engages in appropriate, meaningful, and transparent conversations with shareholders; achieving the Company’s financial objectives; and leading the CEO and executive officer succession planning and implementation process.

•                  For Mr. Raver,(4) developing and executing the strategic and the resulting operating plan of the Process Equipment Group; growing core revenue and income before taxes (IBT) through organic growth in under-penetrated segments and new product development; creating strategic acquisitions and alliances; with respect to the Process Equipment Group’s acquisition activities, leading due diligence efforts and subsequent integration; and improving the Process Equipment Group’s cost structure and strengthening its core capabilities.

•                  For Ms. Ryan, developing and executing the strategic and the resulting operating plan of Batesville; growing core revenue and IBT through organic growth in under-penetrated segments and new product development; creating strategic acquisitions and alliances; with respect to Batesville’s acquisition activities, leading due diligence efforts and subsequent integration; and improving Batesville’s cost structure and strengthening its core capabilities.

•                  For Ms. Lucchese, ensuring appropriate processes and procedures for the operation of the Company as a public company are in place and functioning effectively; providing financial leadership with excellence to the Company; managing financial due diligence efforts and subsequent integration with respect to the Company’s acquisition activities; and providing financial support where necessary to the Company’s subsidiaries and their finance staffs.

•                  For Mr. George, providing the Company with high quality leadership and performance in all areas of Corporate Development; providing support, where appropriate, to the Company’s business units and their staffs with respect to their individual Corporate Development activities; supervising and coordinating the work of multi-disciplinary teams involved in the Company’s acquisition and divestiture efforts, particularly as it relates to opportunity identification and analysis, due diligence, and integration; and strengthening the Company’s Corporate Development talent pool.

•                  For Mr. Zerkle, ensuring appropriate processes and procedures for the operation of the Company as a public company are in place and functioning effectively; providing general legal counsel with excellence to the Company; providing legal support where necessary to the Company’s subsidiaries; managing legal due diligence efforts, transaction documentation with respect to the Company’s acquisition activities and subsequent integration; managing all litigation involving the Company; and supervising and coordinating the responsibilities of other attorneys in the Company’s legal department.

Internal Pay Equity.  The Compensation Committee considers the differentials between the compensation levels of our Named Executive Officers in light of their respective positions and responsibilities and seeks to maintain those differentials at equitable levels, considering peer group and survey data with respect to corresponding differentials at other companies.

(4)   Mr. Raver’s identified personal objectives for fiscal year 2013 related to his role as Senior Vice President and President of Process Equipment Group.  His objectives related to his role as President and CEO of the Company will be identified beginning with fiscal year 2014.

Aggregate Compensation.  The Compensation Committee considers the aggregate value of the Named Executive Officers’ core compensation components of base salary, STIC at target level, and LTIC at target level.  The Compensation Committee compares the aggregate amount of these elements for our Named Executive Officers to the aggregate amount of the same elements of executive officer compensation at other companies using peer group and survey data.

Our Compensation Committee benchmarks the target compensation of our Named Executive Officers to the 50th percentile of the compensation paid by our peer group, although actual compensation paid in any given year may be above or below the benchmark, due to the performance-based nature of our executive compensation program and a variety of other factors that the Committee considers in setting compensation.

Additionally, the Compensation Committee reviews “tally sheets” reflecting all compensation paid to our Named Executive Officers, including retirement and other benefits, perquisites, and amounts potentially payable to them upon a “change in control” of the Company.  The Compensation Committee also considers projections as to the potential future value of long-term equity awards made to the Named Executive Officers.

Shareholder Say on Pay Vote.  At each Annual Meeting of the Company’s shareholders since 2011, the Company has held a “Say on Pay Vote,” which is a non-binding advisory resolution stating that shareholders approve the compensation paid to the Company’s Named Executive Officers.  The Compensation Committee carefully considers the results of this vote each year.  Prior to the 2013 Annual Meeting, Company shareholders had approved each previous Say on Pay Vote with an average of approximately 97 percent support.  At the 2013 Annual Meeting, shareholders approved the Say on Pay Vote with just over 80 percent support. This lower rate of support, while still a clear majority, prompted the Compensation Committee to seek additional shareholder feedback with respect to the Company’s compensation practices and other matters.  This shareholder outreach effort and the resulting changes to Company practices are described in more detail in the next section.

Changes Made in Response to Feedback from Shareholder Outreach

In the weeks before the Company’s 2013 Annual Meeting of its shareholders, one of the prominent proxy advisory firms issued a proxy report raising concerns with elements of our executive compensation program.  Soon after the issuance of this report, our shareholders approved the Company’s Say on Pay Vote with a lower rate of support than in previous years, prompting the Compensation Committee to solicit shareholder input specifically regarding the compensation paid to the Company’s Named Executive Officers.  In connection with this process, our Board of Directors and the Nominating/Corporate Governance Committee also took the opportunity to evaluate certain of our corporate governance practices that, although not directly related to compensation, constitute part of the Company’s overall approach to the relationship with our shareholders.

As part of this evaluation, we engaged in substantial outreach efforts with our major shareholders and their proxy advisors to gather feedback, beginning even before the results of last year’s Say on Pay Vote were final.  We reached out to our top 60 shareholders — cumulatively representing roughly 66 percent of our outstanding stock at the time — and requested individual meetings to discuss our executive compensation practices and other matters.  We ultimately held one-on-one conversations with approximately 50 of those shareholders.  In addition, we engaged with certain proxy advisory firms in order to better understand their pay-for-performance guidelines, to discuss certain elements of our executive compensation program that had been deemed negative, and to better understand their positions on certain governance matters.

These efforts were led by our senior management and, in some cases, a member of our Compensation Committee, with the purpose of exchanging insight and perspective into our executive compensation program, including a focus on CEO compensation, perquisites, pay-for-performance, compensation disclosure, and change in control payments, as well as other non-compensation corporate governance issues.  The shareholder discussions were conducted by telephone and occurred primarily during our second fiscal quarter of 2013, as our Board and its committees were considering certain updates to our executive compensation program and corporate governance policies.  Universally, shareholders expressed appreciation for our high level of shareholder outreach and were generally supportive of the changes to our executive compensation program that were discussed, many of which have now been implemented and are described further below.

In the months that followed the shareholder and proxy advisory firm discussions, the Compensation Committee also obtained feedback, advice, and recommendations on compensation best practices from its independent external compensation consultant, Ernst & Young LLP.  The Committee and the full Board also reviewed the Company’s performance, the practices of its peers, compensation surveys, and other materials regarding executive compensation and corporate governance.

As a result of the outreach, feedback, and review process, the Compensation Committee and Board have adopted certain executive compensation and corporate governance changes.  The governance changes are described above in the “The Board of Directors and Committees” section under the heading “Other Corporate Governance Matters.”  Set forth below are descriptions of the principal compensation-related changes that have been made.  Recognizing historical compensation practices and arrangements already in place, the Compensation Committee decided to use the appointment of Joe A. Raver as President and CEO during fiscal year 2013 as the opportunity to take the first step in implementing certain of these changes.

•                  Eliminated excise tax gross-ups for CEO.  With guidance from the Compensation Committee, the Company entered into a new change in control agreement with Mr. Raver in connection with his appointment as President and CEO during fiscal 2013.  This new agreement eliminated the Company gross-up payment provided for in Mr. Raver’s prior change in control agreement, relating to excise taxes imposed on certain “parachute payments” by Section 4999 of the Internal Revenue Code.  Mr. Raver’s new change in control agreement is intended to serve as the Company’s model for future executive change in control agreements.  See the discussion below under the heading “Change in Control Agreements” for additional information regarding this agreement.

•                  Eliminated “single-trigger” vesting for CEO.  Mr. Raver’s new change in control agreement, coupled with an amendment to certain existing incentive compensation award agreements, eliminated the provisions which provided for “single-trigger” accelerated vesting of certain incentive compensation awards.  Therefore, all benefits payable to Mr. Raver upon a change in control of the Company — both cash-based and stock-based — are now payable only under a “double-trigger” provision, meaning that they are payable only if his employment is terminated under certain specified circumstances either in anticipation of, or within a set period of time after the occurrence of, the change in control transaction.  See the discussion below under the heading “Change in Control Agreements” for additional information.

•                  Implemented comprehensive anti-hedging policy.  The Board adopted a new Insider Trading and Disclosure Policy for all employees and directors, which now includes, among other provisions, an anti-hedging provision with respect to the Company’s stock.

•                  Increased stock ownership requirement for CEO.  The Board amended our Corporate Governance Standards to increase the Company stock ownership requirement applicable to our President and CEO, who is now required to own and hold shares of our common stock equal to five times his annual base salary.  The previous ownership requirement was four times annual base salary.

The Board and the Compensation Committee believe these changes are responsive to feedback from shareholders and enhance the performance orientation of our executive compensation program.  In addition, these changes, coupled with some of the transformative changes made to our LTIC program in recent years — specifically, changes to the payout curve and the manner in which acquired businesses are factored into the formula — reflect our ongoing commitment to aligning executive pay with long-term shareholder value.

Compensation of Our Named Executive Officers for Fiscal Year 2013

The discussion that follows concerning compensation decisions regarding our Named Executive Officers for 2013 should be read with the understanding that Mr. Raver was not yet in his role as President and CEO of the Company in December 2012 when the Committee approved the compensation paid to our Named Executive Officers for 2013, as Mr. Camp held this position at that time, prior to his retirement.

In considering fiscal year 2013 compensation, the Compensation Committee received from and reviewed in detail with the Committee’s independent compensation consultant an Executive Compensation Analysis reporting, among other things, the median compensation paid by members of our peer group to their highest-paid executive officers, as well as the 25th percentile, median, and 75th percentile compensation levels of similar executive officers as determined from various published compensation surveys.

Mr. Camp provided to and discussed with the Compensation Committee his review and analysis of the performance of the other Named Executive Officers.  Mr. Camp also recommended to the Committee proposed compensation packages for the other Named Executive Officers for fiscal year 2013, which, at the request of the Committee, he had developed after reviewing the Executive Compensation Analysis provided to the Committee.  After discussing the recommendations, reviewing individual performance, and considering Company performance data and competitive benchmark information, the Committee approved the compensation for the Named Executive Officers.

The Compensation Committee, outside of Mr. Camp’s presence, also discussed Mr. Camp’s performance when setting his fiscal year 2013 compensation.  This discussion included a review of Mr. Camp’s objectives as approved by the Committee for the prior year and the level of achievement of each of those objectives.  After assessing Mr. Camp’s performance for the year, the Committee, considering the impact of all relevant factors and considering the advice and recommendations of the Committee’s independent compensation consultant, determined Mr. Camp’s compensation for 2013.

Mr. Raver began the fiscal year as Senior Vice President of Hillenbrand and President of Process Equipment Group.  Then, in March 2013, the Board appointed him to succeed Mr. Camp as President and CEO of the Company, effective September 6, 2013.  In connection with that decision, the Compensation Committee, with the assistance of its independent compensation consultant, agreed with Mr. Raver on a compensation package, including a base salary and short- and long-term incentive components.  In composing this package, the Committee carefully analyzed CEO compensation within the Company’s peer group, with a particular focus on CEO tenure.  The Committee also considered published survey data and other relevant information in arriving at this compensation package.

The individual components of our Named Executive Officers’ 2013 compensation packages are described in detail below.

Base Salaries.  The following adjustments were made to the Named Executive Officers’ calendar year base salaries(5) during the fiscal year ended September 30, 2013:

	2012	2013	% Increase

Joe A. Raver(6)	$454,000	$467,620	3.00

Kenneth A. Camp	$742,000	$764,260	3.00

Kimberly K. Ryan	$412,000	$424,360	3.00

Cynthia L. Lucchese	$351,000	$361,530	3.00

Scott P. George	$400,000	$412,000	3.00

John R. Zerkle	$322,000	$331,660	3.00

The Compensation Committee believes these adjustments are not only appropriate in light of available comparative data and the total mix of compensation for each of these officers, but also necessary in order to provide a base level of income and aid in the attraction and retention of talent in a competitive market.

Annual Cash Incentive Awards

Overview.  The payment of annual cash short-term incentive compensation (“STIC”) to our Named Executive Officers for fiscal year 2013 was formula-based and was governed by our Short-Term Incentive Compensation Plan for Key Executives in place during fiscal 2013 (“STIC Plan”).  See the discussion under the heading “Proposal No. 4” below for more information regarding the proposed restatement of the STIC Plan effective beginning with fiscal year 2014.  The proposed restatement of the STIC Plan, a copy of which is attached to this proxy statement as Appendix B, is in most respects similar to the STIC Plan that was in place during fiscal 2013, with the primary difference being the addition of certain performance measures that were not included in the STIC Plan previously in place.

(5)   Although the Company’s fiscal year ends September 30, base salary decisions and adjustments are generally made on a calendar year basis.  Consequently, the calendar year base salaries shown in this table differ from the fiscal year base salaries reflected elsewhere in this proxy statement, including later in this Part I and in the “Summary Compensation Table” in Part III below.

(6)   This chart reflects the annual adjustment made to Mr. Raver’s salary at the beginning of fiscal year 2013 in connection with his role as Senior Vice President of Hillenbrand and President of Process Equipment Group.  Mr. Raver subsequently received a salary increase within the compensation package offered to him in connection with his appointment to President and CEO of the Company, effective September 6, 2013, which compensation package is detailed throughout this “Executive Compensation” section.  Mr. Raver’s annual base salary was increased to $600,000 effective upon his assumption of the role of Hillenbrand President and CEO.

The STIC Plan is designed to motivate our Named Executive Officers to perform and meet both company and individual objectives.  It is consistent with our philosophy that employees should share in the Company’s success when value is created for our shareholders.  The potential to be paid short-term cash incentive awards plays an important role in the attraction and retention of our Named Executive Officers.

STIC awards are calculated primarily using a formula (described in detail below) based on achievement of pre-established financial performance targets set by the Compensation Committee, with limited flexibility for the Committee to make adjustments on an officer-by-officer basis to reflect individual performance.  The process by which an officer’s STIC award is determined is as follows:

•                  At the beginning of each fiscal year, the Compensation Committee approves a formula for calculating each officer’s STIC award and sets financial performance targets for the Company or its applicable business unit that underlie this formula.

•                  Following the end of the fiscal year, the Committee certifies the level of achievement of these performance targets, which achievement levels are then entered into the STIC formula for each officer.  More detail regarding achievement of performance targets is provided below under the headings “STIC Award Formula” and “Company Performance Factors.”

•                  After achievement levels are entered into the formula, the Committee then applies a Maximum Award Factor to determine the maximum, or “capped,” award that each officer is entitled to receive. More detail regarding the determination of a maximum amount is provided below under the heading “STIC Award Formula.”

•                  Finally, the Committee evaluates the individual performance of the officer for the prior fiscal year and approves his or her actual award amount.  In approving the final award, the Committee has the authority to reduce, on an individual — not an aggregate — basis, that officer’s STIC award below the maximum, or “capped,” amount, if and to the extent deemed appropriate based on his or her individual performance.  The Committee determines whether or not such an adjustment is appropriate for our Named Executive Officers after considering individual performance reviews relating to the achievement of established goals, which are described above under the heading “Factors Considered in Setting Compensation.”

STIC Award Formula.  Our formula for calculating the maximum STIC awards potentially payable to our Named Executive Officers each year is as follows:

Base Salary	x	Individual Factor	x	Company Performance Factor	x	Maximum Award Factor	=	Maximum (or “Capped”) Potential STIC Award

The formula components are described and quantified as follows:

•                  Base Salary:  the amount of salary paid to the Named Executive Officer during the applicable fiscal year.

•                  Individual Factor:  a pre-established percentage of base salary that varies among the Named Executive Officers.  Mr. Raver’s Individual Factor as President and CEO of the Company is 90 percent, and his Individual Factor relating to the portion of the year during which he served as Senior Vice President and President of Process Equipment Group was 75 percent.(7)  Mr. Camp’s Individual Factor was 90 percent.  Ms. Ryan’s Individual Factor was 75 percent.  The Individual Factor for each of Ms. Lucchese, Mr. George, and Mr. Zerkle was 50 percent.  The Compensation Committee may adjust those percentages from year to year if deemed appropriate.

•                  Company Performance Factor:  a percentage reflecting the Company’s or, as applicable, its business unit’s actual achievement level with respect to the pre-established financial performance targets set by the Compensation Committee for each fiscal year.  These financial performance targets are designated amounts of “Net Revenue,” “Core IBT,” and “Core Cash Flow,” which are further described below:

•                  Net Revenue:  this is a calculation of revenue, ignoring the effects of the following items:

•                  acquisitions made during the fiscal year (corresponding adjustments will be made to the plan targets);

•                  divestitures made during the fiscal year (corresponding adjustments will be made to the plan targets);

•                  changes in accounting pronouncements in accounting principles generally accepted in the United States (“GAAP”) or applicable international standards that cause an inconsistency in computation as originally designed; and

•                  the foreign exchange translation of income statements at exchange rates that differ from those assumed in the STIC Plan.

•                  Core IBT:  this is income before taxes, adjusted to eliminate the following selected extraordinary and non-recurring items (adjustment items are determined in advance by the Compensation Committee during the first quarter of each fiscal year):

•                  all professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition;

•                  all professional fees, due diligence fees, expenses, and integration costs related to a specific divestiture;

•                  income, losses, or impairments from specific financial instruments transferred to the Company as part of our spin-off in 2008 (i.e., auction rate securities, equity limited partnerships, common stock, and promissory notes);

•                  stock compensation expense;

•                  external extraordinary legal costs (e.g., antitrust litigation);

•                  restructuring charges and other items related to a restructuring plan approved by the Company’s CEO;

(7)   As a result of Mr. Raver’s promotion to the role of Hillenbrand President and CEO during the fiscal year, his Individual Factor and other elements of his 2013 STIC award were prorated to account for the time he spent in each of his roles during the year.  The remainder of this section provides further detail regarding the calculation of Mr. Raver’s 2013 STIC award.

•                  changes in accounting pronouncements in GAAP or applicable international standards that cause an inconsistency in computation as originally designed; and

•                  realized and unrealized transaction gains and losses caused by foreign exchange, gains and losses caused by foreign exchange translation of balance sheet accounts, and any effects of the foreign exchange translation of income statements at exchange rates that differ from those assumed in the STIC Plan.

•                  Core Cash Flow:  this is a calculation of cash flow that excludes the effects of transactions not related to ongoing operations; the calculation uses a standard 36 percent tax rate, and adjustments (which are determined in advance by the Compensation Committee during the first quarter of each fiscal year) are made to exclude the effects of the following items:

•                  purchase price and all professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition (general costs associated with acquisition readiness and that are not a part of a specific acquisition will be included in the calculation);

•                  all professional fees, due diligence fees, expenses, and integration costs related to a specific divestiture;

•                  stock compensation expense;

•                  external extraordinary legal costs (e.g., antitrust litigation);

•                  restructuring charges and other items related to a restructuring plan approved by the Company’s CEO;

•                  Company directives or initiatives that influence cash flow position (e.g., directives to hold cash);

•                  changes in accounting pronouncements in GAAP or applicable international standards that cause an inconsistency in computation as originally designed; and

•                  realized and unrealized transaction gains and losses caused by foreign exchange, and gains and losses caused by foreign exchange translation of balance sheet accounts.

For a Named Executive Officer who has direct responsibility to a business unit other than Hillenbrand, Inc., these performance targets track the performance of the relevant business unit (either Process Equipment Group or Batesville).  For all other Named Executive Officers, these targets track the performance of Hillenbrand, Inc.  In calculating the Company Performance Factor for each of our relevant business units, the performance targets described above are weighted as follows:

•                  For Hillenbrand and Process Equipment Group, the achievement level with respect to target Core IBT is weighted at 70 percent of the Company Performance Factor, while the achievement level with respect to target Net Revenue is weighted at 30 percent; and

•                  For Batesville, the achievement level with respect to target Core IBT is weighted at 40 percent of the Company Performance Factor, the achievement level with respect to target Net Revenue is weighted at 20 percent, and the achievement level with respect to target Core Cash Flow is weighted at 40 percent, reflecting Batesville’s enhanced opportunity for and commitment to the generation of strong cash flows.

The Company Performance Factor ranges from zero (producing a zero formula amount for maximum potential STIC) to 200 percent.  The Company Performance Factor may not exceed 200 percent, even if Hillenbrand or its relevant business unit achieves greater than 200 percent of the targets.  The Company Performance Factor will be zero if Hillenbrand or its relevant business unit does not achieve at least a threshold achievement level of either the targeted Net Revenue or targeted Core IBT, or, in Batesville’s case, targeted Core Cash Flow.  The Committee establishes this threshold achievement level, which for fiscal year 2013 was 80 percent of target for Hillenbrand and Batesville, and 70 percent of target for Process Equipment Group.

•                  Maximum Award Factor:  a multiplier established by the Compensation Committee in order to provide a “cap” on the maximum STIC award payout amount.  The maximum factor was 1.2 for fiscal year 2013.  Including this factor within the STIC formula enables the Committee to reward exceptional individual performance and motivate executives by providing the opportunity to exceed targeted goals.

•                  The Committee considers this capped amount on an individual — not an aggregate — basis, in determining whether to reduce an individual officer’s maximum potential STIC award in any given year based on his or her performance.  Any such individual adjustment by the Committee does not by definition indicate substandard performance; instead, it reflects the Committee’s assessment of an individual against the high standard it sets for a maximum possible level of performance.

•                  For example:

•                  It is expected that the STIC award for an officer who achieves his or her performance goals at target level in a particular year will be reduced from the maximum award amount (reflecting a 1.2 multiplier) to an amount at or near the target award amount (reflecting a 1.0 multiplier).

•                  It is expected that the STIC award for an officer who shows exceptional individual performance in exceeding all of his or her performance goals for the year will be an amount at or close to (but not in excess of) the maximum award amount.

Company Performance Factors.  The financial performance objectives and threshold achievement percentages (as described above) that determine the applicable Company Performance Factor within our STIC formula are established annually by the Compensation Committee at levels that reflect strong financial performance under then-existing conditions.  The target objectives are intended to represent stretch goals based on the business plan of the Company (or its applicable business unit) so that management must be diligent, focused, and effective in order to reach these goals.  The objectives are set with the intention that the relative level of difficulty in achieving the targets is consistent from year to year.

The following table sets forth the targeted financial performance objectives, the percentage of actual achievement, and the resulting Company Performance Factor for Hillenbrand and its relevant business units for fiscal year 2013:

	2013 Financial Criteria
	Hillenbrand	Batesville	Process Equipment Group(8)

Net Revenue Targeted Objective Amount (millions)	$1,626.9	$606.8	$1,049.8

Net Revenue Achievement Percentage	94.7%	102.6%	86.7%

Core IBT Targeted Objective Amount (millions)	$183.5	$138.6	$97.9

Core IBT Achievement Percentage	95.3%	106.0%	71.9%

Core Cash Flow Targeted Objective (millions)	N/A	$101.0	N/A

Core Cash Flow Achievement Percentage	N/A	132.2%	N/A

Company Performance Factor	80.6%	142.0%	37.7%

(8)   The Achievement Percentages and the Company Performance Factor for Process Equipment Group reflect a weighted composite of the performance of various units within Process Equipment Group.

2013 STIC Awards.  For fiscal year 2013, the maximum, or “capped,” potential STIC awards payable, and the actual STIC awards paid, to our Named Executive Officers were as follows:

Named Executive Officer	Fiscal Year Base Salary(9)	x	Individual Factor	x	Company Performance Factor	x	Maximum Award Factor	=	Maximum (or “Capped”) Potential STIC Award		Actual STIC Award Paid

Joe A. Raver (10) (as President and CEO)	$35,166		90%		80.6%		1.2		$178,000	(11)	$149,000	(12)
Joe A. Raver (as Sr. Vice President)	$434,388		75%		37.7%		1.2		(included in line item above)		(included in line item above)
Kenneth A. Camp	$758,267		90%		80.6%		1.2		$660,056		$551,000
Kimberly K. Ryan	$421,032		75%		142.0%		1.2		$538,079		$460,000
Cynthia L. Lucchese	$358,695		50%		80.6%		1.2		$173,465		$144,600
Scott P. George	$408,769		50%		80.6%		1.2		$197,681		$165,000
John R. Zerkle	$329,059		50%		80.6%		1.2		$159,133		$133,000

Transition Performance Incentive Bonus.  In conjunction with Mr. Camp’s announcement of his planned retirement from his position as President and CEO of the Company effective September 6, 2013, the Compensation Committee determined it was in the best interest of the Company to provide Mr. Camp the opportunity to earn a transition performance incentive bonus for services rendered after his services as President and CEO and during the remainder of calendar year 2013 (the “transition period”), in an amount not to exceed $225,000, in order to ensure an effective and successful leadership transition.  Mr. Camp remained an employee of the Company through December 2013.  The transition performance incentive bonus is the only incentive bonus arrangement applicable to Mr. Camp for fiscal year 2014.  He is not a participant in the Company’s short-term or long-term incentive compensation programs for fiscal year 2014.

To receive the full amount of the transition performance incentive bonus, Mr. Camp must (i) successfully transition relationships with a variety of Company stakeholders and other parties, (ii) provide effective coaching and guidance to incoming President and CEO Mr. Raver in all material aspects of the position, (iii) review and evaluate key employees and management teams within the Company and its business units, and (iv) specifically mentor certain identified executives.  As soon as practicable after the end of the transition period, the Committee will evaluate Mr. Camp’s performance and determine, in its sole discretion, the extent to which Mr. Camp met the established criteria and the amount of the bonus deemed to reflect his level of achievement of those criteria.(13)

(9)   The salary amounts shown in this column vary slightly from those shown in the “Summary Compensation Table” in Part III below because STIC awards are calculated based on salary actually paid during the fiscal year, while the “Summary Compensation Table” is presented based on salary earned during the fiscal year.

(10)   As a result of Mr. Raver’s promotion during the fiscal year to the role of Hillenbrand President and CEO from Senior Vice President of Hillenbrand and President of Process Equipment Group, his STIC award for fiscal year 2013 was split, and appropriately prorated, to account for the time he spent in each of his roles during the year.  Mr. Raver’s STIC award, therefore, represents the sum of two prorated awards, calculated separately, as shown in the chart above.

(11)   This amount represents Mr. Raver’s aggregate maximum potential STIC award for fiscal year 2013, calculated as the sum of his prorated maximum potential STIC award with respect to each of his roles as President and CEO of the Company and as Senior Vice President and President of Process Equipment Group.

(12)   This amount represents Mr. Raver’s aggregate actual STIC award paid for fiscal year 2013, calculated as the sum of his prorated actual STIC award with respect to each of his roles as President and CEO of the Company and as Senior Vice President and President of Process Equipment Group.

(13)   If the Committee determines that Mr. Camp has earned a transition performance incentive bonus in any amount, he will receive it in a single payment shortly after such determination.

Long-Term Incentive Compensation (LTIC)

Overview.  We currently provide Long-Term Incentive Compensation to our Named Executive Officers and other employees by awarding them a combination of stock options and restricted stock units (RSUs) (also referred to as “deferred stock” in our Stock Incentive Plan).  Our Stock Incentive Plan (the “Stock Plan”) enables us to grant these and other equity-based awards.  See the discussion under the heading “Proposal No. 3” below for more information regarding the proposed amendment and restatement of the Stock Plan.  The proposed restatement of the Stock Plan, a copy of which is attached to this proxy statement as Appendix A, is in most respects similar to the Stock Plan that was in place during fiscal year 2013, with the primary differences being the increase in the total number of shares authorized for issuance under the Plan, the creation of a limit on the total number of shares that may be awarded in the form of “full value awards,” and certain other differences described in detail in Proposal No. 3 below.

The Compensation Committee makes and administers all awards to our Named Executive Officers under the Stock Plan.  As of the end of fiscal year 2013, a total of 1,813,392 shares of our common stock were available for equity awards under the Stock Plan.  The amended and restated Stock Plan proposed for approval in Proposal No. 3 below would increase the number of shares available for equity awards, in order to allow the Company to continue granting such awards to Named Executive Officers and other employees, consistent with our compensation philosophy.  Both the current Stock Plan and the proposed restatement provide for annual limits on the number of shares represented by stock options or RSUs that can be granted to any one employee each year.

Although the Company does not have a written policy regarding the timing or practices related to granting equity awards, neither the Company nor the Compensation Committee engages in spring-loading, back-dating, or other practices which “time” the grant of equity awards, and our Stock Plan expressly prohibits the direct re-pricing, exchanging, or cashing out of “underwater” stock options without shareholder approval.  Stock options and RSUs are generally granted at a regularly scheduled meeting of the Compensation Committee, acting as the administrative committee under the Stock Plan (referred to below as the “Administrator”), in the first quarter of each fiscal year (usually in December) after the Company issues a press release announcing the results of the prior fiscal year.  Equity awards may also be made to new hires at the time of employment.

Available Awards.  Our Stock Plan enables us to grant several types of equity awards:  stock options, RSUs, restricted stock, stock appreciation rights, and bonus stock.  However, only stock options, RSUs, and restricted stock awards have been granted and were outstanding under the Stock Plan as of the end of fiscal year 2013; these awards are described below:

•                  Stock Options.  Incentive (tax-qualified) and non-qualified stock options may be granted to such employees and (with respect to non-qualified options) directors and for such number of shares of our common stock as the Administrator determines, subject to applicable limits as set forth in the Stock Plan.  A stock option will be exercisable and vest at such times, over such term, and subject to such terms and conditions as the Administrator determines, at an exercise price which may not be less than the fair market value of our common stock on the date the option is granted.  The Company has historically issued non-qualified stock option awards with a term of ten years, which vest (and become exercisable), subject to certain terms and conditions, at the rate of 33-1/3 percent of the shares covered by the option on each of the first three anniversaries of the grant date.  The amended and restated Stock Plan proposed for approval in Proposal No. 3 below would expressly prescribe for our option awards a maximum ten-year term and a three-year vesting cycle, except as the Administrator may otherwise provide on an individual basis.

•                  Restricted Stock Units (RSUs).  An award of restricted stock units represents our agreement to deliver shares of common stock (or their cash equivalent) to the award recipient at a specified future time or upon a specified future event.  Vesting of the award shares and/or delivery of them may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals, or such other criteria as the Administrator may determine, or, alternatively, the Administrator may provide for the unconditional delivery of shares (or their cash equivalent) on a specified date.  RSUs carry no voting rights until such time as the underlying shares of common stock are actually issued.  The Administrator has the right to determine whether and when dividend equivalents will be paid with respect to a restricted stock unit award.  Generally, dividend equivalent amounts are accrued as dividends are declared on our common stock, deemed to be reinvested in additional shares of Company common stock, and then paid in the form of additional shares on the distribution date of the underlying award in proportion to the number of shares that vest and are distributed.

•                  Restricted Stock.  A grant of shares of restricted stock involves the actual issuance of shares of our common stock to the grant recipient.  However, the right to retain the shares of restricted stock is conditioned upon the vesting conditions specified as part of the grant.  Until those vesting conditions are satisfied, the restricted stock is held in escrow, cannot be sold, transferred, pledged, or assigned, and is subject to forfeiture if the vesting conditions are not satisfied.  Restricted stock carries voting rights from the time the award is granted.  Generally, dividend equivalent amounts on the restricted stock are accrued as dividends are declared on our common stock, deemed to be reinvested in additional shares of Company common stock, and then paid in the form of additional shares on the date the underlying award is released from escrow in proportion to the number of shares that vest.  Because of certain tax issues, we granted shares of restricted stock prior to fiscal year 2012, but since then we have granted RSUs instead.

Performance-Based Equity Awards.  The Administrator may designate and structure any awards under the Stock Plan as performance-based awards.  As a general rule, all annual LTIC awards are performance-based awards.  The Company from time to time also issues time-based equity awards in certain circumstances, such as sign-on or retention incentives.

When an equity award is performance-based, either the granting or vesting (or both) of the award is made subject to the achievement of performance objectives specified by the Administrator.  The performance objectives specified for a particular award may be based on one or more of the following criteria, which the Administrator may apply to the Company as a whole and/or to one or more business units, and which the Administrator may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies:  sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, and economic or market value added.

Award Amounts.  In setting the amount of each annual LTIC award granted to our Named Executive Officers, the Compensation Committee bases its decision on comparative data from the Company’s peer group, benchmarked at the 50th percentile.  Annual awards to our Named Executive

Officers typically consist of approximately 25 percent of the award value in stock options and approximately 75 percent in performance-based restricted stock units.  Compared to an average of our peer group’s mix of long-term incentive compensation awards, the charts below reflect our heavy emphasis on performance-based awards to our Named Executive Officers.

Peer Group Average	Hillenbrand, Inc.

Valuation of Awards.  Considering commonly used valuation models and advice from its independent compensation consultant, the Compensation Committee values stock option awards on the date of grant using the binomial option-pricing model, for purposes of assembling a total LTIC award to Named Executive Officers.  The binomial model is driven by a variety of inputs and assumptions, including the Company’s stock price at grant date, the term of grant, vesting term, and exercise price of the option, expected volatility of the stock price, dividend yield, risk-free interest rate, and early exercise and termination rates, plus an assumption factor based on a stock price at which early exercise will occur.  Additional details regarding these inputs and assumptions are set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 25, 2013.  Historically, the option portion of the total LTIC award was valued at 25 percent of the Company’s stock price on the date of grant because the Committee believed that valuation method was most appropriate for a new public company with limited historical stock information.  Beginning in fiscal year 2013 and going forward, the Committee has elected to use the binomial model because it believes this model more accurately reflects value, now that the Company has a sufficient number of years of historical data.

In addition, when assembling annual LTIC grants the Committee values RSUs at the target share level, which is the number of shares that would ultimately be earned by a Named Executive Officer at the end of the performance measurement period at the 100 percent achievement level of the targeted performance metrics established by the Committee under the award formula described in detail below.  The maximum number of shares that can potentially be earned at the end of the performance measurement period is 175 percent of the targeted number, and the minimum number is zero.  The number of shares to be awarded at the target level is determined by dividing the RSU portion of the total award dollar value by the market price per share for our stock on the grant date of the award.

2013 LTIC Awards.  Consistent with our compensation philosophy and historical practices, the Compensation Committee again awarded stock options and performance-based restricted stock units as equity awards to our Named Executive Officers for fiscal year 2013.  Except in the case of Mr. Camp, these awards consisted of approximately 25 percent of the target award value in stock options and approximately 75 percent in performance-based restricted stock units.  In connection with certain preliminary discussions regarding Mr. Camp’s potential retirement, the Compensation Committee did not award him stock options for fiscal 2013, and instead awarded him only 75 percent of his target award amount in performance-based restricted stock units.

The form and underlying details of the LTIC awards made to our Named Executive Officers dictate that the amount of compensation ultimately received by our executives will be tied to and conditioned on performance objectives for our Company and its business units.  Consistent with our Executive Compensation Philosophy as stated above, the Company management team is charged with increasing the long-term economic value of the Company in excess of the rate investors expect, which is primarily accomplished by growing the amount of cash generated by the Company over time through execution of the Company’s strategy and the initiatives that flow from that strategy.

The performance-based restricted stock units awards and stock options granted to our Named Executive Officers during fiscal year 2013 were as follows:

Name	Option Shares	Target Performance-Based Restricted Stock Units Award	Maximum Potential Performance-Based Restricted Stock Units Award

Joe A. Raver(14)	34,806	24,703	43,230
Kenneth A. Camp	—	80,749	141,310
Kimberly K. Ryan	31,586	22,418	39,231
Cynthia L. Lucchese	26,910	19,099	33,423
Scott P. George	30,666	21,765	38,088
John R. Zerkle	24,686	17,521	30,661

The performance-based restricted stock units vest at the end of the three-year period beginning October 1, 2012.  The number of units that vests is a function of the level of achievement of established performance targets during that period.  The stock options become exercisable ratably on the first, second, and third anniversaries of the grant date (1/3 on each grant date anniversary).

Performance-Based Award Details.  For fiscal year 2013, the measurement tool in the performance-based restricted stock units award formula is a shareholder value creation model, which is a discounted cash flow model that is designed to reflect the true economic return to investors.  The key inputs into the model are net operating profit after tax (“NOPAT”), free cash flow, and the established “hurdle rate,” which is a reflection of the weighted average cost of capital and targeted capital structure of the Company or its relevant business unit, as applicable (the “Hurdle Rate”).  It is contemplated that the Hurdle Rate will typically equal or exceed the weighted average cost of capital.  For a Named Executive Officer who has direct responsibility to a business unit other than Hillenbrand, Inc., the metrics used in our LTIC formula are tied to the performance of both Hillenbrand, Inc. and the relevant business unit, with more weight given to the relevant business unit.  For all other Named Executive Officers, the metrics used in our LTIC formula are tied solely to the performance of Hillenbrand, Inc.  See the discussion below under the heading “Award Formula” for additional details.

Each performance-based restricted stock units grant to our Named Executive Officers spans the performance of three consecutive fiscal years, and the performance award earned at the end of the three years will be based upon the actual shareholder value created (referred to as “Shareholder Value

(14)   Mr. Raver’s 2013 LTIC award was not adjusted or prorated in connection with his promotion to President and CEO during the fiscal year.  Consequently, the LTIC award granted to him at the beginning of the fiscal year remained applicable through the entire year.

Delivered”) above or below what was expected (referred to as “Shareholder Value Expected”).  In general, the Company and its business units, as applicable, must earn a return that meets the applicable Hurdle Rate in order for a Named Executive Officer to earn the targeted award, and the return must exceed the Hurdle Rate to exceed the targeted award.

The LTIC program for the Named Executive Officers is designed to pay on the basis of the growth in shareholder value over the three-year measurement period.  By linking rewards with the growth in the economic value of the Company and its business units, the program aligns the interests of the executive management team with those of the Company’s investors.  Also, by using a three-year period, the plan shapes investment strategies that improve the value of the business over the long term.

The applicable performance objectives and award calculation formulas for the performance-based LTIC awards made to the Named Executive Officers in fiscal year 2013 were as follows (the targeted and maximum amounts of the awards themselves are set forth in the table above):

Objectives.  Material elements included in the award formula with respect to each of Hillenbrand, Inc., Process Equipment Group, and Batesville are set forth below:

Hillenbrand, Inc.

Measurement Period	October 1, 2012 through September 30, 2015

Shareholder Value Expected (as of the end of Measurement Period)	$2,441.5 million (plus or minus any adjustments required on account of acquisitions)

Hurdle Rate	10.5%

Process Equipment Group

Measurement Period	October 1, 2012 through September 30, 2015

Shareholder Value Expected (as of the end of Measurement Period)	$1,496.0 million (plus or minus any adjustments required on account of acquisitions)

Hurdle Rate	11.5%

Batesville

Measurement Period	October 1, 2012 through September 30, 2015

Shareholder Value Expected (as of the end of Measurement Period)	$1,206.5 million (plus or minus any adjustments required on account of acquisitions)

Hurdle Rate	10.0%

Award Formula.  The number of shares represented by restricted stock units (including dividends accrued thereon) that will vest and be earned at the end of the Measurement Period is a function of the amount of Shareholder Value Delivered by the end of the Measurement Period as compared to the Shareholder Value Expected at the end of the Measurement Period.  Mr. Raver’s award formula is based two-thirds on the Shareholder Value Delivered with respect to Process Equipment Group, and one-third on the Shareholder Value Delivered with respect to Hillenbrand, Inc.  Ms. Ryan’s award formula is based two-thirds on the Shareholder Value Delivered with respect to Batesville, and one-third on the

Shareholder Value Delivered with respect to Hillenbrand, Inc.  The award formula for all other Named Executive Officers is based solely on the Shareholder Value Delivered with respect to Hillenbrand, Inc.

Subject to applicable adjustment in the event of a termination of employment prior to September 30, 2015, at the end of the Measurement Period all restrictions will lapse, and the shares will become fully vested and earned, with respect to the number of whole shares (rounded down) equal to the product of (i) the number of shares comprising the target restricted stock units award, and (ii) a multiplier, as provided in the following table, based on the ratio, expressed as a percentage, of Shareholder Value Delivered as of the end of the Measurement Period to the Shareholder Value Expected as of the end of the Measurement Period:

Shareholder Value Delivered As Percentage Of Shareholder Value Expected	Multiplier

Less than 80%	zero (no units earned)

At least 80% but less than 90%	0.2 plus an additional 0.03 for each full percentage point achieved above minimum for range

At least 90% but less than 100%	0.5 plus an additional 0.05 for each full percentage point achieved above minimum for range

At least 100% but less than 110%	1.0 plus an additional 0.05 for each full percentage point achieved above minimum for range

At least 110% but less than 130%	1.50 plus an additional 0.0125 for each full percentage point achieved above minimum for range

At least 130%	1.75 (maximum number of units earned)

The achievement levels and corresponding multipliers set forth above are expressed in further detail in the payout curve set forth below:

Calculation of Shareholder Value Expected.  The amount of Shareholder Value Expected as of the end of a Measurement Period is calculated as (i) the Adjusted NOPAT (defined below) for the Company or its relevant business unit (15) for the fiscal year last ended prior to the start of the Measurement Period, (ii) divided by the applicable Hurdle Rate, and (iii) multiplied by the cube of (1 + Hurdle Rate).

Acquired businesses are initially factored into the calculation of Shareholder Value Expected at assumed financial performance levels that are expected from the acquired business and that are presented to and approved by the Company’s Board of Directors at the time the acquisition is made.  When the actual financial performance of an acquired business exceeds that expected level of performance, then the expected performance levels are no longer used for that business going forward in calculating Shareholder Value Expected.

Calculation of Shareholder Value Delivered.  The amount of Shareholder Value Delivered as of the end of a Measurement Period is calculated by adding two components: the NOPAT Component and the Cash Flow Component.

•                  The NOPAT Component of Shareholder Value Delivered is the Adjusted NOPAT (as defined below) for the Company or its applicable business unit for the last fiscal year of the Measurement Period, divided by the applicable Hurdle Rate.

•                  The Cash Flow Component of Shareholder Value Delivered is the sum of the following with respect to the Company or its applicable business unit:

•                  Adjusted Cash Flow (as defined below) for the third fiscal year in the Measurement Period;

•                  Adjusted Cash Flow for the second fiscal year in the Measurement Period, multiplied by (1 + Hurdle Rate); and

(15)   In establishing the Shareholder Value Expected with respect to Batesville for the fiscal year 2013 LTIC grant, the Adjusted NOPAT was adjusted to reflect a two percent decrease, in order to align Batesville more closely with the declining market trends in the industry in which it competes.

•                  Adjusted Cash Flow for the first fiscal year in the Measurement Period, multiplied by the square of (1 + Hurdle Rate).

Definitions.

•                  “Adjusted NOPAT” means net operating profit after tax, as adjusted (net of tax where applicable) to exclude the effects of the following items:

•                  Income, losses, or impairments from specific financial instruments held by the Company immediately following our spin-off in 2008;

•                  Interest income on corporate investments and interest expense on corporate debt;

•                  All professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition;

•                  Amortization expense of intangible long-lived assets where internally generated costs are not customarily capitalized in the normal course of the business (e.g., customer lists, patents, etc.);

•                  All adjustments made to net income related to changes in the fair value of contingent earn-out awards;

•                  External extraordinary, non-recurring, and material legal costs (e.g., antitrust litigation);

•                  Restructuring charges and other items related to a restructuring plan approved by the Company’s CEO; and

•                  Changes in accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed.

•                  “Adjusted Cash Flow” means net cash provided by operating activities (whether positive or negative) during a fiscal year, less capital expenditures net of proceeds on the disposal of property, all as shown on audited financial statements for that fiscal year, as adjusted (net of tax where applicable) to exclude the effects of the following items:

•                  Cash receipts or disbursements from financial instruments held by the Company immediately following our spin-off in 2008;

•                  Interest income on corporate investments and interest expense on corporate debt;

•                  The difference between the cash pension payment for an active defined benefit plan actually made and the pension expense recorded;

•                  External extraordinary, non-recurring, and material legal disbursements (e.g., antitrust litigation);

•                  Changes in accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed; and

•                  The cost of consummated acquisitions, including the purchase price, all professional fees, due diligence fees, expenses, and integration costs.

Vesting of Fiscal Year 2011 LTIC Awards.  On September 30, 2013, the three-year Measurement Period for the Company’s LTIC awards that were granted in fiscal year 2011 closed, and those awards vested in accordance with our LTIC award formula then in effect.  An achievement level of 53 percent of the expected increase in shareholder value was attained, resulting in an award equal to 23 percent of the targeted award amount.  Additional details regarding the LTIC awards granted in fiscal 2011 are set forth under the heading “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section of our proxy statement for our 2012 Annual Meeting of shareholders, which was filed with the SEC on January 5, 2012.  See the “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2013” table in Part III below for additional detail regarding the vesting of the LTIC awards granted in fiscal 2011.

Retirement and Savings Plans

Pension Plan.  We sponsor a defined benefit pension plan (the “Pension Plan”).  The Pension Plan is closed to new salaried employees.  Mr. Camp was the only Named Executive Officer who was an active participant in the Pension Plan during fiscal year 2013.  Mr. Camp is no longer active following his retirement.

The Pension Plan provides monthly retirement benefits based on a formula that takes into consideration the highest average annual compensation of a participant over a five-consecutive-year period and the participant’s years of service to the Company (including years of service to our former parent).  We are required to make annual contributions that are determined actuarially as the amount needed to adequately fund future benefits to be paid out to participants.

For information regarding the benefits potentially payable to our Named Executive Officers under the Pension Plan, see the “Pension Benefits at September 30, 2013” table in Part III below.

Savings Plan.  We maintain a tax-qualified defined contribution savings plan (the “Savings Plan”) in which substantially all our U.S.-based employees, including all of the Named Executive Officers, are eligible to participate.  Employees may contribute up to 40 percent of their compensation on a pre-tax basis to the Savings Plan, subject to applicable limits.  For each salaried participant who does not actively participate in the Pension Plan, the Company matches contributions in an amount equal to 50¢ for every dollar contributed by the employee until the employee contributions reach 6 percent of his or her compensation.  No matching contributions are made for employees who are active participants in the Pension Plan.  Additionally, whether or not employees contribute to the Savings Plan, the Company provides an automatic contribution per pay period to the Savings Plan for all eligible employees in an amount equal to 4 percent of compensation for non-active participants in the Pension Plan or 3 percent for active participants.  All contributions by employees and the automatic Company contribution are fully vested immediately.  The Company matching contributions do not vest until after three years of credited service; after that point Company matching contributions vest immediately when made.

For information regarding compensation paid to our Named Executive Officers under the Savings Plan, see footnote 6 to the “Summary Compensation Table” in Part III below.

Supplemental Executive Retirement Plan.  Through June 30, 2010, we maintained a Supplemental Executive Retirement Plan (the “SERP”) that had both a defined contribution component and a defined benefit component.  Effective July 1, 2010, the Company amended the SERP to remove the defined contribution component and adopted a new Supplemental Retirement Plan administered by Fidelity Management Trust Company (the “SRP”) to replace this component.  See the section below entitled “Supplemental Retirement Plan” for additional information on the SRP.  The SERP, as amended, continues in effect with respect to the defined benefit component.

The Compensation Committee selects the participants in the SERP and at any time may choose to “freeze” the accrued benefits of a participant under the SERP and stop accruing additional benefits under the plan for that participant.  All Named Executive Officers participated in the defined contribution component of the SERP before it was eliminated in 2010, other than Ms. Ryan and Mr. George, who were not employed with the Company at that time.  All Named Executive Officers now participate in the SRP.  Only Mr. Camp participated in the defined benefit component of the SERP during fiscal year 2013.  Mr. Camp no longer participates following his retirement.

The SERP is an unfunded retirement benefit plan and is not a tax-qualified retirement plan under the Internal Revenue Code.  No monies are actually “contributed” to the SERP by the Company to fund future benefit payouts.  Under the SERP, future payout amounts are simply recorded in accounts set up for the participants to record the amounts the Company is obligated to pay them if and when they become entitled to payment of their accrued benefits.  If a participant is terminated for “cause” (as such term is defined in the SERP), all benefits under the SERP are subject to forfeiture.

The defined benefit component of the SERP is designed to supplement the amount of retirement benefits that participants are entitled to receive from our Pension Plan.  The defined contribution component of the SERP was designed (and now the SRP is designed) to supplement the amount of retirement benefits that participants are entitled to receive from our Savings Plan.  For tax-qualified retirement plans, such as our Pension Plan and our Savings Plan, the Internal Revenue Code establishes various limitations that must be applied no matter what the terms of the plan might be.  For example, the tax laws limit the maximum amount that can be contributed for any particular year by or for a participant under a defined contribution plan and limit the maximum amount of compensation that can be counted as earnings of the participant for purposes of calculating benefits or contributions under either type of plan.  The application of these tax law limitations can result in a reduction in the amount of retirement benefits that would otherwise be payable to a participant under the terms of a tax-qualified retirement plan.  Additionally, our Pension Plan and Savings Plan both exclude any cash bonus amounts from the definition of compensation for plan purposes and focus only on benefits or contributions relating to base salary in their benefit or contribution formulas.

In general, the SERP and SRP are designed to pay benefits to a retiring participant to offset any reduction in the benefits that would otherwise have been payable to the retiree under our Pension Plan, or a reduction in the contributions that the Company would have made for such retiree under the Savings Plan, on account of the application of tax law limitations and the exclusion of the annual cash bonus from the benefit and contribution formulas under those plans.  This offset is accomplished by annually accruing future benefits for the participants equal to the difference between (i) what benefit amount is actually accrued or contributed for a participant under the Pension Plan and the Savings Plan, and (ii) what amount would have been accrued or contributed if (a) the tax law limitations were not applied, and

(b) the targeted amount of annual cash incentive bonus were included as compensation (in addition to base salary) in the benefit or contribution formula under the plans.

Supplemental Retirement Plan.  Effective July 1, 2010, the Company adopted the SRP to replace the defined contribution component of the SERP, and all accrued balances under the defined contribution component of the SERP were transferred to the SRP.  The SRP provides essentially the same benefits to our participating Named Executive Officers that they potentially were entitled to receive under the defined contribution component of the SERP.  However, the SRP provides different investment options for participants.  Under the SERP, defined contribution accruals could be invested only in an interest-bearing “cash” account.  Under the SRP, participants are permitted to direct the investment of their accrued accounts (on a hypothetical basis because this is non-cash “shadow” deferred compensation) into various Fidelity mutual funds and/or Company common stock.  The Company then actually makes those designated investments for the Company’s own account with funds contributed by the Company under a “Rabbi Trust” arrangement so that the Company can actually fund the earnings or losses experienced by each participant in his or her hypothetical investments when distributions are made.

The SRP permits the Company, in its discretion, to accrue an additional benefit amount for selected participants equal to 3 percent of compensation (base salary plus cash bonus).  Mr. Camp was awarded this discretionary accrual amount for fiscal year 2013.

The SRP also permits participants to elect to defer all or a portion of their Short-Term Incentive Compensation each year for payment at a later time and to invest the deferred amounts in Fidelity mutual funds and/or Company common stock on a hypothetical basis as described above.  This feature was not available under the SERP.

For information concerning retirement benefits payable to our Named Executive Officers under the SERP and the SRP, see the table entitled “Pension Benefits at September 30, 2013” in Part III below.

Employment Agreements and Termination Benefits

Employment Agreements.  We have entered into employment agreements with each of the Named Executive Officers.  These agreements provide for employment “at-will.”  We believe that it is appropriate for our senior executives to have employment agreements because they provide the Company certain contractual protections that we might not otherwise have, including provisions relating to not competing with us, not soliciting our employees, and maintaining the confidentiality of our proprietary information.  The employment agreements we have with our Named Executive Officers contain non-competition and non-solicitation agreements that generally continue in effect for a period of two years after the termination of the Named Executive Officer’s employment.  Additionally, we believe that employment agreements are a useful tool in the recruiting and retention of senior-level executives.

Termination Benefits Under Employment Agreements.  The employment agreements with our Named Executive Officers are terminable by either party without “cause” on 60 days’ written notice and are also terminable by the Company at any time (subject to certain cure rights) for “cause,” as such term is defined in each employment agreement.  The Named Executive Officers may also terminate their employment agreements for “good reason,” as such term is defined in their agreements.  If we terminate the employment of a Named Executive Officer without “cause,” or if a Named Executive Officer terminates his or her employment with “good reason,” then we are obligated to provide severance compensation in connection with such termination.  No severance compensation is payable under our employment agreements with our Named Executive Officers if we terminate with “cause,” if the executive terminates without “good reason,” or if the employment relationship is terminated on account of death or disability.

If the employment of a Named Executive Officer is terminated by us without cause or is terminated by the executive officer upon the occurrence, without the executive officer’s consent, of a good reason event, we are required under the officer’s employment agreement to provide severance compensation to the Named Executive Officer as follows:

•                  continuation of the officer’s base salary for 12 months (24 months for Mr. Raver), subject to required withholdings, which payments may need to be delayed for six months under certain provisions of the Internal Revenue Code;

•                  bearing the cost of continued group life and health coverage until the continuation of base salary period described above is complete; and

•                  limited out-placement counseling.

Post-Termination Payments of STIC and LTIC.  A Named Executive Officer whose employment terminates may or may not be entitled to the post-termination payment of a portion of the Short-Term Incentive Compensation (“STIC”) or Long-Term Incentive Compensation (“LTIC”) that would have been payable to the Named Executive Officer if his or her employment had continued through the end of the then-current measurement periods applicable to STIC and LTIC awards.  The amount payable, if any, depends on the Company’s performance throughout the measurement periods in question and the circumstances under which employment terminates.

Post-termination STIC and the restricted stock or RSU portion of LTIC are payable to a Named Executive Officer after the performance or measurement period in question has ended and only if it is determined under the applicable performance formula that an amount would have been payable to the former officer had his or her employment continued through the end of the performance or measurement period.  Once the amount that would have been paid had employment continued (the “Full Period Award”) is determined, the following rules determine the portion of the Full Period Award, if any, that is payable to the former Named Executive Officer:

•                  STIC.  If employment terminates due to death, disability, retirement (after age 55 and five years of service), involuntary termination without “cause,” or voluntary termination for “good reason,” then the Named Executive Officer is entitled to a pro-rata payment of his or her STIC Full Period Award based on the portion of the fiscal year during which he or she remained employed, subject to a reduction of up to one-third of that amount at the discretion of the Compensation Committee.  No pro-rata STIC is payable upon an involuntary termination with cause or a voluntary termination without good reason.

•                  LTIC.  With respect to shares of restricted stock or RSUs that would have vested in a terminated Named Executive Officer in accordance with the performance formula had employment continued through the end of the three-year measurement period, there are three possible outcomes:

•                  if employment terminates due to death, disability, or retirement (after age 55 and five years of service), the Named Executive Officer is entitled to a pro-rata amount of the LTIC Full Period Award based on the portion of the measurement period during which he or she remained employed, plus 52 weeks (up to a maximum of the Full Period Award amount);

•                  if employment is terminated by the Company without “cause” or by the executive for “good reason,” the Named Executive Officer is entitled to a pro-rata amount of the LTIC Full Period Award based solely on the portion of the measurement period during which he or she remained employed; and

•                  in any other circumstances, the entire LTIC award is forfeited upon termination of employment.

With respect to stock options, all unvested options become fully vested upon a termination of employment due to death, disability, or retirement occurring more than one year after the grant date.  Unless otherwise expressly approved by the Committee, all unvested options are forfeited upon a termination of employment due to any other circumstance.

For more information regarding the severance benefits payable to our Named Executive Officers under their employment agreements and our STIC and LTIC compensation programs, see the tables under the heading “Potential Payments Upon Termination” in Part III below.

Change in Control Agreements.  We believe it is important that management of the Company be in a position to provide assessment and advice to the Board of Directors regarding any proposed business transaction without being unduly distracted by the uncertainties and risks that a proposed change in control of the Company creates with respect to management.  Accordingly, we have entered into personal change in control agreements with each of our Named Executive Officers, as well as with other key executives, that provide compensation to the executive if his or her employment is terminated on account of or under certain circumstances upon a change in the control of the Company.  Compensation paid upon an executive’s termination under a change in control agreement is in lieu of severance compensation provided under that executive’s employment agreement.

Below is a summary of the termination benefits and other material terms of the change in control agreements with our Named Executive Officers.  The summary includes a description of the terms of Mr. Camp’s change in control agreement because he is a Named Executive Officer for fiscal year 2013, even though such terms no longer apply following his retirement.

Importantly, the summary highlights certain changes in executive change in control agreements, beginning with Mr. Raver’s agreement that was entered into this year, implemented in connection with certain other compensation and governance initiatives described above in this proxy statement.  Mr. Raver’s new change in control agreement is intended to serve as the Company’s model for future executive change in control agreements.

Termination Benefits Under Change in Control Agreements.  The change in control agreements provide for payment of specified benefits upon the termination of a Named Executive Officer’s employment (other than on account of death, disability, retirement, or “cause”) in anticipation of or within two years after the occurrence of a “change in control” (three years for Mr. Camp) or upon the executive’s termination of employment for “good reason” within two years after a change in control

(three years for Mr. Camp).(16)  The benefits to be provided upon such a termination of employment include:

•                  a lump sum payment in cash equal to two times the executive’s annual base salary (three times for Messrs. Raver and Camp);

•                  bearing the cost of continued health insurance for the executive and his or her dependents for 24 months (36 months for Messrs. Raver and Camp) and continued life insurance coverage for 24 months (36 months for Mr. Camp), with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until the executive reaches Social Security retirement age; and

•                  a lump sum payment equal to two times (three times for Messrs. Raver and Camp) the amount of the additional amounts, if any, accrued during the last 12 months in the executive’s defined contribution accounts under the Company’s Supplemental Retirement Plan.

Mr. Camp’s agreement also entitled him to an increase to the defined benefit pension benefit otherwise payable to him under the Company’s Pension Plan and the Supplemental Executive Retirement Plan, calculated by giving him credit for two additional years of service.

In addition, our change in control agreements provide for the following upon a qualifying change in control transaction:

•                  each Named Executive Officer will be deemed to have earned and will be entitled to payment of his or her respective current year STIC award, assuming 100 percent achievement in that year of the relevant performance targets under the STIC Plan;

•                  all outstanding stock options, awards of bonus stock, and restricted stock awards will become fully exercisable and vested; and

•                  all outstanding performance-based restricted stock unit awards will become vested as follows: in full for Mr. Raver, and for all other Named Executive Officers, proportionately to the portion of the performance measurement period that expired prior to the change in control, in each case assuming 100 percent achievement of the relevant performance targets;

provided, that the change in control agreement entered into this year with Mr. Raver provides for “double-trigger” vesting of all such rights, requiring both a change in control and a termination of employment in order to be realized, while such rights are triggered upon solely a change in control for all other Named Executive Officers.

Mr. Raver’s agreement follows the new model implemented this year by the Company in connection with certain other compensation and governance initiatives launched after careful consideration of “best practices” among peer and other companies, as described above in this proxy statement.  It should be noted that the new model of agreement, including Mr. Raver’s agreement, expressly supersedes the Company’s Stock Plan in effect for fiscal year 2013, as well as the amended

(16)   Additionally, Mr. Camp was entitled to severance benefits under his agreement if he voluntarily terminated his employment at any time within the period of one year plus thirty days after the occurrence of a change in control.

and restated Stock Plan proposed for approval under the heading “Proposal No. 3” below, which provide for single-trigger vesting of equity awards as a default provision.

The new model of change in control agreement also eliminates excise tax gross-up payments to executives upon a change in control.  The change in control agreement the Company has with each of its Named Executive Officers provides for a certain adjustment to the payments due to the executive upon a change in control if such payments are subject to the excise tax on excess “parachute payments” imposed by Section 4999 of the Internal Revenue Code.  The exact nature of these adjustments varies from executive to executive as described below, depending upon which year he or she entered into a change in control agreement with the Company, with only the older agreements providing for a gross-up payment:

•                  The new change in control agreement Mr. Raver entered into this year does not entitle him to any gross-up payment; if Mr. Raver is entitled to receive payments upon a change in control that could be subject to the excise tax, he will either be paid the full amount (and remain liable for the tax), or a reduced amount that does not give rise to the excise tax, whichever is greater on an after-tax basis;

•                  The change in control agreements with Ms. Ryan and Mr. George, which were entered into in 2011 and 2012, respectively, also do not entitle them to any such gross-up payment; these agreements provide that if the value of all “parachute payments” to the executive does not exceed 120 percent of the maximum that could be paid without giving rise to the excise tax, then the payments otherwise called for by the agreement will be reduced (or “cut back”) to the maximum amount that could be paid without the imposition of that excise tax; if the value of these parachute payments does exceed the 120 percent threshold, the payments will not be cut back, and the executive will be responsible for payment of the imposed excise tax without receiving any gross-up payment from the Company;

•                  The change in control agreements with Ms. Lucchese and Mr. Zerkle, which were entered into in 2008, entitle the executive to a gross-up payment in an amount necessary to put him or her in the same after-tax position as if such excise tax had not been imposed; provided, that if the value of all “parachute payments” to the executive does not exceed 120 percent of the maximum that could be paid without giving rise to the excise tax, then the executive will be subject to the same cut back provisions applicable in the change in control agreements with Ms. Ryan and Mr. George; and

•                  Mr. Camp’s agreement, entered into in 2008, provided that if payments made to him upon a change in control triggered the excise tax on excess parachute payments, he would be entitled to receive the additional gross-up payment in an amount necessary to put him in the same after-tax position as if such excise tax had not been imposed; Mr. Camp’s agreement did not include the cut back provisions described above.

Under the change in control agreements, a “change in control” is defined generally as:  (i) the acquisition of beneficial ownership of 35 percent or more of the voting power of all of the Company’s voting securities by a person or group; (ii) the consummation of certain mergers or consolidations; (iii) a change in the composition of a majority of the members of our Board of Directors; (iv) the consummation of a sale of substantially all of the Company’s assets; or (v) the approval by our shareholders of a plan of complete liquidation of the Company.

The amounts potentially payable to our Named Executive Officers in connection with a change in control are set forth in the tables under the headings “Potential Payments Upon Termination” and “Change in Control Benefits” in Part III below.

Other Personal Benefits

In addition to the compensation components discussed above, we also provide our Named Executive Officers, as well as certain other employees and officers, with other benefits as described below.  We generally disfavor providing extensive perquisites but do provide modest benefits to enhance the highly variable, performance-oriented compensation components we utilize.  We also provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.

Executive Financial Planning, Estate Planning, and Tax Preparation Service Program.  Our Named Executive Officers and certain other officers are eligible for limited reimbursement of (i) financial and estate planning services and (ii) income tax preparation services.  Reimbursement is approved for up to $5,000 per calendar year.

Executive Physical.  We provide the Named Executive Officers and certain other officers with annual physicals.  We cover 100 percent of the cost of this program.  This program was developed to promote the physical well-being and health of our senior-level managers.  We believe that this program is in the best long-term interests of our shareholders.

Other Benefits.  Named Executive Officers also participate in other benefit plans that we fully or partially subsidize.  Their participation is on the same terms as our other employees.  Some of the more significant of these benefits include medical, dental, life, disability, and vision insurance, as well as relocation reimbursement, tuition reimbursement, and holiday and vacation benefits.  Many employees, including all of our Named Executive Officers, participate in our group term life insurance program, which provides death benefit coverage of up to two times base salary or $500,000, whichever is less.  In addition, our Named Executive Officers and certain other employees are eligible to participate in our optional supplemental group term life insurance program, in which participants may purchase additional term life insurance at their own expense in amounts up to the lesser of five times base annual salary or $600,000.

Compensation-Related Policies

In connection with the Company’s compensation program, we have established certain policies that relate to executive compensation.  The most significant of these policies are described below.

Stock Ownership Requirement.  All of our Named Executive Officers, as well as certain other officers, are required to own a significant number of shares of Company common stock.  Specifically, the officers identified below, from and after the fifth anniversary of the date on which such individual first became such an officer, are required to hold shares of our common stock or equivalents (as further described below) with a minimum aggregate value at the following levels (“Required Ownership Level”):

Position	Required Ownership Level

Chief Executive Officer of the Company	5 x Base Annual Salary
Senior Vice Presidents of the Company	2 x Base Annual Salary
Vice Presidents of the Company	1 x Base Annual Salary
Presidents, Vice Presidents, and certain other senior officers of the Company’s significant subsidiaries	1 x Base Annual Salary

Shares owned outright and shares represented by RSUs or restricted stock awards, whether vested or unvested, including performance-based shares at the target award level, count as share equivalents toward the Required Ownership Level.  Unexercised stock options do not count toward the Required Ownership Level.  Failure to achieve or maintain the Required Ownership Level may result in (i) the applicable individual being required to hold all after-tax vested stock award shares and after-tax shares acquired upon exercise of stock options, or (ii) suspension of future RSU or restricted stock awards, until the Required Ownership Level is achieved.  The Compensation Committee (or its designee) may make exceptions, in its sole discretion, in the event of disability or great financial hardship.

Clawback.  For STIC and LTIC awards made in fiscal year 2010 and beyond, the Company has adopted a “clawback” policy applicable to executive officers.  Specifically, if the Company is required, because of fraud or negligence, to restate financial results for any period (the “Restatement Period”) in a manner that would have adversely affected the amount of the payout of any STIC or LTIC awards, the Compensation Committee has the right during the three-year period following the Restatement Period to review the matter and determine what, if any, repayment executives will be required to submit.

Tax Deduction Management.  Under Section 162(m) of the Internal Revenue Code, the Company is not able to deduct for federal income tax purposes annual compensation in excess of $1.0 million paid to certain employees, generally its Named Executive Officers; however, compensation that is “performance-based” is not subject to that deduction limitation.  In general, the Compensation Committee intends to structure and administer executive compensation plans and arrangements, including our STIC and LTIC awards, so that they will not be subject to the deduction limit.  However, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders.

PART II:  COMPENSATION COMMITTEE REPORT

Each member of the Compensation Committee of the Board of Directors of Hillenbrand, Inc. is “independent,” as that term is defined under (i) the New York Stock Exchange listing standards, (ii) the non-employee director standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (iii) the outside director requirements of Section 162(m) of the Internal Revenue Code, and (iv) the Company’s Corporate Governance Standards.  The Compensation Committee currently consists of Helen W. Cornell, Mark C. DeLuzio, F. Joseph Loughrey, and Neil S. Novich.

As a committee, our primary function is to ensure Hillenbrand’s executive compensation program is performance-based, in order to align management interests with the short-term and long-term interests of shareholders, and is competitive, in order to enable the Company to attract and retain superior executive personnel.  We engage an independent executive compensation consulting firm to assist us in our review of the Company’s executive and director compensation programs to ensure these programs are competitive and consistent with our stated objectives.  The executive compensation consultant is retained by and directly accountable to us, and we generally approve all related fees paid to the executive compensation consultant.  We have no interlocks or insider participation, and we engage in annual self-evaluations to determine our effectiveness as a committee.  We have adopted a Charter, which may be found on Hillenbrand’s web site at www.hillenbrand.com.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based upon this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Respectfully submitted,

Neil S. Novich (Chairperson)
Helen W. Cornell
Mark C. DeLuzio
F. Joseph Loughrey

PART III:  EXECUTIVE COMPENSATION TABLES

Tabular Compensation Information

In the following pages we present numerous tables that set out various elements of compensation for our Named Executive Officers.  No one table alone presents the “total picture”; instead, you should review all the information carefully to understand the amounts and manner in which our Named Executive Officers have been paid.  To understand all the numbers in the tables below, you need to read the footnotes carefully, which explain various assumptions and calculations that give rise to the dollar amounts in the tables.

Compensation of Named Executive Officers

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended September 30, 2013, 2012, and 2011.  We have entered into employment agreements with each of the Named Executive Officers, which are described in detail in the “Employment Agreements and Termination Benefits” section of Part I above.

													(h)
(a) Name and Principal Position (As Of September 30, 2013)	(b) Year	(c) Salary $ (1)		(d) Bonus $			(e) Stock Awards $ (2)		(f) Option Awards $ (3)		(g) Non-Equity Incentive Plan Compensation $ (4)		Change in Pension Value And Nonqualified Deferred Compensation Earnings $ (5)	(i) All Other Compensation $ (6)		(j) Total $

Joe A. Raver President and Chief Executive Officer	2013		$473,291		$—			$510,735		$170,247		$149,000	$—		$714,120		$2,017,393

	2012		$450,697		$—			$510,733		$178,902		$290,000	$—		$826,512		$2,256,844

	2011		$437,395		$—			$496,109		$188,534		$370,000	$—		$300,912		$1,792,950

Kenneth A. Camp Former President and Chief Executive Officer	2013		$758,710		$—			$1,669,486		$—		$551,000	$338,129		$87,399		$3,404,724

	2012		$736,410		$400,000	(7)		$1,669,500		$584,800		$185,000	$755,305		$84,868		$4,415,883

	2011		$713,561		$—			$1,619,996		$615,632		$600,000	$1,004,464		$100,208		$4,653,861

Kimberly K. Ryan (8) Senior Vice President and President of Batesville	2013		$421,278		$—			$463,492		$154,497		$460,000	$—		$65,167		$1,564,434

	2012		$408,951		$—			$463,498		$162,352		$189,000	$—		$54,673		$1,278,474

	2011		$201,644		$—			$1,524,983		$474,642		$86,000	$—		$19,838		$2,307,107

Cynthia L. Lucchese Senior Vice President and Chief Financial Officer	2013		$358,905		$—			$394,872		$131,625		$144,600	$—		$38,645		$1,068,647

	2012		$348,205		$—			$394,870		$138,317		$48,000	$—		$36,022		$965,414

	2011		$335,107		$—			$382,492		$145,355		$151,000	$—		$40,687		$1,054,641

Scott P. George Senior Vice President, Corporate Development	2013		$409,008		$—			$449,991		$149,997		$165,000	$—		$46,518		$1,220,514

	2012		$266,667		$150,000	(9)		$749,970		$266,168		$41,428	$—		$33,608		$1,507,841

	2011	$	N/A	$	N/A		$	N/A	$	N/A	$	N/A	$ N/A	$	N/A	$	N/A

John R. Zerkle Senior Vice President, General Counsel and Secretary	2013		$329,252		$—			$362,247		$120,747		$133,000	$(1,089)		$36,673		$980,830

	2012		$319,713		$—			$362,237		$126,890		$44,000	$1,632		$36,607		$891,079

	2011		$310,296		$—			$352,119		$133,815		$140,000	$1,527		$39,875		$977,631

(1)                                     The amounts indicated represent the dollar value of base salary earned during fiscal years 2013, 2012, and 2011, as applicable.

(2)                                     The amounts indicated represent the grant date fair value related to awards of restricted stock and restricted stock units (also called “deferred stock” under our Stock Plan) granted during fiscal years 2013, 2012, and 2011, computed in accordance with stock-based accounting rules (FASB ASC Topic 718).  The determination of this value is based on the methodology set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 25, 2013.  Awards that are performance-based are valued based on the targeted 100 percent performance achievement level.  The maximum award amounts when the grants were made, at the highest performance achievement level, were 150 percent of the values shown in the table for fiscal 2011 awards, and 175 percent of the values shown in the table for fiscal 2012 and 2013 awards.

(3)                                     The amounts indicated represent the grant date fair value related to stock option awards granted during fiscal years 2013, 2012, and 2011, computed in accordance with stock-based accounting rules (FASB ASC Topic 718).  The determination of this value is based on the methodology set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 25, 2013.

(4)                                     The amounts indicated represent cash awards earned for fiscal years 2013, 2012, and 2011, and paid in the first quarter of fiscal 2014, 2013, and 2012, respectively, under our STIC Plan.  See the “Annual Cash Incentive Awards” section of Part I above.

(5)                                     Change in Pension Value and Nonqualified Deferred Compensation earned or allocated during the fiscal year ended September 30, 2013, is as follows:

Name	Change In Actuarial Present Value Of Accumulated Pension Benefit (a)	Above-Market Nonqualified Deferred Compensation Earnings	Total

Joe A. Raver	$—	$—	$—
Kenneth A. Camp (b)	$338,129	$—	$338,129
Kimberly K. Ryan	$—	$—	$—
Cynthia L. Lucchese	$—	$—	$—
Scott P. George	$—	$—	$—
John R. Zerkle	$(1,089)	$—	$(1,089)

(a)                                      See the table below titled “Pension Benefits at September 30, 2013” for additional information, including present value assumptions used in this calculation.

(b)                                     The pension benefit for Mr. Camp includes the effect of the supplemental benefits he has earned under the agreement dated March 15, 2006, and more fully described in footnote 4 to the “Pension Benefits at September 30, 2013” table below.

(6)                                     Includes Company contributions to the Savings Plan, the SRP, and the defined contribution portion of the SERP.  Fiscal year 2013 contributions to those benefit plans are reflected in the table below.  Also includes (a) life insurance premiums paid by the Company, (b) all tax gross-ups and reimbursements received (which are itemized in the table below for fiscal year 2013 if any were received), and (c) other personal benefits (perquisites) only if they equal or exceed in the aggregate the sum of $10,000 (in which case they are also itemized in the table below for fiscal year 2013).

	Company Contribution		Personal Benefits Aggregating		Tax Reimbursements
	401(K)	Supp 401(K)	$10,000 or More		and Gross-Ups

Joe A. Raver	$18,950	$40,980	$563,398	(a)	$85,243	(b)
Kenneth A. Camp	$7,650	$78,879	$—		$—
Kimberly K. Ryan	$18,926	$33,843	$11,528	(c)	$—
Cynthia L. Lucchese	$17,853	$19,922	$—		$—
Scott P. George	$20,989	$24,949	$—		$—
John R. Zerkle	$18,994	$16,808	$—		$—

(a)                                      Mr. Raver and his family (his wife and minor children) were relocated from Indiana to Switzerland in 2011, in connection with Mr. Raver’s assumption of the role of President of Process Equipment Group.  They then relocated from Switzerland back to Indiana in 2013, in connection with Mr. Raver’s assumption of the role of President and CEO of Hillenbrand.  All but $500 of the personal benefits amount reported for Mr. Raver in the table above is attributable to benefits provided to Mr. Raver and his family in connection with relocation pursuant to the Company’s expatriation policies and programs.  The expatriation benefits provided to Mr. Raver and his family consisted of the payment of Mr. Raver’s foreign taxes ($369,519), housing rental and utilities ($82,820), a cost of living allowance ($66,016), a foreign service premium ($16,414), transportation expenses ($24,215), and other miscellaneous items ($3,914).

(b)                                     Under the Company’s expatriation policies, the Company pays all of Mr. Raver’s U.S. federal and state income taxes and his employee portion of the Medicare tax (no U.S. Social Security taxes are payable for Mr. Raver while working in Switzerland).  Mr. Raver then reimburses the Company for an amount of those taxes calculated as the amount Mr. Raver would have paid if he had not been relocated to Switzerland and had continued to reside in Indiana (which is considerably less since he would not pay U.S. taxes on the expatriation benefits he receives while in Switzerland).  The amount reported in this column is the net amount of U.S. federal and Indiana income taxes, plus Mr. Raver’s employee share of the U.S. Medicare tax, that the Company paid after deducting the amount reimbursed by Mr. Raver.

(c)                                      Consists of financial and tax planning services and travel.

(7)                                     On February 21, 2012, the Board awarded Mr. Camp a $400,000 retirement delay cash bonus in recognition of his leadership as the Company’s President and CEO and his willingness to continue serving in that position beyond his normal retirement age.

(8)                                     Ms. Ryan joined the Company during 2011.

(9)                                     Mr. George joined the Company during 2012.  He received a $150,000 cash signing bonus in connection with his employment that is subject to repayment under certain circumstances, if his employment terminates prior to the second anniversary of his employment date.

Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2013

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers for the fiscal year ended September 30, 2013.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
								All Other Stock	All Other Option Awards:			Grant Date
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Shares Earned Under Equity Incentive Plan Awards (2)			Awards: Number Of	Number Of Securities	Exercise Or Base Price	Grant Date Closing	Fair Value Of Stock
Name	Grant Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	Shares Or Units #	Underlying Options # (3)	Of Option Awards $/Sh	Market Price $/Sh	And Option Awards $ (4)

Joe A. Raver		$6,434	$357,440	$857,856
	12/4/2012				4,940	24,703	43,230	—				$510,735
	12/4/2012								34,806	$20.675		$170,247

Kenneth A. Camp		$81,893	$682,440	$1,637,856
	12/4/2012				16,149	80,749	141,310	—				$1,669,486

Kimberly K. Ryan		$25,262	$315,774	$757,858
	12/4/2012				4,483	22,418	39,231	—				$463,492
	12/4/2012								31,586	$20.675		$154,497

Cynthia L. Lucchese		$21,522	$179,348	$430,435
	12/4/2012				3,819	19,099	33,423	—				$394,872
	12/4/2012								26,910	$20.675		$131,625

Scott P. George		$24,526	$204,385	$490,524
	12/4/2012				4,353	21,765	38,088	—				$449,991
	12/4/2012								30,666	$20.675		$149,997

John R. Zerkle		$19,744	$164,530	$394,872
	12/4/2012				3,504	17,521	30,661	—				$362,247
	12/4/2012								24,686	$20.675		$120,747

(1)                                      The amounts indicated represent potential cash awards that could have been paid under Hillenbrand’s STIC Plan.  See the “Annual Cash Incentive Awards” section of Part I above for a discussion of this plan.  See the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above for the actual amounts earned, which were paid in December 2013.

(2)                                      The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the financial performance of the Company or its applicable business unit during the three-fiscal-year period 2013-2015.  Dividends on the shares represented by the restricted stock units during that period will be accrued as dividends are declared on our common stock, will be deemed to be reinvested in additional shares of stock as of the dividend payment date, and will be paid in additional shares on the date the underlying award shares are issued in proportion to the number of units that vest.  The amounts in the table represent grant date fair value of the awards at the threshold, target (100 percent), and maximum achievement of the targeted increase in shareholder value.  The vesting schedules for stock awards granted during fiscal year 2013 are disclosed by individual Named Executive Officer in the footnotes to the “Outstanding Equity Awards at September 30, 2013” table below.

(3)                                      Options expire ten years from date of grant and will vest in equal increments on the first three anniversaries of the option grant date.  Stock awards and options are granted to our Named Executive Officers at the discretion of the Compensation Committee.

(4)                                      The valuations of stock options and restricted stock units are grant date fair values computed in accordance with stock-based accounting rules (FASB ASC Topic 718) and are based on the methodology set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 25, 2013.  The amounts used in column

(l) for performance-based equity awards are based on an assumed 100 percent achievement of the targeted increase in shareholder value.

Outstanding Equity Awards at September 30, 2013

The following table summarizes the number and terms of awards of stock options, restricted stock, and restricted stock units (RSUs) outstanding for each of the Named Executive Officers as of September 30, 2013.

	Option Awards						Stock Awards
(a) Name	(b) Number Of Securities Underlying Unexercised Options # Exercisable	(c) Number Of Securities Underlying Unexercised Options # Unexercisable		(d) Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options #	(e) Option Exercise Price $	(f) Option Expiration Date	(g) Number Of Shares Or Units Of Stock That Have Not Vested # (1)		(h) Market Value Of Shares Or Units Of Stock That Have Not Vested $ (2)	(i) Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested # (1) (3)		(j) Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested $ (1) (2)

Joe A. Raver	31,610				$22.15	6/16/2018
	41,806				$14.89	12/18/2018
	34,565				$18.53	12/1/2019
	22,621	11,310	(4)		$19.495	12/6/2020
	10,198	20,394	(5)		$22.26	12/6/2021
		34,806	(6)		$20.675	12/4/2022
							—		$—	50,091	(7)	$1,370,991

Kenneth A. Camp	43,520				$26.76	12/3/2013
	52,224				$25.54	12/15/2014
	43,520				$22.50	11/30/2015
	43,520				$26.61	11/30/2016
	43,520				$24.84	12/5/2017
	123,515				$21.05	4/1/2018
	135,997				$14.89	12/18/2018
	112,520				$18.53	12/1/2019
	73,865	36,932	(4)		$19.495	12/6/2020
	33,334	66,666	(5)		$22.26	12/6/2021
							—		$—	163,736	(8)	$4,481,454

Kimberly K. Ryan	49,269	24,634	(9)		$21.65	4/1/2021
	9,254	18,508	(5)		$22.26	12/6/2021
		31,586	(6)		$20.675	12/4/2022
							21,180	(10)	$579,697	45,458	(11)	$1,244,185

Cynthia L. Lucchese	36,035				$25.63	1/7/2018
	31,430				$14.89	12/18/2018
	25,984				$18.53	12/1/2019
	17,440	8,720	(4)		$19.495	12/6/2020
	7,884	15,768	(5)		$22.26	12/6/2021
		26,910	(6)		$20.675	12/4/2022
							—		$—	38,727	(12)	$1,059,958

Scott P. George	14,068	28,134	(13)		$23.70	2/1/2022
		30,666	(6)		$20.675	12/4/2022
							13,454	(14)	$368,236	42,646	(15)	$1,167,221

John R. Zerkle	2,901				$25.54	12/15/2014
	6,382				$22.50	11/30/2015
	10,880				$26.61	11/30/2016
	14,362				$24.84	12/5/2017
	36,209				$14.89	12/18/2018
	24,487				$18.53	12/1/2019
	16,055	8,028	(4)		$19.495	12/6/2020
	7,233	14,465	(5)		$22.26	12/6/2021
		24,686	(6)		$20.675	12/4/2022
							—		$—	35,526	(16)	$972,347

(1)                                     The amounts shown include dividends accrued on the award shares.  Dividends paid on Hillenbrand common stock are accrued with regard to the restricted stock and RSUs awarded, are deemed to be reinvested in Hillenbrand common stock at the market value on the date of such dividend, and will be paid in additional shares on the distribution date of the underlying award in proportion to the number of shares that vest.  Generally, vesting is contingent upon continued employment.  See the section titled “Employment Agreements and Termination Benefits” in Part I above for additional information regarding vesting.

(2)                                     Value is based on the closing price of Hillenbrand common stock of $27.37 on September 30, 2013, as reported on the New York Stock Exchange.

(3)                                     Performance-based restricted stock and RSU awards are subject to vesting conditions based on the financial performance of the Company or its applicable business unit during a three-fiscal-year period.  The amounts in the table represent the award amounts at 100 percent achievement of the targeted increase in shareholder value associated with the award.

(4)                                     The options were granted on December 6, 2010.  The options fully vested on December 6, 2013.

(5)                                     The options were granted on December 6, 2011.  One-third of the options vested on December 6, 2012, and one-third vested on December 6, 2013.  The remaining one-third will vest on December 6, 2014.

(6)                                     The options were granted on December 4, 2012.  One-third of the options vested on December 4, 2013.  The remaining two-thirds will vest in two equal portions on each of December 4, 2014 and December 4, 2015.

(7)                                     Mr. Raver was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 6, 2011	22,944	Award will vest on September 30, 2014, assuming 100% achievement of the targeted increase in shareholder value.
December 4, 2012	24,703	Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.

(8)                                     Mr. Camp was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 6, 2011	75,000	Award will vest on September 30, 2014, assuming 100% achievement of the targeted increase in shareholder value.
December 4, 2012	80,749

Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value. In connection with Mr. Camp’s retirement, a portion of the unvested performance-based RSUs will not vest and will be forfeited.

(9)                                     The options were granted on April 1, 2011.  One-third of the options vested on April 1, 2012, and one-third vested on April 1, 2013.  The remaining one-third will vest on April 1, 2014.

(10)                                Ms. Ryan was awarded the following time-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
April 1, 2011	27,713	Award vested 15% on April 2, 2012, and 15% on April 2, 2013. The remaining units will vest 20% on each of April 2, 2014 and 2015, and 30% on April 2, 2016.

(11)                                Ms. Ryan was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 6, 2011	20,822	Award will vest on September 30, 2014, assuming 100% achievement of the targeted increase in shareholder value.
December 4, 2012	22,418	Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.

(12)                                Ms. Lucchese was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 6, 2011	17,739

Award will vest on September 30, 2014, assuming 100% achievement of the targeted increase in shareholder value. In connection with Ms. Lucchese’s resignation as previously announced, a portion of the unvested performance-based RSUs will not vest and will be forfeited.

December 4, 2012	19,099

Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value. In connection with Ms. Lucchese’s resignation as previously announced, a portion of the unvested performance-based RSUs will not vest and will be forfeited.

(13)                                The options were granted on February 1, 2012, and vested one-third on February 1, 2013.  The remaining two-thirds will vest in two equal portions on each of February 1, 2014 and February 1, 2015.

(14)                                Mr. George was awarded the following time-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
February 1, 2012	12,660	Award will vest 30% on each of February 2, 2014 and 2015, and 40% on February 2, 2016.

(15)                                Mr. George was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
February 2, 2012	18,991	Award will vest on September 30, 2014, assuming 100% achievement of the targeted increase in shareholder value.
December 4, 2012	21,765	Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.

(16)                                Mr. Zerkle was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 6, 2011	16,273	Award will vest on September 30, 2014, assuming 100% achievement of the targeted increase in shareholder value.
December 4, 2012	17,521	Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.

Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2013

The following table summarizes the value realized upon vesting of stock awards (including the dividends accrued thereon) during the fiscal year ended September 30, 2013, for the Named Executive Officers.  No options were exercised by the Named Executive Officers during this fiscal year.

	Options Awards		Stock Awards
Name	Number Of Shares Acquired On Exercise #	Value Realized On Exercise $	Number Of Shares Acquired On Vesting #		Value Realized On Vesting $ (1)

Joe A. Raver	—	$—	4,594		$107,168
			6,505	(2)	$177,912

Kenneth A. Camp	—	$—	3,131		$65,955
			2,645		$66,628
			18,605		$463,730
			21,241	(2)	$580,941

Kimberly K. Ryan	—	$—	4,469		$112,574
			7,538		$206,164

Cynthia L. Lucchese	—	$—	3,252		$75,333
			5,014	(2)	$137,133

Scott P. George	—	$—	—		$—

John R. Zerkle	—	$—	1,565		$32,967
			4,616	(2)	$126,248

(1)                                  Based upon the mean between the high and low sale prices of Hillenbrand common stock on the New York Stock Exchange on the vesting date.

(2)                                  These amounts reflect the vesting of performance-based LTIC awards granted by the Company in fiscal year 2011, in accordance with the award formula then in effect.  During the three-year Measurement Period applicable to that award (fiscal years 2011-2013), the Company achieved a shareholder value increase equal to 53 percent of the expected amount for that Measurement Period, resulting in a vested award amount equal to 23 percent of the targeted number of shares (i.e., the number of shares that would be earned upon achievement of the target shareholder value increase).  Additional details regarding the LTIC awards granted in fiscal year 2011 are set forth under the heading “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section of our proxy statement for our 2012 Annual Meeting of shareholders, which was filed with the SEC on January 5, 2012.  See the discussion under the heading “Long-Term Incentive Compensation” in the “Compensation of Our Named Executive Officers for Fiscal Year 2013” section of Part I above for additional explanation of the Company’s LTIC program.

Pension Benefits at September 30, 2013

The following table quantifies the “defined benefit” pension benefits expected to be paid from the Hillenbrand, Inc. Pension Plan (“Pension Plan”) and the Hillenbrand, Inc. Supplemental Executive Retirement Plan (“SERP”).

		(c)	(d)	(e)
(a) Name	(b) Plan Name (1) (2)	Number Of Years Credited Service #	Present Value Of Accumulated Benefit $ (3)	Payments During Last Fiscal Year $

Kenneth A. Camp (4)	Pension Plan	32	$1,163,925	$—
	SERP	36	$6,774,627	$—

John R. Zerkle	Pension Plan	1	$12,837	$—

(1)                                  Contributions to the Pension Plan are made on an actuarial basis, and no specific contributions are determined or set aside for any individual.  Effective June 30, 2003, the Pension Plan was closed to new participants.  Effective January 1, 2004, existing participants were given the choice of remaining in the Pension Plan and continuing to earn credit for service, or freezing their accumulated benefits as of January 1, 2004, and participating in an enhanced defined contribution savings plan.  Benefits under the Pension Plan are not subject to deductions for Social Security or other offset amounts.  Employees who retire under the Pension Plan receive fixed benefits calculated by means of a formula that takes into account the highest average annual calendar year eligible compensation earned over five consecutive years and the employee’s years of service.

The Pension Plan permits participants with five or more years of credited service to retire as early as age 55 but with a reduction in the amount of their monthly benefit.  The reduction is one quarter of 1 percent for each month the actual retirement date precedes the participant’s normal retirement date at age 65, up to a maximum of 30 percent.

(2)                                  The Company maintains the defined benefit portion of the SERP to provide additional retirement benefits to certain employees selected by the Compensation Committee whose retirement benefits under the Pension Plan are reduced, curtailed, or otherwise limited as a result of certain limitations under the Internal Revenue Code and the exclusion of their annual cash bonuses from the definition of “compensation” under the Pension Plan.  The additional retirement benefits are designed to be equal to the amount by which benefits under the Pension Plan are so reduced, curtailed, or limited by reason of the application of such limitations and exclusion.

“Compensation” under the SERP means the corresponding definition of compensation under the Pension Plan plus a percentage of a participant’s eligible compensation as determined under the Company’s Short-Term Incentive Compensation Plan.  The retirement benefit to be paid under the SERP is from the general assets of the Company, and such benefits are generally payable at the time and in the manner benefits are payable under the Pension Plan.

(3)                                  This column represents the total discounted value of the monthly single-life annuity benefit earned as of September 30, 2013, assuming the executive leaves Hillenbrand at this date and retires at age 65.  The present value is not the monthly or annual lifetime benefit that would be paid to the executive.  Further explanation of the valuation method and assumptions is included in Note 5 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 25, 2013.

(4)                                  Mr. Camp has 32 years of credited service in the Pension Plan.  Mr. Camp also participates in the defined benefit component of the SERP.  Under an employment retention arrangement made in 2006 between our former parent corporation and Mr. Camp, which we are obligated to honor, Mr. Camp was credited with an additional four years of service under the SERP effective March 16, 2010, as a result of his continuing to be employed through that date.  Mr. Camp forfeits those additional years of service in the event of termination of employment for “cause.”

Nonqualified Deferred Compensation for Fiscal Year Ended September 30, 2013

The following table quantifies the “defined contribution” benefits expected to be paid from the SRP.

	(b)	(c)	(d)		(f)
(a) Name	Executive Contributions In Last Fiscal Year $	Company Contributions In Last Fiscal Year $ (1)	Aggregate Earnings In Last Fiscal Year $	(e) Aggregate Withdrawals/ Distributions $	Aggregate Balance At Last Fiscal Year End $ (2)

Joe A. Raver	$—	$40,980	$28,813	$—	$236,365
Kenneth A. Camp	$—	$78,879	$13,929	$—	$631,388
Kimberly K. Ryan	$—	$33,843	$7,095	$—	$84,491
Cynthia L. Lucchese	$—	$19,922	$5,923	$—	$92,713
Scott P. George	$—	$24,949	$374	$—	$41,890
John R. Zerkle	$—	$16,808	$13,089	$—	$90,706

(1)                                  The Company maintained the defined contribution portion of the SERP through June 30, 2010, and maintains the SRP after that date, to provide additional retirement benefits to certain employees selected by the Compensation Committee whose retirement benefits under the Savings Plan are reduced, curtailed, or otherwise limited as a result of certain limitations under the Internal Revenue Code and as a result of excluding their annual cash bonuses from the definition of “compensation” under the contribution formula in the Savings Plan.  The additional retirement benefits provided by the SERP and/or SRP are designed to be equal to the amount by which benefits under the Savings Plan are so reduced, curtailed, or limited by reason of the application of such limitations and exclusion.  Additionally, certain participants in the SERP and/or SRP who are selected by the Compensation Committee may annually accrue an additional benefit of a certain percentage of such participant’s compensation (as defined below) for such year (the current amount is 3 percent).

“Compensation” under the SERP and SRP means the corresponding definition of compensation under the Savings Plan (which is generally equivalent to base salary) plus the participant’s targeted cash bonus as determined under the Company’s Short-Term Incentive Compensation Plan.  Amounts reported here are also reported as Supplemental 401(k) in the “Summary Compensation Table” under the column entitled All Other Compensation and are further disclosed in footnote 6 thereto.  A lump sum cash payment is available to the participant within one year of retirement or termination of employment.  In the alternative a participant may defer receipt by electing a stream of equal annual payments for up to 15 years.

Effective July 1, 2010, the Company adopted the SRP, which replaced the defined contribution component of the SERP.  Under the SRP the executive officers who previously participated under the defined contribution component of the SERP automatically became participants of the SRP.  See the more detailed description of the SRP under the heading “Retirement and Savings Plans” in Part I above.  The Compensation Committee continues to oversee the selection of which executives are permitted to participate in the new plan.  All other parameters described above with respect to the defined contribution component of the SERP continue to apply to the SRP.

(2)                                  The following amounts represent employer contributions and above-market earnings that have been reported as compensation in the “Summary Compensation Table” in fiscal year 2013 and previous fiscal years.

Name	2013	2012	2011

Joe A. Raver	$40,980	$37,002		$45,233
Kenneth A. Camp	$78,879	$76,499		$91,988
Kimberly K. Ryan	$33,843	$32,970		$7,403
Cynthia L. Lucchese	$19,922	$19,892		$22,190
Scott P. George	$24,949	$16,567	$	N/A
John R. Zerkle	$16,808	$17,226		$18,587

Potential Payments Upon Termination

The following tables present the benefits that would be received by each of the Named Executive Officers in the event of a hypothetical termination as of September 30, 2013.  For information regarding definitions of termination events included in the employment agreements with the Named Executive Officers, see “Employment Agreements and Termination Benefits” in Part I above.

Joe A. Raver

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$2,717,814		$1,742,591		$32,861		$4,493,266
Death	$694,010		$1,742,591		$18,886		$2,455,487
Termination without Cause	$1,394,010		$859,261		$32,861		$2,286,132
Resignation with Good Reason	$1,394,010		$859,261		$32,861		$2,286,132
Termination for Cause	$46,030		$—		$—		$46,030
Resignation without Good Reason	$46,030		$—		$—		$46,030
Retirement	$46,030		$—		$—		$46,030
Change in Control		(3)		(3)		(3)		(3)

Kenneth A. Camp

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$1,223,355		$4,933,560		$11,651		$6,168,566
Death	$1,123,336		$4,933,560		$5,301		$6,062,197
Termination without Cause	$1,387,596		$2,808,230		$11,651		$4,207,477
Resignation with Good Reason	$1,387,596		$2,808,230		$11,651		$4,207,477
Termination for Cause	$73,289		$—		$—		$73,289
Resignation without Good Reason	$73,289		$—		$—		$73,289
Retirement	$623,336		$4,352,619		$—		$4,975,955
Change in Control		(3)		(3)		(3)		(3)

Kimberly K. Ryan

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$2,973,817		$2,265,893		$13,729		$5,253,439
Death	$980,954		$2,265,893		$7,242		$3,254,089
Termination without Cause	$905,314		$824,507		$13,729		$1,743,550
Resignation with Good Reason	$905,314		$824,507		$13,729		$1,743,550
Termination for Cause	$32,555		$—		$—		$32,555
Resignation without Good Reason	$32,555		$—		$—		$32,555
Retirement	$32,555		$—		$—		$32,555
Change in Control		(3)		(3)		(3)		(3)

Cynthia L. Lucchese

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$2,107,505		$1,346,650		$15,147		$3,469,302
Death	$672,289		$1,346,650		$8,701		$2,027,640
Termination without Cause	$533,819		$663,896		$15,147		$1,212,862
Resignation with Good Reason	$533,819		$663,896		$15,147		$1,212,862
Termination for Cause	$27,735		$—		$—		$27,735
Resignation without Good Reason	$27,735		$—		$—		$27,735
Retirement	$27,735		$—		$—		$27,735
Change in Control		(3)		(3)		(3)		(3)

Scott P. George

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$1,380,686		$1,578,857		$15,147		$2,974,690
Death	$696,341		$1,578,857		$8,701		$2,283,899
Termination without Cause	$608,341		$512,969		$15,147		$1,136,457
Resignation with Good Reason	$608,341		$512,969		$15,147		$1,136,457
Termination for Cause	$31,607		$—		$—		$31,607
Resignation without Good Reason	$31,607		$—		$—		$31,607
Retirement	$31,607		$—		$—		$31,607
Change in Control		(3)		(3)		(3)		(3)

John R. Zerkle

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$1,335,728		$1,236,017		$11,651		$2,583,396
Death	$658,055		$1,236,017		$5,301		$1,899,373
Termination without Cause	$489,715		$609,465		$11,651		$1,110,831
Resignation with Good Reason	$489,715		$609,465		$11,651		$1,110,831
Termination for Cause	$25,444		$—		$—		$25,444
Resignation without Good Reason	$25,444		$—		$—		$25,444
Retirement	$158,055		$1,109,769		$—		$1,267,824
Change in Control		(3)		(3)		(3)		(3)

(1)                                  Includes, as applicable in each scenario, severance compensation, pro-rated Short-Term Incentive Compensation, repatriation, and insurance proceeds.

(2)                                  For those Named Executive Officers who were employed at the relevant time, the accelerated vesting value of performance-based stock awards includes the annual LTIC award granted in fiscal year 2011, which vested on September 30, 2013.  The accelerated vesting value of this award is based on actual achievement of the targeted shareholder value increase as described in footnote 2 to the table above titled “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2013.”  The accelerated vesting values of the annual LTIC awards granted in fiscal years 2012 and 2013 assume 100 percent achievement of the targeted shareholder value increase and the closing stock price on September 30, 2013.  However, the actual value that would be realized would be based on the actual achievement of the targeted shareholder value increase at the end of the applicable measurement period and the stock price on September 30, 2014, and September 30, 2015, which are unknown at this time.

Certain of our Named Executive Officers do not currently qualify for special accelerated vesting in the retirement context due to their ages.  However, in the event of a qualifying retirement in the future, these executives would be entitled to accelerated vesting value.

(3)                                  See table below.

Change in Control Benefits

We have change in control agreements with the Named Executive Officers that may provide the estimated benefits set forth in the following table.  For more detail regarding their change in control agreements generally, see the discussion under “Employment Agreements and Termination Benefits” in Part I above.  The amounts shown in the table assume not only a change in control but also a termination of employment (the “double-trigger” scenario), except as otherwise noted.

Name	Salary-Based Compensation	Incentive Compensation (1)	Continuance Of Health And Welfare Benefits	Pension Benefits	Retirement Savings Plan Benefit	Accelerated Vesting Of Stock-Based Awards (1)	Tax Gross-Up / Cutback (2)	Total

Joe A. Raver	$1,800,000	$357,440	$94,451	$—	$122,941	$2,571,430	$—	$4,946,262

Kenneth A. Camp (3)	$2,292,780	$682,440	$108,242	$1,324,398	$236,636	$5,386,603	$4,012,245	$14,043,344

Kimberly K. Ryan	$848,720	$315,774	$60,013	$—	$80,843	$2,542,070	$—	$3,847,420

Cynthia L. Lucchese	$723,060	$179,348	$58,030	$—	$39,843	$1,453,000	$(117,265)	$2,336,016

Scott P. George	$824,000	$204,385	$61,901	$—	$98,696	$1,249,980	$(109,485)	$2,329,477

John R. Zerkle	$663,320	$164,530	$48,746	$—	$33,616	$1,335,052	$—	$2,245,264

(1)

Generally, benefits upon a change in control of the Company are payable under a “double-trigger” provision, meaning that they are payable to our Named Executive Officers (a) whose employment is terminated under certain specified circumstances (such as by the Company without “cause” for doing so), and (b) either in anticipation of, or within a set period of time after the occurrence of, the change in control transaction. However, under the change in control agreements with the Named Executive Officers other than Mr. Raver, there are two benefits that are payable under a “single-trigger” provision, payable upon the change in control regardless of whether employment is terminated. Specifically, those Named Executive Officers will be entitled to (i) payment of their respective current year STIC award, assuming 100 percent achievement in that year of the relevant performance targets under the STIC Plan; and (ii) vesting of outstanding equity awards — full vesting in the case of stock options, awards of bonus stock, and restricted stock awards, and pro-rated vesting in the case of performance-based restricted stock unit awards, assuming 100 percent achievement of the relevant performance targets. Under the change in control agreement we entered into with Mr. Raver earlier this year when he accepted the role of President and CEO of the Company, none of these change in control benefits vests upon a single-trigger. See the discussion under “Employment Agreements and Termination Benefits” in Part I above for further explanation of vesting.

(2)

See the discussion under “Employment Agreements and Termination Benefits” in Part I above for further explanation of tax gross-ups and cut-backs. It should also be noted that the Company has non-compete and non-solicitation agreements with its Named Executive Officers that have value and, therefore, may affect these calculations. However, we have not attempted to value, and do not take into consideration, these restrictive covenants for purposes of the hypothetical change in control calculations set forth in this table.

(3)

As noted under the “Employment Agreements and Termination Benefits” section of Part I above, the terms of Mr. Camp’s change in control agreement no longer apply following his retirement. However, Mr. Camp was entitled to the same severance benefits under his agreement if he voluntarily terminated his employment at any time within the period of one year plus thirty days after the occurrence of a change in control.

PART IV:  COMPENSATION CONSULTANT MATTERS

Other Engagements

Ernst & Young LLP (“EY”) has been engaged as an independent compensation consultant by the Compensation Committee to assist the Committee in determining the form and amount of compensation paid to our Named Executive Officers for fiscal year 2013.  Fees for those services, which were approved by the Compensation Committee, totaled $418,972 during fiscal 2013.  The Compensation Committee has reviewed the independence of EY in light of new SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that EY is independent from the Company and has no conflict of interest relating to its engagement by the Compensation Committee.

The Company also engaged EY during fiscal year 2013 to provide non-compensation related services to the Company.  These engagements primarily consisted of due diligence and accounting services relating to the Coperion acquisition, but they also included tax advice and general consulting services.  Fees paid to EY for these non-compensation related engagements totaled $771,659.  Management initiated these engagements — the Board was not asked to approve them.  However, the Chairperson of the Compensation Committee was consulted prior to each material engagement of EY for non-compensation related services.  Given the nature and scope of these services, the Compensation Committee believes that these non-compensation related services did not raise a conflict of interest and did not impair EY’s ability to provide independent advice to the Committee concerning executive compensation matters.

PART V:  COMPENSATION-RELATED RISK STRATEGIES

The Compensation Committee analyzes on an annual basis the actual or anticipated effect (including, as appropriate, a deterrent effect) that our compensation policies and practices have had or may have on our employees with respect to creating any excessive and undesirable risk-taking in the performance of their duties for the Company.  The Compensation Committee then makes a determination, on an annual basis, as to whether any of our compensation policies and practices creates risks that are reasonably likely to have a material adverse effect on the Company.  At its regularly scheduled meeting held on December 3, 2013, the Compensation Committee determined that the Company’s current compensation policies and practices do not create any such risks.

The Compensation Committee’s determination was based on an assessment of the Company’s variable compensation risk that was led by the Company’s internal audit personnel and supported by its Director of Compensation.  The Compensation Committee, with its independent compensation consultant, evaluated the results of this assessment and solicited feedback from a number of other sources, including Company management and internal legal, finance, and human resources personnel.  The Company’s executive management team discussed its review and analysis of the results of the assessment with the Company’s Audit Committee and the Compensation Committee before the Compensation Committee made its annual determination regarding compensation-related risk.

The Compensation Committee seeks to discourage and deter inappropriate risk-taking through the compensation programs it adopts and implements for our Named Executive Officers and our employees generally.  We believe that the compensation-related programs employed by the Company are consistent with those objectives and align our employees’ incentives for risk-taking with the best long-term interests of our shareholders.  These programs provide a holistic approach to compensation that provides a mix of fixed and variable compensation, with the variable component impacting both short-term cash compensation and long-term equity compensation.  Program features, such as stock ownership guidelines, limits on the payout of variable compensation, and clawback policies, provide additional balance between risk and reward.

PROPOSAL NO. 2 — ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

The core of Hillenbrand’s executive compensation policies and practices continues to be to pay for performance.  Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns.  We believe our compensation program is strongly aligned with the long-term interests of our shareholders.  We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2013 compensation of our Named Executive Officers.

The U.S. Congress has enacted requirements commonly referred to as the “Say on Pay” rules.  Our shareholders have elected, pursuant to an advisory vote at the 2011 Annual Meeting of shareholders, to hold a Say on Pay Vote each year.  Accordingly, we are asking you to vote in favor of the adoption of the following resolution:

BE IT RESOLVED by the shareholders of Hillenbrand, Inc., that the shareholders approve the compensation of Hillenbrand’s Named Executive Officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules.

As an advisory vote, this Proposal is non-binding.  Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The Board of Directors recommends that the shareholders vote FOR Proposal No. 2 to approve the adoption of the above resolution.

The affirmative vote of a majority of the votes cast on this Proposal No. 2 is required for approval of this non-binding Proposal.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

Frequency of Say on Pay Vote

Under the Say on Pay rules, companies must ask their shareholders at least every six years to choose the frequency — every year, every other year or every third year — of Say on Pay voting by the shareholders.  Hillenbrand asked its shareholders that question at its 2011 Annual Meeting, and the shareholders voted for every year.  That frequency question will be voted on again at the 2017 Annual Meeting.

COMPENSATION OF DIRECTORS

The Nominating/Corporate Governance Committee of the Company’s Board of Directors (the “NCG Committee”) determines the compensation of its non-employee directors.  The Company’s director compensation program uses a combination of cash and stock-based compensation to attract and retain highly qualified individuals to serve on the Board.  In setting director compensation, the NCG Committee considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required for members of the Board.  The NCG Committee assesses the Company’s director compensation package periodically, but no less frequently than once every three years, to ensure that it reflects competitive market conditions and sound corporate governance practices.  Any changes in director compensation must be approved by the Board.  In fiscal year 2013, the Board approved an increase in the annual stock-based compensation paid to the Board Chairperson, making his aggregate stock-based compensation for the year valued at $145,294 ($180,000 on an annualized basis).  This increase was approved on an interim basis only and will be re-evaluated following the close of fiscal year 2014.  This increase was designed to compensate the Chairperson for his commitment to provide extensive advice and counsel to the Company’s new President and CEO Mr. Raver.

The following table sets forth the compensation paid to our non-employee directors in fiscal year 2013.  Directors who are also employees of the Company receive no additional remuneration for services as a director.  Of the Company’s current Board members, only Mr. Raver is a salaried employee of the Company.  All other directors receive separate compensation for Board service.

Director Compensation for the Fiscal Year Ended September 30, 2013

					(f)
(a) Name	(b) Fees Earned Or Paid In Cash $ (1)	(c) Stock Awards $ (2) (3)	(d) Option Awards $	(e) Non-Equity Incentive Plan Compensation $	Change in Pension Value And Nonqualified Deferred Compensation Earnings $ (4)	(g) All Other Compensation $ (5)		(h) Total

F. Joseph Loughrey — Chairperson (6)	$101,261	$145,294	$—	$—	$—	$297		$246,852

Ray J. Hillenbrand — Former Chairperson (7)	$49,316	$39,016	$—	$—	$—	$50		$88,382

Edward B. Cloues, II	$50,000	$94,994	$—	$—	$—	$—		$144,994

Helen W. Cornell	$50,000	$94,994	$—	$—	$—	$297		$145,291

Mark C. DeLuzio	$49,968	$94,994	$—	$—	$—	$297		$145,259

Joy M. Greenway (8)	$29,521	$48,399	$—	$—	$—	$173		$78,093

James A. Henderson (7)	$24,659	$39,016	$—	$—	$—	$50		$63,725

W August Hillenbrand	$49,968	$94,994	$—	$—	$—	$828,583	(9)	$973,545

Thomas H. Johnson	$50,000	$94,994	$—	$—	$—	$297		$145,291

Eduardo R. Menascé	$60,000	$94,994	$—	$—	$—	$297		$155,291

Neil S. Novich	$55,904	$94,994	$—	$—	$—	$297		$151,195

Stuart A. Taylor, II	$60,000	$94,994	$—	$—	$—	$297		$155,291

(1)                                  Directors receive an annual cash retainer of $50,000 for their service as directors.  A new director receives a pro-rata portion of the annual retainer representing the time served during the fiscal year of his or her joining the Board.  The Chairperson of the Board receives an additional annual cash retainer of $70,000.  Chairpersons of the Audit, Nominating/Corporate Governance, Compensation, and M&A Committees receive an additional annual cash retainer of $10,000.  Members of certain non-permanent committees may receive additional retainers as determined by the Board.  Directors receive no additional per-meeting fee for Board or committee meeting attendance.

(2)                                  On the first trading day following the close of each Annual Meeting of the Company’s shareholders, each director is awarded restricted stock units (RSUs) (also referred to as “deferred stock” under the Company’s Stock Incentive Plan (“Stock Plan”)) based on a value on that date of $95,000 (rounded down to whole shares).  In addition, in fiscal year 2013, the Board approved an increase in the annual stock-based compensation paid to the Board Chairperson, making his aggregate stock-based compensation for the year valued at $145,294 ($180,000 on an annualized basis).  This increase was approved on an interim basis only and will be re-evaluated following the close of fiscal year 2014.  This increase was designed to compensate the Chairperson for his commitment to provide extensive advice and counsel to the Company’s new President and CEO Mr. Raver.

The annual award of RSUs to non-employee directors is issued pursuant to the Stock Plan and is valued using the average of the high and low sale prices of the Company’s common stock on the date of grant.  A new director receives a pro-rata portion of the annual award representing the time served during the fiscal year of his or her joining the Board.  RSUs awarded to non-employee directors vest immediately upon grant; however, the directors are required to hold the shares underlying these grants — and the shares are not delivered — until the occurrence of one of the following:  a change in control of the Company, the director’s death or permanent and total disability, or the six-month anniversary of the date the director ceases to be a director of the Company.  These RSUs carry no voting rights until such time as the underlying shares are delivered.  Dividends paid on the Company common stock will be accrued with regard to the RSUs awarded, deemed to be reinvested in Company common stock at the market value on the date of such dividend, and paid in additional shares on the distribution date of the underlying award in proportion to the number of shares that vest.

(3)                                  On February 27, 2013, 3,898 RSUs with a fair value of $94,994 were granted to each person who was a non-employee director as of that date, except that Messrs. Hillenbrand and Henderson (who retired on that date) received a pro-rata grant of 1,601 RSUs for their service during fiscal year 2013, and Mr. Loughrey received 5,962 RSUs to account for that portion of the year during which he served as Chairperson.  Additionally, Ms. Greenway was granted a pro-rata grant of 1,986 RSUs for her service on the Board during the second part of fiscal 2013.  As of September 30, 2013, the aggregate numbers of shares represented by vested restricted stock unit awards for our directors were as follows:

Name	Vested RSU Awards #

F. Joseph Loughrey - Chairperson	23,786
Edward B. Cloues, II	15,217
Helen W. Cornell	8,944
Mark C. DeLuzio	41,320
Joy M. Greenway	2,032
W August Hillenbrand	44,013
Thomas H. Johnson	24,852
Eduardo R. Menascé	32,889
Neil S. Novich	18,783
Stuart A. Taylor, II	33,827

(4)                                  Consists of above-market nonqualified deferred compensation earnings, which are defined under applicable disclosure rules as earnings that exceed the “Applicable Federal Rate” under the federal tax laws.  Directors who are not employees may participate in the Board deferred compensation plan, in which members of the Board may elect to defer receipt of fees earned.  Under the Company’s Supplemental Retirement Plan, deferred amounts may be invested in a variety of Fidelity mutual funds and/or Company common stock.  See the “Retirement and Savings Plans” section of Part I above for more detail regarding the Supplemental Retirement Plan.

(5)                                  Consists of pension benefits, Company-paid life insurance, and other personal benefits provided by the Company.  All Other Compensation earned or allocated during the fiscal year ended September 30, 2013, is as follows:

Name	Company-Paid Life Insurance (a)	Supp DB Pension	Pers. Asst. Sal. & Benefits	Misc. Benefits	Total

F. Joseph Loughrey — Chairperson (6)	$297	$—	$—	$—	$297
Ray J. Hillenbrand — Former Chairperson (7)	$50	$—	$—	$—	$50
Edward B. Cloues, II	$—	$—	$—	$—	$—
Helen W. Cornell	$297	$—	$—	$—	$297
Mark C. DeLuzio	$297	$—	$—	$—	$297
Joy M. Greenway (8)	$173	$—	$—	$—	$173
James A. Henderson (7)	$50	$—	$—	$—	$50
W August Hillenbrand (9)	$318,483	$411,171	$84,293	$14,636	$828,583
Thomas H. Johnson	$297	$—	$—	$—	$297
Eduardo R. Menascé	$297	$—	$—	$—	$297
Neil S. Novich	$297	$—	$—	$—	$297
Stuart A. Taylor, II	$297	$—	$—	$—	$297

(a)                                  The value of Company-provided term life insurance is the value of net premiums paid.  Participation in the life insurance program is voluntary and may be declined.

(6)                                  Mr. Loughrey became Chairperson effective February 27, 2013.

(7)                                  Messrs. Hillenbrand and Henderson resigned from the Board effective February 27, 2013.

(8)                                  Ms. Greenway joined the Board as of February 27, 2013.

(9)                                  Under an agreement made by our former parent corporation that we were required to assume in the course of our spin-off in 2008, W August Hillenbrand is entitled to receive a package of benefits from the Company for his lifetime.  See details in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions” under “The Board of Directors and Committees.”

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of September 30, 2013:

			(c)
Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights #	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights $	Number Of Securities Remaining Available For Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) #

Equity compensation plans approved by security holders	4,905,141	$13.12	1,813,392

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is composed of four directors, each of whom is independent under SEC Rule 10A-3 and the New York Stock Exchange listing standards.  The Committee operates under a written Charter adopted by the Board of Directors, a copy of which can be accessed at www.hillenbrand.com/CorpGov_overview.htm.  The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation.

Management is responsible for the preparation, presentation, and integrity of the Company’s internal controls over financial reporting.  The independent registered public accounting firm of PricewaterhouseCoopers LLP (“PwC”) was responsible in fiscal year 2013 for performing an integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) and the issuance of a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.  In addition, the Committee approves, subject to shareholder ratification, the appointment of the Company’s independent registered public accounting firm and pre-approves all audit and non-audit services to be performed by the firm.

In this context, the Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended September 30, 2013, with management and representatives of PwC.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  Representatives of PwC discussed with the Committee matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T.

PwC also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with PwC its independence.  In addition, the Committee considered whether non-audit consulting services provided by PwC impaired its independence and concluded that such services did not impair its independence.

Based upon these procedures and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013, for filing with the Securities and Exchange Commission.

In addition, the Committee has discussed with the Chief Executive Officer and the Chief Financial Officer of the Company the certifications required to be given by such officers in connection with the Company’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and SEC rules adopted thereunder, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with the giving of such certifications.

Submitted by the Audit Committee,

Eduardo R. Menascé (Chairperson)
Joy M. Greenway
Thomas H. Johnson
Stuart A. Taylor, II

PROPOSAL NO. 3 — APPROVAL OF THE AMENDMENT AND

RESTATEMENT OF THE HILLENBRAND, INC. STOCK INCENTIVE PLAN

The Company currently has in effect the Hillenbrand, Inc. Stock Incentive Plan (as of February 24, 2010) (the “Current Plan”), the features of which are as described in the “Compensation Discussion and Analysis” section of this proxy statement.  Awards have been made under the Current Plan as described in such section and as reported in various tables in the “Executive Compensation Tables” section of this proxy statement.

A total of 8,635,436 shares of the Company’s common stock (“Common Stock”) are potentially eligible for issuance under the Current Plan.  After deducting shares issued and outstanding awards through December 20, 2013, 774,304 shares remain available for potential issuance under the Current Plan.  As of December 20, 2013, the closing price of the Company’s Common Stock as reported by the NYSE was $28.53.

The Board of Directors of the Company has determined that the shares remaining for issuance under the Current Plan are likely to be insufficient for projected additional awards to be made under the Current Plan prior to the 2015 Annual Meeting of the Company’s shareholders.  The Board and its Compensation Committee regularly review the equity overhang and manage the number of annual awards in administering the Current Plan.  Equity overhang represents all stock incentives granted and available for future grants under plans as a percentage of total outstanding shares (plus shares that could be issued pursuant to plans).  Annual awards represent the sum of stock option awards, restricted stock awards, restricted stock unit awards (also called “deferred stock” in the Current Plan), and bonus stock awards vesting in a year as a percentage of total outstanding shares at the end of the year.  In considering the amendments to the Current Plan, the Board reviewed both the equity overhang and the rate of annual awards and determined that both are reasonable.  Accordingly, the Board, at its meeting on December 4, 2013, took action to re-adopt, subject to shareholder approval at this 2014 Annual Meeting, the Current Plan in the amended and restated form attached as Appendix A (the “Amended Plan”).

Under applicable New York Stock Exchange (“NYSE”) rules and by terms contained within the Plan, shareholder approval is required to approve any increase in the number of shares available for issuance under the Plan and for certain other material revisions to the Plan.  In addition, shareholder approval is required to (i) grant “Incentive Options” (as defined below) to employees under Section 422 of the Internal Revenue Code (“Code”), and (ii) ensure that certain compensation can be eligible for the performance-based compensation exception from the limits on tax deductibility imposed by Code Section 162(m) (“Section 162(m)”).  In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1.0 million paid in any one year to our Chief Executive Officer or any of our other Named Executive Officers (other than any officer who is not subject to U.S. income tax), such compensation must qualify as “performance-based.”  One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by shareholders.  Section 162(m) also requires that shareholders re-approve the material terms of the Plan periodically.  For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance goals are based, and the maximum amount of compensation that can be paid to an employee under the performance goal.

The shareholders of the Company approved the material terms of the Current Plan at the 2010 Annual Meeting of shareholders.  Shareholder approval of the Amended Plan at this year’s Annual Meeting will constitute re-approval of the material terms of the Plan, as restated, for purposes of the approval requirements of Section 162(m).  While the Compensation Committee generally intends to structure and administer awards so that they will not be subject to the Section 162(m) deduction limit, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders; nothing in this Proposal precludes the Company or the Compensation Committee from granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility will ultimately be viewed as so qualifying by the Internal Revenue Service.

The Board believes that issuing awards of performance-based equity compensation under the Current Plan (and under the Amended Plan after approval by the shareholders) not only is essential to enable us to attract and retain talented executive and managerial employees, but also provides a powerful incentive for the award recipients to use their best efforts to achieve the financial goals established by the Board in order to enhance shareholder value.

Material Differences in the Amended Plan.  Pending shareholder approval of the Amended Plan, the material differences between it and the Current Plan include the following:

•                  Increase in Total Number of Shares Authorized for Issuance Under the Plan.  The Amended Plan would increase the total number of shares of the Company’s Common Stock issuable under the Plan from the 8,635,436 shares authorized under the Current Plan to 12,535,436 shares (an increase of 3,900,000 shares).  Upon approval by the shareholders, the Amended Plan would have a total of 4,674,304 shares available for issuance (including the 774,304 shares issuable under the Current Plan), subject to the limit on “Full Value Awards” described below.

•                  Creation of Limit on Full Value Awards.  In addition to including an increased total number of shares of the Company’s Common Stock available for issuance, the Amended Plan also provides for a maximum total number of shares that may be awarded in the form of “Full Value Awards,” which are defined as all awards granted under the Plan other than stock options or stock appreciation rights.  The Amended Plan provides that of the 3,900,000 shares representing the increase in total number of shares issuable under the Plan, the maximum number that may be awarded in the form of Full Value Awards shall be 2,400,000.  The Current Plan does not include a limit specifically for Full Value Awards.  This limit is intended to prevent inappropriate shareholder dilution, while also providing the Compensation Committee adequate flexibility in granting awards.

•                  Increase in the Limit on the Number of Shares that may be Awarded to an Employee in any Fiscal Year.  In order to comply with the performance-based compensation exception under Section 162(m), which requires the Plan to set certain limits on individual grants, the Current Plan provides that (subject to certain exceptions and adjustments in the case of a change in the Company’s capital structure) no employee may be granted stock options and/or stock appreciation rights for more than 400,000 shares in any fiscal year, and no employee shall be granted restricted stock, restricted stock units, and/or bonus stock awards for more than 200,000 shares in any fiscal year.  The Amended Plan increases these limits to 500,000 shares and 300,000 shares, respectively, in order to provide the Compensation Committee additional flexibility in creating awards.

•                  Imposition of Additional Limitations on Awards of Stock Options and Stock Appreciation Rights.  The Current Plan allows the Compensation Committee to determine the terms of stock options and stock appreciation rights, including the length of time a stock option can be exercised and the conditions upon which it will become exercisable, with specific limitations imposed on the term of those options that qualify as incentive stock options under Section 422 of the Code (“Incentive Options”).  The Amended Plan imposes a ten-year term limitation on all stock options and stock appreciation rights issued under the Plan and provides that all stock options will vest and become exercisable at the rate of 33-1/3 percent of the shares covered by the stock option on each of the first three anniversaries of the grant date, unless the Compensation Committee determines otherwise on an individual basis.

•                  Changes to Share Recycling.  The Current Plan provides that if an award terminates without the holder having received payment therefor, shares awarded are forfeited, and if a stock option is surrendered for cash or terminates without being exercised, the shares subject to such award shall again be available for distribution in connection with future awards.  Further, it provides that shares equal in number to the shares surrendered in payment of the option exercise price and shares which are withheld in order to satisfy tax liability will count against the Plan’s share limitations.  Pursuant to the Amended Plan, the following shares of Common Stock will remain available for issuance:  (a) shares covered by prior awards that again become available for issuance pursuant to the provisions of the Current Plan before the shareholders’ approval of the Amended Plan; (b) shares covered by the unexercised portion of a stock option, stock appreciation right, or other award that terminates, expires, is canceled, or is settled in cash; (c) shares forfeited or repurchased under the Amended Plan; and (d) shares covered by awards that are forfeited, canceled, terminated, or settled in cash.  Additionally, pursuant to the Amended Plan, the following shares of Common Stock may not again be made available for issuance:  (a) shares not issued or delivered as a result of the net settlement of an outstanding stock option, stock appreciation right, or other award; (b) shares used to pay the exercise price or withholding taxes related to an outstanding stock option, stock appreciation right, or other award; and (c) shares repurchased on the open market with the proceeds of the stock option exercise price.  In addition, if an award of stock appreciation rights is granted under the Amended Plan and settled in shares of Common Stock upon exercise, the aggregate number of shares subject to the award (rather than the number of shares actually issued upon exercise) shall be counted and may not again be made available for issuance as awards under the Amended Plan.

•                  Changes to Methods of Satisfying Tax Withholding and Other Obligations.  The Current Plan provides that, to the extent permitted by the Compensation Committee, tax withholding obligations may be satisfied by having the Company withhold shares of Common Stock otherwise deliverable with respect to an award or delivering to the Company shares of unrestricted Common Stock already owned by the participant for at least six months.  The Amended Plan eliminates the six-month holding period requirement in order to conform to changes in applicable accounting rules, and also adds that, to the extent permitted by the Compensation Committee, such tax withholding obligations may also be satisfied by broker-assisted cashless exercise, by any other method permitted by law or by any combination of the permitted methods.  Similarly, the Amended Plan eliminates the six-month holding requirement with respect to shares surrendered in payment of the exercise price of a stock option.

•                  Reduction of Award Payouts in Certain Circumstances.  The Amended Plan adds a provision that could result in a reduction of the amount paid to a participant in the event any payment or benefit resulting from an award, including accelerated vesting of any equity compensation, would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the excise tax imposed by Code Section 4999.  In that event, the payment would be either provided to the recipient in full or provided to the recipient to such lesser extent which would result in no portion of such payment being subject to the excise tax, whichever of the foregoing amounts results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the payment.

•                  Changes to Definition of “Change in Control.”  The Current Plan provides that a Change in Control is deemed to occur if a majority of the members of the Company’s Board of Directors are replaced during any 12-month period by persons other than directors whose appointment was approved by a majority of the Board of Directors as constituted immediately prior to such appointment or election.  In order to clarify a potential timing inconsistency between the Current Plan and the change in control agreements we have with certain of our executives, the Amended Plan revises this provision so that a Change in Control is deemed to occur on the date on which individuals who constitute the Board at the beginning of the 24-month period ending on such date, cease for any reason to constitute a majority of the Board, unless the nomination or election of each new director was approved by a majority of the directors on the Board at the beginning of that period.  Further, the Current Plan provides that a Change in Control occurs if there is a dissolution of the Company that results, within 12 months, in complete termination and liquidation of the Plan, while the Amended Plan provides that a Change in Control occurs upon shareholder approval of a plan of complete liquidation of the Company, regardless of whether it results in the termination or liquidation of the Plan.  Finally, the Current Plan provides that if any descendants of John A. Hillenbrand or their spouses or trusts becomes the beneficial owner of 35 percent or more of the voting power of the Company’s securities, it will not constitute a Change in Control for purposes of the Plan.  This exception does not appear in the Amended Plan.

•                  Other Changes.  The Amended Plan includes additional changes intended to better assure compliance with Code Section 409A and the performance-based compensation exception from Code Section 162(m), and changes the references to restricted stock units from “Deferred Stock” to “Restricted Stock Units” and “RSUs.”

The Amended Plan.  The following is a summary of the principal provisions of the Amended Plan, as proposed for approval by the shareholders.  The full text of the Amended Plan, as proposed, is attached to this proxy statement as Appendix A.

•                  Plan Limits.  In addition to the limitations in the Amended Plan on the total number of shares of the Company’s Common Stock issuable under the Plan and the total number of shares that may be awarded to an employee in any fiscal year, the Amended Plan designates 1,500,000 shares as the maximum number of shares as to which Incentive Options may be granted under the Amended Plan.  Certain shares, including those subject to awards that are forfeited, amended, terminated, or settled in cash, and other shares as described above, will be eligible for reissuance under the Amended Plan.  See “Changes to Share Recycling” above.

•                  Eligibility.  All employees, officers, and non-employee directors of the Company and its subsidiaries are eligible to receive equity awards under the Amended Plan, except that Incentive Options may not be granted to non-employee directors.  Currently, there are approximately 6,000 worldwide employees (including our executive officers) and ten non-employee directors eligible to participate in the Plan.  For purposes of the Plan, a subsidiary is any corporation, partnership, joint venture, or other entity in which the Company owns, directly or indirectly, more than 50 percent of the ownership interests.  The Compensation

Committee is authorized to make awards to employees as selected in its discretion, and the Board has authority to make awards to non-employee directors of the Company.

•                  Administration.  The Compensation Committee has the authority and responsibility to administer the Amended Plan, except for awards to non-employee directors, which are administered by the Board.  The Compensation Committee consists solely of members intended to be “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, “outside directors” under regulations promulgated under Section 162(m), and “independent directors” under the NYSE rules.  The Compensation Committee may exercise broad discretionary authority in the administration of the Amended Plan, including the authority to determine the treatment of awards upon an employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence.  In addition, the Compensation Committee is authorized to delegate some or all of its administrative duties to one or more of its members or to one or more employees or agents of the Company.

•                  Amendments and Termination.  The Amended Plan would terminate on December 3, 2023.  The Amended Plan may be terminated at any time prior to that date by the Board, in its sole discretion, and the Board may also amend the Amended Plan at any time, provided that shareholder approval is required for any amendment to the extent necessary to comply with applicable law and the rules, regulations, or requirements of the NYSE or any other stock exchange on which the Common Stock is listed or traded.  Currently, the NYSE rules would require shareholder approval for a material revision of the Amended Plan, which would generally include a material increase in the number of shares available for issuance under the Amended Plan, a material extension of the term of the Amended Plan, an expansion of the class of participants eligible to participate in the Amended Plan, an expansion of the types of awards provided under the Amended Plan, a material change in the method of determining the exercise price of stock options, and the deletion or limitation of the provision of the Amended Plan that prohibits re-pricing of stock options and stock appreciation rights.

•                  Types of Awards.  Five different types of equity awards may be made under the Amended Plan, which awards may be free-standing or granted in tandem.  They are as follows:

•                  Stock Options.  Stock options entitle the holder of the options to elect to purchase up to a specified number of shares of the Company’s Common Stock at a specified price (the exercise price).  The exercise price cannot be less than the fair market value of the Common Stock when the options are granted.  Under the Amended Plan, stock options may be Incentive Options or “Non-Qualified Options” under the Code.  Stock options may not be exercised more than ten years from the date of grant, unless the Compensation Committee determines otherwise on an individual basis.

The applicable option exercise price is payable at the time of exercise in any of the following methods, to the extent permitted by the Compensation Committee: (i) cash, (ii) delivery of unrestricted shares of Common Stock owned by the optionee having a value at the time of exercise equal to the exercise price, (iii) broker-assisted cashless exercise, (iv) any other manner permitted by law, or (v) any combination of the foregoing.

•                  Stock Appreciation Rights.  A stock appreciation right entitles the holder to receive, for each share as to which the award is granted, payment of an amount, in cash, in shares of Common Stock, or in a combination, as determined by the Compensation Committee, equal in value to the excess of the fair market value of a share of the Company’s Common Stock on the date of exercise over the fair market value of a share of Common Stock on the day such stock appreciation right was granted.

•                  Restricted Stock.  Restricted stock means shares of the Company’s Common Stock that are actually issued to the recipient of the award, but the recipient has no right to sell them, pledge them, or otherwise transfer any interest in them until it is determined in the future how many shares the recipient is entitled to retain (free of such restrictions) and how many shares must be forfeited back to the Company.  Such determination will be based on the conditions the Compensation Committee attaches to the award, which may include performance-based conditions (as described below).

•                  Restricted Stock Unit (RSU).  An RSU award is a promise by the Company to issue up to a fixed number of shares of Common Stock to the award recipient at some point in the future, with the number of such shares that are actually issued and the number of shares that are forfeited being determined by the conditions attached to the award by the Compensation Committee (which may include performance-based conditions, as described below).  Except as provided by the Compensation Committee, RSU awards that are unvested at the time the holder’s employment or other relationship with the Company is terminated will be forfeited.

•                  Bonus Stock.  Bonus stock means unrestricted shares of the Company’s Common Stock that are issued to an award recipient at no cost to the recipient or at a discount from its fair market value.

•                  Vesting and Forfeiture of Awards.  The exercisability of stock options, and the vesting or forfeiture of all other equity awards under the Amended Plan, may be conditioned in any manner that the Compensation Committee chooses.  The Amended Plan grants broad discretion to the Compensation Committee to determine the terms and conditions applicable to awards made under the Plan.  For example, time-based equity awards may be granted with the condition that they will become earned (vested) ratably over a period of years as long as the recipient remains employed.  Performance-based equity awards may be granted with the condition that they will become earned (vested) or be forfeited in accordance with the attainment of specified financial or other performance objectives.  Unless the Compensation Committee determines otherwise on an individual basis, stock options will vest and become exercisable at the rate of 33-1/3 percent of the shares covered by the stock option on each of the first three anniversaries of the grant date.

•                  Performance-Based Awards.  The Compensation Committee has the right under the Amended Plan to grant awards that will become earned (vested) or be forfeited based on the level of achievement of objective and pre-established performance objectives.  These objectives are established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, and shareholder, economic or market value added.  In establishing performance targets for a year, the Committee may provide for appropriate objectively determinable adjustments to any performance measure for extraordinary and/or non-recurring items.

•                  Transferability of Certain Awards.  Unless otherwise provided by the Compensation Committee, stock options and stock appreciation rights granted under the Amended Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and restricted stock and RSU awards may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Vesting Period (as defined in the Amended Plan).  In no event may the Compensation Committee permit a stock option to be transferred for consideration.

•                  Dividends and Voting.  The Compensation Committee has discretion to either permit or deny the holder of an award of shares under the Amended Plan the right to dividends (or a cash equivalent for shares not actually issued), and the Committee may permit or deny voting rights to the holder of an award of restricted stock.

•                  Change in Control.  Unless an award is granted with contrary provisions or the participant has a change in control agreement with the Company with contrary provisions, a “Change in Control” of the Company (as defined in the Plan) will result in the immediate full vesting of all shares under outstanding awards under the Amended Plan; provided that, in certain circumstances where the Company would not be the surviving corporation in a transaction, or the Company liquidates or dissolves or sells substantially all of its assets, the Board has the discretion to (i) accelerate the vesting of outstanding awards, (ii) cash out outstanding awards at or immediately prior to the event, (iii) provide for the assumption or substitution of outstanding awards by a surviving or successor corporation, (iv) provide that a participant will receive the consideration he or she would have received in the transaction in exchange for the shares of Common Stock otherwise covered by the award, and/or (v) provide that stock options shall be exercisable for a period of at least ten business days from the date of receipt of notice from the Company of such proposed event, following the expiration of which period any unexercised stock options shall terminate.  Notwithstanding the default provisions of the Amended Plan, certain Company executives, including President and CEO Joe A. Raver, have superseding agreements with the Company that provide for vesting of outstanding equity awards only if there has been both a change in control transaction and a qualifying termination of employment — referred to as “double-trigger” vesting.

•                  Waiver of Conditions.  The authority of the Compensation Committee under the Amended Plan includes the right to waive the satisfaction of any or all conditions in an award as to the vesting of the shares awarded.

Federal Income Tax Consequences to Participants.  The following discussion is limited to a summary of the U.S. federal income tax consequences of the grant, exercise, and vesting of awards under the Amended Plan.  The tax consequences of awards may vary according to country of participation.  Also, the tax consequences of the grant, exercise, or vesting of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations, and interpretations change frequently.  Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.  To ensure compliance with U.S. Treasury Department Regulations, we are now required to advise you that, unless otherwise expressly indicated, any federal tax advice contained in this communication is not intended or written by us to be used, and cannot be used, by anyone for the purpose of avoiding federal tax penalties that may be imposed by the federal government or for promoting, marketing, or recommending to another party any tax-related matters addressed herein.

•                  Non-Qualified Stock Options.  In general, (i) a participant will not recognize income at the time a Non-Qualified Option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•                  Incentive Stock Options.  A participant will not recognize income at the time an Incentive Option is granted or exercised.  However, the excess of the fair market value of the shares on the date of exercise over the option exercise price paid may constitute a preference item for the alternative minimum tax.  If shares are issued to the optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.  If shares acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares.  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

•                  Stock Appreciation Rights.  A participant will not recognize income upon the grant of stock appreciation rights.  The participant generally will recognize ordinary income when the stock appreciation rights are exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

•                  Restricted Stock.  A participant will not be subject to tax until the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code.  At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares).  However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares.  Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held.  If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and transfer restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

•                  RSUs.  A participant will not recognize income upon the grant of an RSU award.  Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

•                  Bonus Stock.  A participant will recognize ordinary income upon the grant of a bonus stock award equal to the fair market value of the unrestricted shares received by the participant.

•                  Dividends or Dividend Equivalents.  Any dividend or dividend equivalents awarded with respect to awards granted under the Amended Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when such cash or unrestricted shares are received by the participant.

•                  Section 409A.  The Amended Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code.  If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the award could be subject to tax at an earlier time than described above and could be subject to additional taxes and penalties.  Awards granted under the Amended Plan generally will be designed either to be exempt from, or to comply with the requirements of, Section 409A.

Federal Income Tax Consequences to the Company.  To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income (i) meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code; and (ii) is not disallowed by the $1.0 million limitation on executive compensation under Section 162(m).

New Plan Benefits.  No benefits or amounts have been granted, awarded, or received under the Amended Plan.  Future awards under the Amended Plan will be granted by the Compensation Committee, in its discretion, and the amounts payable to the Company’s employees and directors under the Plan is not currently determinable.  Such amounts will depend on the performance objectives selected by the Compensation Committee, the established targets, and the extent to which such targets are achieved.  However, the table below shows the target long-term incentive compensation awards granted for fiscal year 2014 to our Named Executive Officers and others under the Current Plan, which is in most respects similar to the Amended Plan.  The table presents the target number of RSUs and stock options granted and their respective grant date fair values, assuming 100 percent achievement of applicable performance metrics.  The actual value of these awards is currently unknown and will vary based on a variety of factors including the financial performance of the Company and its business units.

Name	RSU Awards: Number Of Units at Target (1) #		Option Awards: Number Of Securities Underlying Options (2) #		Grant Date Fair Value Of Awards (3) $

Joe A. Raver	33,072				$945,000
			45,267		$315,000

Kenneth A. Camp (4)	—				$—
			—		$—

Kimberly K. Ryan	16,220				$463,500
			22,202		$154,500

Cynthia L. Lucchese	13,819	(5)			$394,875
			18,915	(6)	$131,625

Scott P. George	15,748				$450,000
			21,556		$150,000

John R. Zerkle	12,677				$362,250
			17,352		$120,750

Executive Officer Group	151,472				$4,323,613
			187,946		$1,307,879

Non-Employee Director Group	—	(7)			$—
			—		$—

Non-Executive Officer	192,033				$5,482,188
Employee Group			261,760		$1,819,783

(1)                                 The number of units indicated represents a grant of restricted stock units (RSUs) under the Current Plan, subject to applicable performance-based vesting conditions.

(2)                                 Options expire ten years from date of grant and will vest for exercise purposes in equal increments on the first three anniversaries of the option grant date, unless otherwise determined by the Committee on an individual basis.

(3)                                 The valuations of RSUs and stock options are grant date fair values computed in accordance with stock-based accounting rules (FASB ASC Topic 718) and are based on the methodology set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 25, 2013.  The amounts shown for performance-based equity awards are based on an assumed 100 percent achievement of the targeted performance metrics.

(4)                                 Mr. Camp is not a participant in the LTIC program for fiscal year 2014.

(5)                                 As disclosed in our Current Report on Form 8-K filed with the SEC on December 17, 2013, Ms. Lucchese has announced her intention to resign from the Company effective March 31, 2014.  In connection with such resignation, a portion of these RSUs will not vest and will be forfeited.

(6)                                 In connection with Ms. Lucchese’s resignation as previously announced, the Committee determined that one-third of these options would vest immediately.  The remainder will be forfeited on the date of resignation.

(7)                                 Non-employee directors have not been granted an award under the Plan for fiscal 2014.  It is expected that they will be granted an annual award of time-based RSUs following the 2014 Annual Meeting of shareholders.  See the “Compensation of Directors” section of this proxy statement for information regarding the fiscal year 2013 annual equity awards made to directors under the Current Plan.

The Board of Directors has approved the amended and restated Hillenbrand, Inc. Stock Incentive Plan and recommends that the shareholders vote FOR Proposal No. 3 to approve and adopt such Amended Plan.

The affirmative vote of a majority of the votes cast on this Proposal No. 3 is required for approval of this Proposal.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

PROPOSAL NO. 4 — APPROVAL OF THE AMENDMENT AND

RESTATEMENT OF THE HILLENBRAND, INC.

SHORT-TERM INCENTIVE COMPENSATION PLAN

FOR KEY EXECUTIVES

Proposed for action at the Annual Meeting is the approval of an amended and restated Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives (“STIC Plan” or “Plan”).  The STIC Plan was originally adopted on December 19, 2008, by the Company’s Board of Directors (“Board”) and approved by the shareholders at the 2009 Annual Meeting of shareholders.  On December 4, 2013, the Board adopted an amended and restated Plan, subject to approval by the shareholders at this year’s Annual Meeting.  If approved by the shareholders, the restated Plan will be effective as of October 1, 2013.  A complete copy of the restated Plan is set out in Appendix B.

The Board believes that having a shareholder-approved annual incentive compensation plan like our STIC Plan helps us to attract and retain talented key executive employees and provides a powerful incentive for such employees to use their best efforts to achieve financial goals established by the Board, thereby increasing shareholder value.  The Plan is consistent with our belief that a significant portion of the compensation of our key executives should be performance-based and that key employees should be rewarded for achieving superior results for our shareholders.

The Board adopted the STIC Plan to provide a flexible plan that will enable the Company to motivate key executives to achieve appropriate financial goals under a variety of business conditions.  The Board adopted the restated STIC Plan to adopt additional performance measures that can be used by the Compensation Committee to structure and determine the amount of an executive’s compensation and thereby incent performance, and to make certain clarifying changes to the Plan language.  The Board has made its adoption of the restated Plan contingent on shareholder approval so that, among other reasons, amounts payable under the Plan will be eligible as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and, therefore, not be subject to the limitation on deductible compensation under Section 162(m).

In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1.0 million paid in any one year to our Chief Executive Officer or any of our other Named Executive Officers (other than any officer who is not subject to U.S. income tax), such compensation must qualify as “performance-based.”  One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by shareholders. Section 162(m) also requires that shareholders periodically re-approve the material terms of the Plan.  For purposes of Section 162(m), the material terms include the group of employees eligible to receive compensation, a description of the business criteria on which the performance goals are based, and the maximum amount of compensation that can be paid to an employee under the performance goal.  With respect to awards under the Plan, each of these issues is discussed below.

The shareholders of the Company approved the material terms of the original Plan at the 2009 Annual Meeting of shareholders.  Shareholder approval of the restated Plan at this year’s Annual Meeting will constitute re-approval of the material terms of the Plan, as restated, for purposes of the approval requirements of Section 162(m).  While the Compensation Committee generally intends to structure and administer awards so that they will not be subject to the Section 162(m) deduction limit, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders;

nothing in this Proposal precludes the Company or the Compensation Committee from granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility will ultimately be viewed as so qualifying by the Internal Revenue Service.

The Amended and Restated Plan.  The following is a summary of the principal provisions of the amended and restated STIC Plan, as proposed for approval by the shareholders.  The full text of such STIC Plan, as proposed, is attached to this proxy statement as Appendix B.

•                  Eligibility and Types of Awards.  Participation in the Plan is limited to the President and Chief Executive Officer and other officers of the Company who are selected for participation by the Compensation Committee.  Currently, the Company has fifteen officers to whom the Compensation Committee could grant awards under the Plan (“STIC Awards”).  Each STIC Award is a contingent cash payment, based on the extent to which performance targets established by the Compensation Committee are achieved and subject to reduction, on an individual — not an aggregate — basis, as determined by the Compensation Committee in its discretion based upon the individual performance of the STIC Award recipient.  Awards for a fiscal year are generally payable in cash within 90 days after the end of the fiscal year.

•                  Administration.  The Plan will continue to be administered by the Compensation Committee, which has broad discretionary authority under the Plan.  Within the first 90 days of each fiscal year, the Compensation Committee determines the Company officers eligible to receive awards for a fiscal year, the performance measures and targets used to determine whether such awards will be paid, and a formula for determining the amount of awards.  After the end of each fiscal year, the Compensation Committee must certify the extent to which performance targets for the fiscal year have been achieved and the amount payable to each officer under his or her award.

•                  Performance Targets and Measures.  All payments pursuant to an award will be based on the achievement of performance targets related to one or more of the following measures, alone or in combination with others: (i) return on assets, (ii) return on equity, (iii) net revenue, (iv) operating income, (v) net income, (vi) earnings per share, (vii) income before interest and taxes, (viii) income before taxes, (ix) cash flow, (x) order intake, (xi) new products, (xii) customer satisfaction, (xiii) brand development, or (xiv) strategic objectives.  The performance measures described in clauses (ix through xiv) were not included in the Plan as originally adopted.  These new measures were added by the Board as part of the restatement of the Plan in order to provide additional flexibility to the Compensation Committee to provide compensation incentives that align with our strategic objectives.

In establishing performance targets for a year, the Compensation Committee may provide for appropriate objectively determinable adjustments to any performance measure for extraordinary and/or non-recurring items.  The Compensation Committee will generally provide threshold targets for each performance measure, which if not met, will result in the portion of the STIC Award based on that measure not being paid.

•                  Limitation of Plan Payments.  The maximum amount payable to or with respect to any key executive under the Plan for a fiscal year (including any amounts deferred pursuant to the executive’s election) may not exceed the lesser of (i) three times the executive’s base salary for the fiscal year or (ii) $5.0 million.

•                  Termination of Employment.  If an executive terminates employment before award payments for a fiscal year have been made on account of his or her (i) death, (ii) disability, (iii) retirement, (iv) involuntary termination of employment without cause, or (v) to the extent provided in his or her employment agreement, voluntary termination of employment for “good reason,” his or her STIC Award payment for the fiscal year, if any, will be pro-rated (based on the portion of the fiscal year during which he or she was an employee) and ultimately paid at the same time as it would have been paid if employment had not terminated.  If an executive terminates employment before award payments for a fiscal year have been made for any reason not listed in the preceding sentence, his or her right to any such payment for that fiscal year will be forfeited.

•                  Deferral of Awards.  To the extent permitted by Code Section 409A, a covered officer may elect to defer receipt of a STIC Award payment for a fiscal year upon such terms as are determined by the Compensation Committee.

•                  Amendment and Termination.  The Board may amend, suspend, or terminate the Plan at any time, except that shareholder approval of an amendment will be required to the extent necessary to satisfy applicable legal rules, including the shareholder approval requirement set forth in Section 162(m).  Unless terminated earlier by the Board, the Plan will terminate automatically on the fifth anniversary of its effective date.

•                  New Plan Benefits.  Future awards under the restated STIC Plan will be granted by the Compensation Committee, in its discretion, and the amounts payable to the Company’s employees and directors under the restated Plan is not currently determinable.  Such amounts will depend on the performance criteria selected by the Compensation Committee, the established targets, and the extent to which such targets are achieved.  While actual amounts payable cannot be determined at this time, the table below shows the target short-term incentive compensation amounts granted for fiscal year 2014 to our Named Executive Officers and others under the restated Plan.  The table presents the potential dollar value of fiscal year 2014 STIC awards, assuming 100 percent achievement of the targeted performance criteria.  The actual value of these awards could be zero or could exceed the targeted amounts, depending on performance.  The above section of this proxy statement entitled “Annual Cash Incentive Awards” within the “Compensation Discussion and Analysis” section provides additional information regarding awards made under the current STIC Plan, which is in most respects similar to the restated Plan.

Name	Value of 2014 Award at Target

Joe A. Raver	$540,000
Kenneth A. Camp (1)	$—
Cynthia L. Lucchese (2)	$—
Kimberly K. Ryan	$321,851
Scott P. George	$208,318
John R. Zerkle	$167,696
Executive Officer Group	$2,190,634
Non-Executive Officer Employee Group	$—

(1)                                 Mr. Camp is not a participant in the STIC program for fiscal year 2014.

(2)                                 In connection with her resignation as previously announced, Ms. Lucchese is not a participant in the STIC program for fiscal year 2014.

The Board of Directors has approved the amended and restated Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives and recommends that the shareholders vote FOR Proposal No. 4 to approve and adopt such STIC Plan.

The affirmative vote of a majority of the votes cast on this Proposal No. 4 is required for approval of this Proposal.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to shareholder ratification, the Audit Committee of the Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), certified public accountants, as the independent registered public accounting firm to make an examination of the consolidated financial statements of the Company for its fiscal year ending September 30, 2014.  PwC served as the independent registered public accounting firm of the Company for the fiscal year ended September 30, 2013.  A representative of PwC will be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

The Board of Directors, at the request of the Audit Committee, recommends that the shareholders vote FOR Proposal No. 5 to ratify the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2014.

The affirmative vote of a majority in voting power of the votes cast on this Proposal No. 5 is required for approval of this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year.  Given the difficulty and expense of making any substitution of independent registered public accounting firms after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal year 2014 will stand unless the Audit Committee finds other good reason to make a change.

Principal Accountant Fees and Services

The Audit Committee has adopted a policy requiring that all services to be performed by the independent registered public accounting firm be pre-approved by the Audit Committee or its delegate (Chairperson) and has adopted guidelines that fees for non-audit related services, including tax consulting, tax compliance, and tax preparation fees, should not exceed the total of audit and audit-related fees.  During the fiscal year ended September 30, 2013, PwC’s fees, all of which were approved by the Audit Committee, fell within these guidelines.

	2013	2012	2011
Audit Fees (1)	$2,179,000	$1,120,700	$1,145,000
Audit-Related Fees (2)	$253,731	$217,459	$191,000
Tax Fees (3)	$1,099,752	$810,708	$814,080
All Other Fees (4)	$103,102	$117,000	$1,800
Total	$3,635,585	$2,265,867	$2,151,880

(1)                                 Audit Fees services include:  (i) the audit of the financial statements included in our annual reports on Form 10-K; (ii) reviews of the interim financial statements included in our quarterly reports on Form 10-Q; (iii) statutory audits of certain subsidiaries; and (iv) out of pocket expenses.

(2)                                 Audit-Related Fees services include:  (i) consultations on the application of accounting standards; (ii) accounting services in connection with our acquisition of Rotex Global, LLC in fiscal 2011, and Coperion Capital GmbH in fiscal 2013; and (iii) out of pocket expenses.

(3)                                 Tax Fees services include:  (i) tax planning services in connection with our acquisition of Rotex Global, LLC in fiscal 2011, and Coperion Capital GmbH in fiscal 2013; and (ii) general tax consulting services.

(4)                                 All Other Fees services include:  (i) special accounting projects; and (ii) a subscription to PwC’s accounting research tool.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, certain of its officers, and any person holding more than 10 percent of the Company’s common stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company.  The Company is required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended September 30, 2013.  Based solely on a review of filings furnished to the Company and other information from reporting persons, the Company believes that all these filing requirements were satisfied by its directors, officers, and 10 percent beneficial owners.

January 8, 2014

APPENDIX A

HILLENBRAND, INC.
STOCK INCENTIVE PLAN

(Approved by the Board of Directors as of December 4, 2013)

R E C I T A L S

WHEREAS, in accordance with that certain Distribution Agreement (as defined below), Hillenbrand, Inc. (hereinafter referred to as “Hillenbrand” or the “Company”) spun off from its former parent, Hillenbrand Industries, Inc. (re-named Hill-Rom Holdings, Inc. and hereinafter referred to as “Former Parent”), through a pro-rata distribution of all of the outstanding shares of Hillenbrand common stock then owned by Former Parent to the holders of Former Parent common stock (“Distribution”); and

WHEREAS, in accordance with that certain Employee Matters Agreement (as defined below) entered into between Hillenbrand and Former Parent in connection with the Distribution, Hillenbrand did adopt and implement a Stock Incentive Plan with features comparable to the stock incentive plan then maintained by Former Parent, to be effective as of the date of the consummation of the transactions contemplated by the Distribution Agreement; and

WHEREAS, following the consummation of the transactions contemplated by the Distribution Agreement, the Board of Directors of the Company did later adopt with shareholder approval the Hillenbrand, Inc. Stock Incentive Plan (the “Plan”) as of December 19, 2008, and did re-adopt with shareholder approval the Plan, as of February 24, 2010; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to increase the total number of shares of Common Stock that can potentially be issued under the Plan and to make certain other amendments; and

WHEREAS, the Board of Directors of the Company has, subject to shareholder approval, re-adopted the Plan in the form that follows to amend, restate, supersede and replace the form thereof previously adopted (when approved by the shareholders of the Company), for purposes of increasing the total number of shares of Common Stock that can potentially be issued under the Plan and making certain other amendments thereto.

SECTION 1.                                                 Purpose and Types of Awards

1.1                               The purposes of the Plan are to enable the Company to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.

1.2                               Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Restricted Stock Units; and/or (v) Bonus Stock.  Awards may be free-standing or granted in tandem.  If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

1.3                               It is the intent of the Committee (as defined below) that awards made pursuant to the Plan to “covered executives” (within the meaning of Section 162(m) of the Code (as defined below)) constitute “performance-based compensation” satisfying the requirements of Section 162(m) of the Code.  Accordingly, with respect to such awards, the Plan shall be interpreted in a manner consistent with 162(m) of the Code.  If any provision of the Plan is intended to but does not comply with, or is inconsistent with, the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with, Section 162(m) of the Code.  As soon as practicable after the Company’s audited financial statements are available for a fiscal year, the Committee shall determine the Company’s and other applicable performance in relation to the performance targets, if any, applicable to any such award for the fiscal year and certify in writing the extent to which the performance targets were achieved for the fiscal year.

SECTION 2.                                                 Definitions

2.1                               When capitalized in this Plan, the following terms shall have the meanings specified below (or as elsewhere defined), unless the context otherwise requires:

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean an award described in Section 10 of the Plan.

“Change in Control” shall have the meaning set forth in Section 14.2.

“Change in Control Price” shall have the meaning set forth in Section 14.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the committee of independent (in accordance with Section 162(m) of the Code) directors of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to non-employee directors, the entire Board.

“Common Stock” shall mean the common stock of the Company, without par value.

“Company” shall mean Hillenbrand, Inc. and its successors.

“Distribution” shall have the meaning set forth in the recitals.

“Distribution Agreement” shall mean the Distribution Agreement by and between the Company (f/k/a Batesville Holdings, Inc.) and Hillenbrand Industries, Inc., dated effective as of March 14, 2008.

“Effective Time” shall mean the occurrence of the consummation of the transactions contemplated by the Distribution Agreement.

“Employee” shall mean an employee of the Company or of any Subsidiary of the Company.

“Employee Matters Agreement” shall mean the Employee Matters Agreement by and between the Company (f/k/a Batesville Holdings, Inc.) and Hillenbrand Industries, Inc., dated effective as of March 14, 2008.

“Fair Market Value” of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or other method consistent with the determination of fair market value under Code Section 409A and its interpretive regulations; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).

“Former Parent” shall mean Hillenbrand Industries, Inc. (re-named Hill-Rom Holdings, Inc.).

“Former Parent Stock Incentive Plan” shall mean the Hillenbrand Industries, Inc. Stock Incentive Plan, as amended, which was in effect immediately prior to the Effective Time.

“Full Value Award” shall mean any award under the Plan other than a Stock Option or Stock Appreciation Right.

“Incentive Option” shall mean a Stock Option granted under the Plan that both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” shall mean a director of the Company who is not employed by the Company or any of its Subsidiaries.

“Non-Qualified Option” shall mean a Stock Option granted under the Plan that either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

“Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.

“Plan” shall have the meaning set forth in the recitals.

“Prior Plans” shall mean the Hillenbrand Industries, Inc. 1996 Stock Option Plan and the Hillenbrand Industries, Inc. Stock Incentive Plan.

“Relationship” shall mean the status of employee, officer or director of the Company or any Subsidiary of the Company.

“Restricted Stock” shall mean an award described in Section 8 of the Plan.

“Restricted Stock Units” or “RSUs” shall mean an award described in Section 9 of the Plan.

“Spinoff Deferred Stock” shall have the meaning set forth in Section 5.3.

“Spinoff Options” shall have the meaning set forth in Section 5.3.

“Stock Appreciation Right” shall mean an award described in Section 7 of the Plan.

“Stock Option” shall mean an Incentive Option or a Non-Qualified Option and, unless the context requires otherwise, shall include Director Options.

“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests; provided, however, that for purposes of granting Incentive Options, the term “Subsidiary” shall mean any company (other than the Company) that is a “subsidiary corporation” within the meaning of Section 424 of the Code.

2.2                               The following rules shall govern in interpreting the Plan:

(a)                                 The Plan and all awards are intended to be exempt from the provisions of Section 409A of the Code, and the Plan and all awards shall be administered to effect compliance with such intent.

(b)                                 Any reference herein to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(c)                                  To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(d)                                 If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

SECTION 3.                                                 Administration

3.1                               The Plan shall be administered by the Committee.  Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to Non-Employee Directors and to amend and interpret such awards.

3.2                               The Committee shall have the authority and discretion with respect to awards under the Plan to take the following actions, if consistent with Section 15.7 of the Plan and subject to the conditions of Section 3.2A of the Plan: to grant and amend (provided, however, that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan.  In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:

(a)                                 to select the persons to whom awards will be granted from among those eligible;

(b)                                 to determine the number of shares of Common Stock to be covered by each award granted hereunder, subject to the limitations contained herein;

(c)                                  to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;

(d)                                 to determine the treatment of awards upon an Employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director’s termination of Relationship as allowed by law;

(e)                                  to determine, in establishing the terms of the award agreement, that the award holder has no rights with respect to any dividends declared with respect to any shares covered by an award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested, or (iii) will otherwise be credited to the award holder;

(f)                                   to amend the terms of any award, prospectively or retroactively, provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;

(g)                                  subject to Section 3.2A, after considering any accounting impact to the Company, as well as any applicable provisions of Code Sections 409A and 422, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices;

(h)                                 to determine the Fair Market Value of the Common Stock on a given date;

(i)                                     subject to Section 3.2A, after considering any accounting impact to the Company, to provide that the shares of Common Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

(j)                                    to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and

(k)                                 to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents.

3.2A                      Notwithstanding anything in this Plan to the contrary, no “underwater” Stock Options or Stock Appreciation Rights shall be (a) directly repriced, (b) exchanged for the grant of a new or different type of award, or (c) bought out (cashed out), without in any such case first obtaining the approval of the shareholders of the Company to the taking of such action.  For purposes of this Plan, a Stock Option or a Stock Appreciation Right is “underwater” at any time when the then current Fair Market Value of a share of Common Stock is less than the per share exercise price or grant price of the Stock Option or Stock Appreciation Right.

3.3                               The Committee shall have the right to designate awards as “performance awards.”  The grant or vesting of a performance award shall be subject to the achievement of pre-established and objective performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies:  sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, and shareholder, economic or market value added.  In establishing performance targets for a year, the Committee may provide for appropriate objectively determinable adjustments to any performance measure for extraordinary and/or non-recurring items. The Committee may establish minimum, target and maximum performance targets, with the award amount based on the level of the performance target(s) achieved.  Once established, performance targets, performance measures and the related formula for determining the award shall not be changed.

3.4                               All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders.  Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.5                               The Committee shall act by a majority of its members at a meeting (present in person or by conference telephone) or by written consent.

3.6                               No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder.  The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.

SECTION 4.                                                 Stock Subject to Plan

4.1                               Subject to adjustment as provided in Section 4.4, the total number of shares of Common Stock which may be issued under the Plan shall be 12,535,436, representing the addition of 3,900,000 shares to the Plan as previously approved as of February 24, 2010; provided, that the total number of such additional 3,900,000 shares that may be awarded in the form of Full Value Awards shall be 2,400,000.  Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company.  Subject to adjustment as provided in Section 4.4, the total number of shares which may be issued as Incentive Options shall be 1,500,000.

4.2                               For the purposes hereof, the following shares of Common Stock covered by previously-granted awards shall be deemed not to have been issued under the Plan and will remain available for awards under the Plan: (a) shares of Common Stock covered by prior awards that again became available for issuance pursuant to the provisions of the Plan before the shareholders’ approval of this amendment and restatement of the Plan; (b) shares of Common Stock covered by the unexercised portion of an Stock Option, Stock Appreciation Right or other award that terminates, expires, is canceled or is settled in cash; (c) shares of Common Stock forfeited or repurchased under the Plan; and (d) shares of Common Stock covered by awards that are forfeited, canceled, terminated or settled in cash.  The following shares of Common Stock may not again be made available for issuance as awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option, Stock Appreciation Right or other award; (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Stock Option, Stock Appreciation Right or other award; or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Stock Option exercise price.  In addition, if Stock Appreciation Rights are settled in shares of Common Stock upon exercise, the aggregate number of shares subject to the award (rather than the number of shares actually issued upon exercise) shall be counted and may not again be made available for issuance as awards under the Plan.

4.3                               No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 500,000 shares of Common Stock in any fiscal year, and no Employee shall be granted Restricted Stock, Restricted Stock Units and/or Bonus Stock awards with respect to more than 300,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.4. Notwithstanding the foregoing, any awards of Spinoff Options or Spinoff Deferred Stock (as defined in Section 5.3) shall not count against the foregoing fiscal year award limits.

4.4                               In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (a) the aggregate number and kind of shares reserved for issuance under the Plan, and (b) the number and kind of shares as to which awards may be granted to any individual in any fiscal year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock subject to an outstanding award, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted by the Board so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price, if any.

Unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant or as otherwise provided under the terms of any applicable change in control agreement between the Company and an award recipient under the Plan, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may, after considering any accounting impact to the Company, take such action as it in its discretion deems appropriate to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption or substitution of outstanding Stock Options or other awards by surviving, successor or transferee entities, (iv) provide that in lieu of shares of Common Stock of the Company, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of Common Stock (or the Fair Market Value thereof in cash), and/or (v) provide that Stock Options shall be exercisable for a period of at least ten business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.

The Board shall exercise its discretion under this Section 4.4 only to the extent consistent with Section 15.7 of the Plan.  The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.

4.5                               No fractional shares shall be issued or delivered under the Plan.  The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5.                                                 Eligibility and Spinoff Awards

5.1                               The persons who are eligible for awards under Sections 6, 7, 8, 9, and 10 of the Plan are Employees, officers and directors of the Company or of any Subsidiary of the Company.  In addition, awards under such Sections may be granted to prospective Employees, officers or directors, but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary.  Incentive Options may be granted only to Employees and prospective Employees, but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary.  Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

5.2                               Non-Employee Directors shall be granted awards under Section 12 in addition to any awards which may be granted to them under other Sections of the Plan.

5.3                               In connection with the Distribution and except as provided below, (a) Stock Options to purchase Company Common Stock (“Spinoff Options”) were granted as of the Effective Time in accordance with the terms of the Employee Matters Agreement to certain holders of options to purchase shares of Former Parent common stock under the Prior Plans; and (b) deferred stock awards relating to Company Common Stock (“Spinoff Deferred Stock”) were granted as of the Effective Time in accordance with the terms of the Employee Matters Agreement to certain holders of Former Parent deferred stock under the Former Parent Stock Incentive Plan.  All such grants of Spinoff Options and Spinoff Deferred Stock were and are intended to satisfy the requirements of Section 424 of the Code, to the extent applicable, and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.  For purposes of this Section 5.3, any director of Former Parent who was not a director of the Company after the Effective Time, and any employee of Former Parent or its Subsidiaries who was not an employee of the Company or its Subsidiaries after the Effective Time, was not treated as a holder of Former Parent options and/or Former Parent deferred stock, even though he or she may have been such a holder prior to the Effective Time, and was not and shall not be entitled to Spinoff Options and Spinoff Deferred Stock hereunder as set forth above.

5.4                               In connection with the Distribution, Spinoff Deferred Stock was granted as of the Effective Time in accordance with the Employee Matters Agreement to certain holders of Former Parent deferred stock who made an election to defer payment pursuant to the Former Parent Stock Incentive Plan.  All such grants of Spinoff Deferred Stock were and are intended to satisfy the requirements of Section 424 of the Code, to the extent applicable, and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.

SECTION 6.                                                 Stock Options

6.1                               The Stock Options awarded to eligible persons under the Plan may be of two types:  (a) Incentive Options, and (b) Non-Qualified Options.  To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option.  All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.

6.2                               Subject to the following provisions, Stock Options awarded under Section 6 of the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

(a)                                 Option Price.  The option price per share of Common Stock purchasable under a Stock Option (other than a Spinoff Option) shall be determined by the Committee and may not be less than the Fair Market Value of the Common Stock on the date of the award of the Stock Option (or, with respect to awards to prospective Employees, on the first date of employment).

(b)                                 Option Term.  Unless otherwise provided by the Committee in the applicable award agreement, the term of each Stock Option shall be fixed by the Committee and shall not exceed ten years.

(c)                                  Exercisability.  Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee.  Unless otherwise provided by the Committee in the applicable award agreement, Stock Options shall vest (and become exercisable), subject to certain terms and conditions, at the rate of 33-1/3 percent of the shares of Common Stock covered by the Stock Option on each of the first three anniversaries of the grant date of the Stock Option.

(d)                                 Method of Exercise.  Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares.  Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery of shares of Common Stock already owned by the Optionee, (iii) broker-assisted “cashless exercise” in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) any other manner permitted by law, or (v) any combination of the foregoing.

(e)                                  No Shareholder Rights.  An Optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(f)                                   Termination of Employment or Relationship.  Following the termination of an Optionee’s employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee.  The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination.  The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.

(g)                                  Non-transferability.  Unless otherwise provided by the Committee in the applicable award agreement, (i) Stock Options shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee.  The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee; provided, however, that in no event shall the Committee permit a Stock Option to be transferred for consideration.

(h)                                 Surrender Rights.  Subject to Section 3.2A, the Committee may, after considering any accounting impact to the Company, provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

6.3                               Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:

(a)                                 Option Term.  No Incentive Option shall be exercisable more than ten years after the date such Incentive Option is awarded.

(b)                                 Additional Limitations for 10% Shareholders.  No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Stock on the date of award of the Incentive Option, or (ii) be exercisable more than five years after the date such Incentive Option is awarded.

(c)                                  Exercisability.  The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000.  Any Stock Options in excess of such $100,000 limitation shall be treated as Non-Qualified Options.

(d)                                 Notice of Disqualifying Disposition.  An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(e)                                  Non-transferability.  Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution.  During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.

(f)                                   Last Grant Date.  No Incentive Option shall be granted more than ten years after the earlier of the date of adoption or re-adoption of the Plan, as applicable, by the Board or approval of the Plan by the Company’s shareholders.

The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

6.4                               Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof.  Such substitute Stock Options may be granted on such terms, consistent with Section 15.7, as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7.                                                 Stock Appreciation Rights

7.1                               A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the day such Stock Appreciation Right was granted.  Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.  Unless otherwise provided by the Committee in the applicable award agreement, the term of each Stock Appreciation Right shall not exceed ten years.  The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted.

7.2                               The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change in Control (as defined in Section 14.2) (such Stock Appreciation Right being referred to herein as a “Limited Stock Appreciation Right”).  The Committee may also provide that in the event of a Change in Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change in Control Price (as defined in Section 14.3).

SECTION 8.                                                 Restricted Stock

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)                                 The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest.  The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

(b)                                 Stock certificates or book entry shares representing the Restricted Stock awarded under the Plan shall be registered in the award holder’s name, but the Committee may direct that any such certificates, if applicable, be held by the Company on behalf of the award holder.  Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award.  At the time Restricted Stock vests, such vested shares shall be delivered (via stock certificate or book entry) to the award holder (or his or her designated beneficiary in the event of death), free of such restriction.

(c)                                  The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock.  Unless the Committee provides otherwise, Common Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d)                                 Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder, or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.

(e)                                  The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock.  The Committee may not, however, waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any dividends subject to restrictions under paragraph (c) above unless such acceleration is consistent with Section 15.7.

SECTION 9.                                                 Restricted Stock Units (RSUs)

Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)                                 The Restricted Stock Unit award shall specify the number of shares of Common Stock to be awarded and the duration of the period (the “Vesting Period”) during which, and the conditions under which, receipt of the underlying Common Stock will be deferred.  The Committee may condition the grant or vesting of RSUs, or receipt of Common Stock or cash at the end of the Vesting Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

(b)                                 Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Vesting Period.

(c)                                  At the expiration of the Vesting Period, as soon as administratively practical and in no event later than two and one-half months following the end of the Vesting Period, the award holder (or his or her designated beneficiary, if applicable) shall receive (i) certificates for the appropriate number of shares of Common Stock designated by the RSU award, (ii) cash equal to the Fair Market Value of such Common Stock, or (iii) a combination of shares and cash, as the Committee may determine.

(d)                                 Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before the RSU award has vested, such award shall be forfeited.

(e)                                  The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Common Stock or cash under a Restricted Stock Unit award.  The Committee may not, however, waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any RSU awards unless such acceleration is consistent with Section 15.7.

SECTION 10.                                          Bonus Stock

The Committee may award Bonus Stock to any eligible award recipient subject to such terms and conditions as the Committee shall determine.  The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the

Committee may determine.  The Committee may waive such conditions in whole or in part, except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any Bonus Stock unless such acceleration is consistent with Section 15.7.  Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock.  Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible Employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value.  The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.

SECTION 11.                                          Election to Defer

To the extent permitted by Section 409A of the Code, the Committee may permit an award recipient to elect to defer payment of an award other than a Stock Option for a specified period or until a specified event, upon such terms as are determined by the Committee.  An award holder may elect to defer the distribution date of a Restricted Stock Unit award, Bonus Stock award, or, if applicable, a Restricted Stock award, provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.

SECTION 12.                                          Non-Employee Director Awards

The Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to the exercisability and the effect of a director’s termination of service.

SECTION 13.                                          Tax Withholding

13.1                        Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements.  The Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any such taxes from any payment of any kind otherwise due to the award holder.

13.2                        To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have the minimum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (a) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the award; (b) delivering to the Company shares of unrestricted Common Stock already owned by the Employee; (c) broker-assisted “cashless exercise”; (d) any other manner permitted by law; or (e) any combination of the foregoing.  Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 14.                                          Change in Control

14.1                        In the event of a Change in Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant or as otherwise provided under the terms of any applicable change in control agreement between the Company and an award recipient under the Plan or as otherwise determined by the Board pursuant to Section 4.4:

(a)                                 all outstanding Stock Options (including Director Options) and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

(b)                                 the restrictions and vesting conditions applicable to any outstanding Restricted Stock and Restricted Stock Unit awards under the Plan shall lapse and such shares and awards shall be deemed fully vested;

(c)                                  the Committee may, in its sole discretion, accelerate the payment date of all Restricted Stock Unit awards; and

(d)                                 to the extent the cash payment of any award is based on the Fair Market Value of Common Stock, such Fair Market Value shall be the Change in Control Price.

14.2                        A “Change in Control” shall be deemed to occur on:

(a)                                 the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board (“Voting Securities”), other than by reason of (i) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, or (ii) the acquisition of securities of the Company directly from the Company;

(b)                                 the consummation of a merger or consolidation of the Company with another corporation unless

(i)                                     the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;

(ii)                                  no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and

(iii)                               the members of the Company’s Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;

(c)                                  the date on which individuals who at the beginning of the 24-month period ending on such date constituted the entire Board (“Current Directors”) shall cease for any reason to constitute a majority of the Board, unless the nomination or election of each new director was approved by a majority vote of the Current Directors);

(d)                                 the consummation of a sale or other disposition of all or substantially all of the assets of the Company; or

(e)                                  the date of approval by the shareholders of the Company of a plan of complete liquidation of the Company.

Notwithstanding any other provision of this Section to the contrary, to the extent an award is subject to Section 409A of the Code, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company or another allowable acceleration event under Section 409A of the Code and its interpretive regulations.

14.3                        “Change in Control Price” means the highest price per share of Common Stock paid in any transaction reported on any national market or securities exchange where the Common Stock is traded, or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control.  Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Options, the Change in Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 15.                                          General Provisions

15.1                        Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, or (d) the issuance, sale or delivery of any shares of Common Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful.  The application of this Section shall not extend the term of any Stock Option or other award.  The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 15.1.

15.2                        The Committee may provide, at the time of grant or by amendment with the award holder’s consent, that an award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the following disqualifying conduct: (a) the award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries; (b) the award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries; (c) the award holder’s improper use or disclosure of confidential information of the

Company and/or its Subsidiaries; or (d) material misconduct by the award holder in the performance of such award holder’s duties for the Company and/or its Subsidiaries, as determined by the Committee.

15.3                        Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements.

15.4                        Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

15.5                        Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan.  To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

15.6                        Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all awards under the Plan shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules.

15.7                        The Plan and all awards under the Plan shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance.  To the extent that any terms of the Plan or an award would subject an Employee to gross income inclusion, interest or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code Section 409A standards.  If as of the date Employee’s employment terminates, an Employee is a “key employee,” within the meaning of Code Section 416(i), without regard to paragraph 416(i)(5), and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code Section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee’s last day of employment occurs.

15.8                        Adjustments.

(a)                                 Except as otherwise provided in any award agreement or in any applicable change in control agreement between the Company and an award recipient under the Plan, if any payment or benefit resulting from an award under the Plan or otherwise, including accelerated vesting of any equity compensation (all such payments and/or benefits hereinafter, “Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be either (x) provided to the recipient in full, or (y) provided to the recipient to such lesser extent which would result in no portion of such Payment being subject to the excise tax, further reduced by $5,000 (including such further reduction, the “Cutback Amount”), whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, such excise tax and other applicable taxes, (all computed at the highest applicable marginal rates), results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or a portion of such Payment may be subject to the excise tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Cutback Amount, reduction shall occur in the following order: (A) cash payments of accelerated awards under the Plan shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of performance-based equity awards shall be cancelled or reduced next and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any performance-based stock option or stock appreciation rights are reduced; and (C) accelerated vesting of time-based equity awards shall be cancelled or reduced last and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any time-based stock option or stock appreciation rights are reduced.

(b)                                 The Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder and perform the foregoing calculations.  The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.  The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the award recipient within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or recipient).  Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the recipient.

SECTION 16.              Amendments and Termination

16.1                        The Plan shall terminate at the close of business on December 3, 2023.  The Board may discontinue the Plan at any time prior to the date referenced in the prior sentence and may amend it from time to time.  No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent.  Amendments may be made without shareholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.

16.2                        The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.

SECTION 17.                                          Effective Date of Plan

17.1                        This revised version of the Plan was approved and adopted by the Board on December 4, 2013, and is to be effective as of such date, and is to amend, restate, supersede, and replace prior versions of the Plan adopted by the Board, contingent upon the approval thereof by the shareholders of the Company within 12 months following the adoption by the Board.

APPENDIX B

HILLENBRAND, INC.
SHORT-TERM INCENTIVE COMPENSATION PLAN
FOR KEY EXECUTIVES

ARTICLE I.
GENERAL PROVISIONS

Section 1.01.  Restatement.  Hillenbrand, Inc. (“Company”) previously adopted the Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives (“Plan”), effective as of October 1, 2008.  Effective as of October 1, 2013, and contingent on approval of the Plan by the Company’s shareholders as provided in Section 1.03, the Company hereby adopts this restated version of the Plan with the changes referenced herein.

Section 1.02.  Purpose.  The purpose of the Plan is to advance the interests of the Company and its Subsidiaries by providing for annual bonuses to participating Executive Employees based on the achievement of pre-established objective performance goals.  By linking a significant portion of the compensation of Executives to pre-established objective goals, the Company more closely aligns the interests of its Executive Employees with those of its shareholders.  Amounts payable under the Plan are intended to constitute Performance-Based Compensation.

Section 1.03.  Shareholder Approval.  No benefits shall be paid under the Plan with respect to any Participant, unless the Plan is approved by the Company’s shareholders, as required by the terms of the Plan and the regulations under Code Section 162(m) applicable to Performance-Based Compensation.

ARTICLE II.
DEFINED TERMS AND INTERPRETATION

Section 2.01.  Definitions.  When capitalized in this Plan, the following terms shall have the meanings specified below (or as elsewhere defined), unless the context otherwise requires:

(a)                                 “Board” or “Board of Directors” means the Company’s Board of Directors.

(b)                                 “Cause” means, (i) for an Employee who is a party to a written employment agreement with the Employer that defines “cause” or a comparable term at the relevant time, the definition in such employment agreement, and (ii) for all other Employees, the Committee’s good faith determination that the Employee has:

(1)                                 failed or refused to comply fully and timely with any reasonable instruction or order of the Employer, provided that such noncompliance is not based primarily on the Participant’s compliance with applicable legal or ethical standards;

(2)                                 acquiesced or participated in any conduct that is dishonest, fraudulent, illegal (at the felony level), unethical, involves moral turpitude or is otherwise illegal and involves conduct that has the potential to cause the Employer or its related companies or any of their respective officers or directors embarrassment or ridicule;

(3)                                 violated any Employer policy or procedure, including the Company’s Code of Ethical Business Conduct; or

(4)                                 engaged in any act that is contrary to the best interests of or would expose the Employer, its related businesses, or any of their respective officers or directors to probable civil or criminal liability, excluding the Participant’s actions in accordance with applicable legal and ethical standards.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)                                 “Committee” means the Compensation and Management Development Committee of the Board.  Each Committee member shall be an outside director within the meaning of Code Section 162(m).

(e)                                  “Company” means Hillenbrand, Inc., and any successor thereto.

(f)                                   “Disability” means, (i) for an Employee who is a party to a written employment agreement with the Employer that defines “disability” or a comparable term at the relevant time, the definition in such employment agreement, and (ii) for all other Employees, the Committee’s good faith determination that the Employee is eligible (except for the waiting period) for permanent disability benefits under Title II of the Federal Social Security Act.

(g)                                  “Deferral Election” means an election pursuant to the provisions of the Plan on a form acceptable to the Committee to defer all or a portion of a STIC Award Payment.

(h)                                 “Effective Date” means October 1, 2013.

(i)                                     “Employee” means an employee of the Employer.

(j)                                    “Employer” means the Company and/or any Subsidiary.

(k)                                 “Executive” or “Executive Employee” means any Employee who is an officer of the Company.

(l)                                     “Fiscal Year” means that fiscal year of the Company, which is the twelve (12)-month period beginning on October 1 and ending on the following September 30.

(m)                             “Good Reason” means, for an Employee who is a party to a written employment agreement with the Employer at the relevant time, the definition given to such term or a comparable term in such agreement.

(n)                                 “Participant” means, with respect to a Fiscal Year, an Executive to whom the Committee has granted a STIC Award for the year.

(o)                                 “Payment Amount” means the amount of a STIC Award Payment.

(p)                                 “Performance-Based Compensation” means compensation described in Code Section 162(m) that is excluded from “applicable employee remuneration” under Code Section 162(m).

(q)           “Performance Measures” means, with respect to a STIC Award, the objective factors used to determine the amount (if any) payable pursuant to the Award.  “Performance Measures” shall be based on any of the factors listed below, alone or in combination, as determined by the Committee.  Such factors may be applied (i) including or excluding one or more Subsidiaries, (ii) in comparison with plan, budget or prior performance, and/or (iii) on an absolute basis or in comparison with peer-group performance.  The factors that may be used as Performance Measures are: (1) return on assets, (2) return on equity, (3) net revenue, (4) operating income, (5) net income, (6) earnings per share, (7) income before interest and taxes, (8) income before taxes, (9) cash flow, (10) order intake, (11) new products, (12) customer satisfaction, (13) brand development, or (14) strategic objectives.  In establishing Performance Targets for a year, the Committee may provide for appropriate objectively determinable adjustments to any Performance Measure for extraordinary and/or non-recurring items.

(r)                                    “Performance Target” means, with respect to a STIC Award for a Fiscal Year, the objective performance under the Performance Measures for that Fiscal Year that will result in payments under the STIC Award.  Performance Targets may differ from Participant to Participant and Award to Award.

(s)                                   “Retirement” means, with respect to a Participant, Termination of Employment after having (i) completed at least five years of continuous service with the Company and/or a Subsidiary and (ii) reached age fifty-five (55).  For purposes of the preceding sentence, service with the Company’s predecessor, Hill-Rom Holdings, Inc. (formerly known as Hillenbrand Industries, Inc.) shall be considered service with the Company.

(t)                                    “STIC Award” or “Award” means, with respect to a Participant for a Fiscal Year, an Award under which the amount payable to the Participant (if any) is contingent on the achievement of pre-established Performance Targets during the Fiscal Year.

(u)                                 “STIC Award Payment” means the cash payment under a STIC Award.

(v)                                 “Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests.

(w)                               “Termination of Employment,” or similar uses of the words “Termination” (or a derivation thereof) and “Employment” in close proximity, means complete termination of the employment relationship between a Participant and all Employers.

Section 2.02.  Rules of Interpretation.  The following rules shall govern in interpreting the Plan:

(a)                                 Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Awards shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules.

(b)                                 All amounts payable under the Plan are intended to constitute Performance-Based Compensation, and the Plan and each Award shall be interpreted and administered to effect such intent.

(c)                                  The Plan and all Awards are intended to be exempt from provisions of Code Section 409A, and the Plan and all Awards shall be administered to effect compliance with such intent.

(d)                                 Any reference herein to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(e)                                  To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(f)                                   If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

ARTICLE III.
ADMINISTRATION

The Committee shall administer the Plan, and it shall have all powers and authority necessary or appropriate to fulfill its duties hereunder.  The Committee shall have the authority and discretion to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for administration of the Plan.  The Committee’s determination as to all matters relating to the Plan shall be final and binding.

ARTICLE IV.
STIC AWARDS

Section 4.01.  Selection of Participants.  The Committee may, in its sole discretion, grant STIC Awards to one or more Executive Employees as provided in this Article.  Nothing herein shall obligate the Committee to grant a STIC Award to any Executive Employee.

Section 4.02.  Award Criteria.  Within ninety (90) days after the start of each Fiscal Year for which it grants STIC Awards, the Committee shall establish (a) the Performance Measures and Performance Targets applicable to each STIC Award for that Fiscal Year, and (b) an objective formula for computing the Payment Amount based on achievement of the established Performance Targets.  The Committee shall have sole discretion to determine Performance Measures, Performance Targets and the formula for calculating the Payment Amount.  The Committee may establish minimum, target and maximum Performance Targets, with the Payment Amount based on the level of the Performance Target(s) achieved.  Once established, Performance Targets, Performance Measures and the related formula for determining the Payment Amount shall not be changed; provided, however, the Committee may, in its sole discretion (subject to the provisions of Subsection 4.05(a)), eliminate or decrease the Payment Amount with respect to any Participant’s Award, based upon such criteria as the Committee deems appropriate. The Committee may impose conditions on the receipt of STIC Award Payments in addition to the achievement of Performance Targets.

Section 4.03.  Certification of Performance.  As soon as practicable after the Company’s audited financial statements are available for a Fiscal Year, the Committee shall determine the Company’s and other applicable performance in relation to the Performance Targets for the Fiscal Year and certify in writing the extent to which the Performance Targets were achieved and the Payment Amounts with respect to each STIC Award for the Fiscal Year.

Section 4.04.  STIC Award Payments.  The Employer shall pay STIC Award Payments in cash, subject to applicable tax withholding, as determined by the Employer.  Except as provided in Section 4.07, STIC Award Payments for a Fiscal Year shall be paid to the Participant (or, if the Participant is deceased, his estate) during the first ninety (90) days after the end of such Fiscal Year.

Section 4.05.  Termination of Employment.

(a)                                 If a Participant’s Employment Terminates on account of his (i) death, (ii) Disability, (iii) Retirement, (iv) involuntary Termination of Employment without Cause, or (v) to the extent provided in his employment agreement with the Employer (if any), voluntary Termination of Employment for Good Reason, in each case before STIC Award Payments for a Fiscal Year are made, the Participant’s STIC

Award Payment, if any, shall first be determined on an interim basis according to the applicable Award formula before considering any discretionary reduction that might be made by the Committee.  If the Participant’s Employment Terminated on account of one of the aforementioned reasons during the Fiscal Year for which the STIC Award Payment is being determined, the interim payment amount (as determined pursuant to the preceding sentence) shall be multiplied by a fraction, the numerator of which is the number of full weeks during which the Participant was employed by an Employer during such Fiscal Year, and the denominator of which is 52.  If the Participant’s Employment Terminated on account of one of the aforementioned reasons after the end of the Fiscal Year for which the STIC Award Payment is being determined, the preceding sentence shall not apply and the interim payment amount previously determined as provided above in this Subsection shall not be prorated.  The Committee, in its discretion, may then reduce (but not increase) the interim payment amount determined under the preceding provisions of this Subsection by up to one-third in order to arrive at the STIC Award Payment to be made with respect to such Participant.  Such payment shall be paid at the same time at which the Participant would have been paid if a Termination of Employment had not occurred with respect to such Participant.

(b)                                 If a Participant’s Employment Terminates for any reason not specified in clauses (i)-(v) of Subsection 4.05(a) before STIC Award Payments for a Fiscal Year are made, the Participant shall forfeit his interest in and shall not receive any such payment for that Fiscal Year.

Section 4.06.  Non-Duplication of Payments.  Notwithstanding any other provision hereof, if a Participant receives a payment under a change in control or other agreement with the Employer, which payment is identified as or measured by an amount payable under this Plan with respect to a certain Fiscal Year, the Participant shall not be entitled to a payment of a duplicate amount hereunder for that same Fiscal Year.

Section 4.07.  Election to Defer STIC Award Payment.  To the extent permitted by Code Section 409A, the Committee may permit a Participant to elect to defer payment of a STIC Award Payment for a specified period or until a specified event, upon such terms as are determined by the Committee.

Section 4.08.  Limitation of Payment Amount.  Under no circumstances shall the Payment Amount with respect to any Participant for a Fiscal Year exceed the lesser of (a) three times the Participant’s base salary for the Fiscal Year or (b) Five Million Dollars.

ARTICLE V.
TERM

The Plan is contingent on approval by the Company’s shareholders, as provided in Section 1.03, and it shall remain in effect until such time as it shall be terminated by the Board or, if earlier, five years after the Effective Date.

ARTICLE VI.
AMENDMENT AND TERMINATION

The Board may, in its sole discretion, amend or terminate the Plan; provided, however, no such amendment or termination shall adversely affect any right or obligation with respect to any Award already issued, cause any Participant to incur taxes under Code Section 409A, or cause amounts payable under the Plan to cease to be Performance-Based Compensation.

ARTICLE VII.
MISCELLANEOUS PROVISIONS

Section 7.01.  Limitations.  No Employee shall have any claim or right (legal, equitable or other) to be granted an Award, and no person or entity other than the Committee shall have the authority to enter into any agreement with any person for the making or payment of any Award or to make any representation or warranty with respect thereto.  Neither the existence of the Plan nor the grant of any Award shall give a Participant any right to be retained in the employ of any Employer or limit the right of any Employer to terminate the employment of any Participant.

Section 7.02.  Additional Payments.  Nothing in the Plan shall preclude the Company from making additional payments or special awards to Participants outside of the Plan that may or may not constitute Performance-Based Compensation, provided that such payment or award does not affect the qualification of any Payment Amount as Performance-Based Compensation.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
HILLENBRAND, INC. ONE BATESVILLE BOULEVARD BATESVILLE,IN 47006

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1. Election of Directors Nominees

01 Thomas H. Johnson *       02 Neil S. Novich *       03 Joe A. Raver *       04 W August Hillenbrand **       05 Joy M. Greenway **

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain

2. To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.	☐	☐	☐

3 To approve the amendment and restatement of the Hillenbrand, Inc. Stock Incentive Plan.	☐	☐	☐

4 To approve the amendment and restatement of the Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives.	☐	☐	☐

5 To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

*Election of these Directors is for three-year terms expiring in 2017.

**Election of these Directors is for two-year terms expiring in 2016.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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HILLENBRAND, INC.	2014 ANNUAL MEETING OF SHAREHOLDERS

ADMISSION TICKET

You are cordially invited to attend the Annual Meeting of Shareholders on Wednesday, February 26, 2014. The Meeting will be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, at 10:00 a.m. Eastern Standard Time.

(Please detach this ticket from your proxy card and bring it with you as identification. Directions to the meeting site are included on this ticket for your convenience. The use of an Admission Ticket is for our mutual convenience, however, your right to attend without an Admission Ticket, upon proper identification, is not affected.)

John R. Zerkle

Secretary

(FOR THE PERSONAL USE OF THE NAMED SHAREHOLDER(S) ON THE BACK — NOT TRANSFERABLE.)

Directions to Hillenbrand, Inc.

Hillenbrand, Inc. is located between Cincinnati, Ohio and Indianapolis, Indiana. Shareholders traveling from the Cincinnati area should take I-74 West toward Indianapolis to Exit 149 (Batesville), and turn left off the exit ramp. Go straight through the first stop light to the next light and turn left at the intersection of State Road 229 and Highway 46.

Shareholders traveling from the Indianapolis area should take I-74 East toward Cincinnati to Exit 149 (Batesville), and turn right off the exit ramp. Go to the first stop light and turn left at the intersection of State Road 229 and Highway 46.

To reach Hillenbrand. Inc.’s headquarters, travel on Highway 46, go through three stop lights and turn left onto One Batesville Boulevard. Hillenbrand, Inc. is the second office building on One Batesville Boulevard.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

This Proxy and Voting Instruction is solicited on behalf of the
Board of Directors for the Annual Meeting of Shareholders on
February 26, 2014

The undersigned appoints F. Joseph Loughrey and Joe A. Raver, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand, Inc. (the “Company”) at the Annual Meeting of Shareholders to be held at the Company’s headquarters, One Batesville Boulevard, Batesville, Indiana 47006-7798, on February 26, 2014, at 10:00 a.m., local time (Eastern Standard Time), and any adjournments of the meeting, on the matters listed on the reverse.

SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED: (1) in favor of the election of the Board of Directors’ nominees for five directors; (2) for approval of the compensation paid by the Company to its Named Executive Officers; (3) for approval of the amendment and restatement of the Hillenbrand, Inc. Stock Incentive Plan; (4) for approval of the amendment and restatement of the Hillenbrand, Inc. Short-Term Incentive Compensation Plan for Key Executives; (5) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company; and (6) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting.

This proxy may be revoked at any time before it is exercised.

Continued and to be signed on reverse side

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